_______________________________________________________________________________




                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 28, 2001

                                 $312,174,606.53

                       Mortgage Pass-Through Certificates

                                 Series 2001-16

_______________________________________________________________________________

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

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01        Definitions..............................................................................
Section 1.02        Acts of Holders..........................................................................
Section 1.03        Effect of Headings and Table of Contents.................................................
Section 1.04        Benefits of Agreement....................................................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01        Conveyance of Mortgage Loans.............................................................
Section 2.02        Acceptance by Trust Administrator........................................................
Section 2.03        Representations and Warranties of the Master Servicer and the Seller.....................
Section 2.04        Execution and Delivery of Certificates...................................................
Section 2.05        Designation of Certificates; Designation of Startup Day and
                     Latest Possible Maturity Date...........................................................
Section 2.06        Optional Substitution of Mortgage Loans..................................................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01        Certificate Account......................................................................
Section 3.02        Permitted Withdrawals from the Certificate Account.......................................
Section 3.03        Advances by Master Servicer and Trust Administrator......................................
Section 3.04        Trust Administrator to Cooperate;
                      Release of Owner Mortgage Loan Files...................................................
Section 3.05        Reports to the Trustee and the Trust Administrator; Annual Compliance Statements.........
Section 3.06        Title, Management and Disposition of Any REO Mortgage Loan...............................
Section 3.07        Amendments to Servicing Agreements,
                      Modification of Standard Provisions....................................................
Section 3.08        Oversight of Servicing...................................................................
Section 3.09        Termination and Substitution of Servicing Agreements.....................................
Section 3.10        Application of Net Liquidation Proceeds..................................................
Section 3.11        Act Reports..............................................................................

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01        Distributions............................................................................
Section 4.02        Allocation of Realized Losses............................................................
Section 4.03        Paying Agent.............................................................................
Section 4.04        Statements to Certificateholders;
                      Report to the Trust Administrator and the Seller.......................................
Section 4.05        Reports to Mortgagors and the Internal Revenue Service...................................
Section 4.06        Calculation of Amounts; Binding Effect of Interpretations
                      and Actions of Master Servicer.........................................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01        The Certificates.........................................................................
Section 5.02        Registration of Certificates.............................................................
Section 5.03        Mutilated, Destroyed, Lost or Stolen Certificates........................................
Section 5.04        Persons Deemed Owners....................................................................
Section 5.05        Access to List of Certificateholders' Names and Addresses................................
Section 5.06        Maintenance of Office or Agency..........................................................
Section 5.07        Definitive Certificates..................................................................
Section 5.08        Notices to Clearing Agency...............................................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01        Liability of the Seller and the Master Servicer..........................................
Section 6.02        Merger or Consolidation of the Seller or the Master Servicer.............................
Section 6.03        Limitation on Liability of the Seller, the Master Servicer and Others....................
Section 6.04        Resignation of the Master Servicer.......................................................
Section 6.05        Compensation to the Master Servicer......................................................
Section 6.06        Assignment or Delegation of Duties by Master Servicer....................................
Section 6.07        Indemnification of Trustee, the Trust Administrator and Seller by Master Servicer........


                                   ARTICLE VII

                                     DEFAULT

Section 7.01        Events of Default........................................................................
Section 7.02        Other Remedies of Trustee................................................................
Section 7.03        Directions by Certificateholders and
                      Duties of Trustee During Event of Default..............................................
Section 7.04        Action upon Certain Failures of the
                      Master Servicer and upon Event of Default..............................................
Section 7.05        Trust Administrator to Act; Appointment of Successor.....................................
Section 7.06        Notification to Certificateholders.......................................................


                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01        Duties of Trustee and the Trust Administrator............................................
Section 8.02        Certain Matters Affecting the Trustee and the Trust Administrator........................
Section 8.03        Neither Trustee nor Trust Administrator Required to Make Investigation...................
Section 8.04        Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans........
Section 8.05        Trustee and the Trust Administrator May Own Certificates.................................
Section 8.06        The Master Servicer to Pay Fees and Expenses.............................................
Section 8.07        Eligibility Requirements.................................................................
Section 8.08        Resignation and Removal..................................................................
Section 8.09        Successor................................................................................
Section 8.10        Merger or Consolidation..................................................................
Section 8.11        Authenticating Agent.....................................................................
Section 8.12        Separate Trustees and Co-Trustees........................................................
Section 8.13        Appointment of Custodians................................................................
Section 8.14        Tax Matters; Compliance with REMIC Provisions............................................
Section 8.15        Monthly Advances.........................................................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01        Termination upon Purchase by the
                      Seller or Liquidation of All Mortgage Loans............................................
Section 9.02        Additional Termination Requirements......................................................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01       Amendment................................................................................
Section 10.02       Recordation of Agreement.................................................................
Section 10.03       Limitation on Rights of Certificateholders...............................................
Section 10.04       Governing Law; Jurisdiction..............................................................
Section 10.05       Notices..................................................................................
Section 10.06       Severability of Provisions...............................................................
Section 10.07       Special Notices to Rating Agencies.......................................................
Section 10.08       Covenant of Seller.......................................................................
Section 10.09       Recharacterization.......................................................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01       Class A Fixed Pass-Through Rate..........................................................
Section 11.02       Cut-Off Date.............................................................................
Section 11.03       Cut-Off Date Aggregate Principal Balance.................................................
Section 11.04       Original Class A Percentage..............................................................
Section 11.05       Original Principal Balances of the Classes of Class A Certificates.......................
Section 11.05(a)    Original Class A-7-4 Notional Amount.....................................................
Section 11.05(b)    Original Class A-7-5 Notional Amount.....................................................
Section 11.06       Original Class A Non-PO Principal Balance................................................
Section 11.07       Original Subordinated Percentage.........................................................
Section 11.08       Original Class B Principal Balance.......................................................
Section 11.09       Original Principal Balances of the Classes of Class B Certificates.......................
Section 11.10       Original Class B-1 Fractional Interest...................................................
Section 11.11       Original Class B-2 Fractional Interest...................................................
Section 11.12       Original Class B-3 Fractional Interest...................................................
Section 11.13       Original Class B-4 Fractional Interest...................................................
Section 11.14       Original Class B-5 Fractional Interest...................................................
Section 11.15       Original Class B-1 Percentage............................................................
Section 11.16       Original Class B-2 Percentage............................................................
Section 11.17       Original Class B-3 Percentage............................................................
Section 11.18       Original Class B-4 Percentage............................................................
Section 11.19       Original Class B-5 Percentage............................................................
Section 11.20       Original Class B-6 Percentage............................................................
Section 11.21       Closing Date.............................................................................
Section 11.22       Right to Purchase........................................................................
Section 11.23       Wire Transfer Eligibility................................................................
Section 11.24       Single Certificate.......................................................................
Section 11.25       Servicing Fee Rate.......................................................................
Section 11.26       Master Servicing Fee Rate................................................................


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                                    EXHIBITS

EXHIBIT A-1             -       Form of Face of Class A-1 Certificate
EXHIBIT A-2             -       Form of Face of Class A-2 Certificate
EXHIBIT A-3             -       Form of Face of Class A-3 Certificate
EXHIBIT A-4             -       Form of Face of Class A-4 Certificate
EXHIBIT A-5             -       Form of Face of Class A-5 Certificate
EXHIBIT A-6             -       Form of Face of Class A-6 Certificate
EXHIBIT A-7             -       Form of Face of Class A-7 Certificate
EXHIBIT A-PO            -       Form of Face of Class A-PO Certificate
EXHIBIT A-R             -       Form of Face of Class A-R Certificate
EXHIBIT A-LR            -       Form of Face of Class A-LR Certificate
EXHIBIT B-1             -       Form of Face of Class B-1 Certificate
EXHIBIT B-2             -       Form of Face of Class B-2 Certificate
EXHIBIT B-3             -       Form of Face of Class B-3 Certificate
EXHIBIT B-4             -       Form of Face of Class B-4 Certificate
EXHIBIT B-5             -       Form of Face of Class B-5 Certificate
EXHIBIT B-6             -       Form of Face of Class B-6 Certificate
EXHIBIT C               -       Form of Reverse of Series 2001-16 Certificates
EXHIBIT D               -       Reserved
EXHIBIT E               -       Custodial Agreement
EXHIBIT F-1             -       Schedule of Type 1 Mortgage Loans
EXHIBIT F-2             -       Schedule of Other Servicer Mortgage Loans
EXHIBIT G               -       Request for Release
EXHIBIT H               -       Affidavit Pursuant to Section 860E(e)(4) of the
                                Internal Revenue Code of 1986, as amended, and
                                for Non-ERISA Investors
EXHIBIT I               -       Letter from Transferor of Residual Certificates
EXHIBIT J               -       Transferee's Letter (Class [B-4] [B-5] [B-6]
                                Certificates)
EXHIBIT K               -       [Reserved]
EXHIBIT L               -       Servicing Agreements
EXHIBIT M               -       Form of Special Servicing Agreement
SCHEDULE I              -       Applicable Unscheduled Principal Receipt Period

                  This Pooling and Servicing Agreement, dated as of June 28, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, and FIRST UNION NATIONAL BANK, as Trust Administrator.

                          W I T N E S S E T H   T H A T:

                  In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01  DEFINITIONS.

                  Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

                  Accretion Directed Certificates: The Class A-3, Class A-4, Class A-5 and Class A-6 Certificates.

                  Accretion Termination Date: For (a) the Class A-5 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-7-2 Component has been reduced to zero or (ii) the Subordination Depletion Date, (b) the Class A-6 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-5 Certificates has been reduced to zero or (ii) the Subordination Depletion Date,
(c) the Class A-7-1 Component, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-3, Class A-4 and Class A-6 Certificates have been reduced to zero or (ii) the Subordination Depletion Date, and (d) for the Class A-7-2 Component, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-3 and Class A-4 Certificates and the Class A-7-1 Component have been reduced to zero or (ii) the Subordination Depletion Date.

                  Accrual Certificates: The Class A-5 and Class A-6
Certificates.

                  Accrual Component: The Class A-7-1 and Class A-7-2 Components.

                  Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date and each Class of Accrual Certificates and each Accrual Component, an amount equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates or Accrual Component of the Current Class A Interest Distribution Amount and (ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates or Accrual Component of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date for such Class or Component, zero.

                  Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

                  Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

                  Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus
(ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

                  Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and
(iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

                  Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

                  Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates (other than the Class A-7 Certificates) and all the Components.

                  Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

                  Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

                  Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

                  Aggregate Non-PO Principal Balance: With respect to any Distribution Date, the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance as of such Distribution Date.

                  Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

                  Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

                  Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

                  Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

                  Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

                  Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

                  Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Subordination Depletion Date the Bankruptcy Loss Amount shall be zero.

                  Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

                  Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

                  Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

                  Certificate: Any one of the Class A Certificates or Class B Certificates.

                  Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

                  Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trust Administrator.


                  Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section
5.02. The initial Certificate Registrar is the Trust Administrator.

                  Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

                  Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

                  Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

                  Class A Certificateholder: The registered holder of a Class A Certificate.

                  Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-5, Class A-6, Class A-7 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Accrual Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-7 Certificates, the sum of (a) with respect to the Class A-7-1 and Class A-7-2 Components, (i) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to the Class A-7 Certificates with respect to such Component pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (ii) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to the Class A-7 Certificates with respect to such Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i), (b) with respect to the A-7-3 Component, the amount distributable to the Class A-7 Certificates with respect to the A-7-3 Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i), (c) with respect to the Class A-7-4 and A-7-5 Components, the amount distributable to the Class A-7 Certificates with respect to such Component pursuant to Paragraphs first and second of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

                  Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

                  Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class A Certificates with respect to such Distribution Date.

                  Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-7 and Class A-PO Certificates) and any Component, the percentage calculated by dividing the Interest Accrual Amount of such Class or Component (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

                  Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i), including, in the case of each Class of Accrual Certificates and Class A-7 Certificates with respect to their Accrual Components prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof. As to any Distribution Date and Class A-7 Component, the product of (a) the Class A Interest Shortfall Amount of the Class A-7 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the Interest Accrual Amount for such Component and the denominator of which is the Interest Accrual Amount for the Class A-7 Certificates.

                  Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-7 Certificates) or Component, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class or Component by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

                  Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates, the Class A-7 Certificates and the Class A-PO Certificates) and the Class A-7-3 Component; (ii) with respect to each Class of Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates, and (iii) with respect to each Accrual Component, the lesser of the Principal Balance of such Accrual Component and the Original Principal Balance of such Accrual Component.

                  Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-7 and Class A-PO Certificates) or Component then outstanding, the percentage calculated by dividing the Principal Balance of such Class or Component (or, in the case of a Class of Accrual Certificates or Accrual Component, the Original Principal Balance of such Class or Component if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates or Component not then outstanding), in each case determined as of the preceding Determination Date.

                  Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount,
(ii) the Aggregate Class A Unpaid Interest Shortfall, and (iii) the Class A Non-PO Optimal Principal Amount.

                  Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                           (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                           (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                           (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                           (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

                  (II) the Class A Prepayment Percentage of the Non-PO Recovery for such Distribution Date.

                  Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

                  Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

                  Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

                  Class A Pass-Through Rate: As to the Class A-2, Class A-5, Class A-6, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-1 Certificates, 6.125% per annum. As to the Class A-3 Certificates, 6.250% per annum. As to the Class A-4 Certificates, 6.375% per annum. The Class A-7 Certificates consist of five Components and have no Class A Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

                  Class A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

                  Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in June 2006, 100%. As to any Distribution Date subsequent to June 2006 to and including the Distribution Date in June 2007, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2007 to and including the Distribution Date in June 2008, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2008 to and including the Distribution Date in June 2009, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2009 to and including the Distribution Date in June 2010, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2010, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the June preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). No reduction in the Class A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the current Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including July 2007 and June 2008, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including July 2008 and June 2009, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including July 2009 and June 2010, and (5) 50% of the Original Class B Principal Balance, if such Distribution Date occurs during or after July 2010. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

                  Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

                  Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-7 Certificates) and any Component, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class or Component for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of a Class of Accrual Certificates or Accrual Component) prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

                  Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

                  Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

                  Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

                  Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

                  Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

                  Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.


                  Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

                  Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.


                  Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

                  Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

                  Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

                  Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

                  Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

                  Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

                  Class A-7 Component: Any of the Class A-7-1 Component, Class A-7-2 Component, Class A-7-3 Component, Class A-7-4 Component or Class A-7-5 Component

                  Class A-7-4 Notional Amount: As to any Distribution Date, an amount equal to 9.2592592593% of the Principal Balance of the Class A-1 Certificates.

                  Class A-7-5 Notional Amount: As to any Distribution Date, an amount equal to the sum of the Principal Balances of the Class A-3 and Class A-4 Certificates.

                  Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

                  Class A-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

                  Class A-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

                  Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

                  Class A-LR Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit C hereto.

                  Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

                  Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

                  Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

                  Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

                  Class A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause
(B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

                  Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Scheduled Principal Balance of each Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class A-PO Recovery for such Distribution Date.

                  Class A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

                  Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

                  Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

                  Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

                  Class B Certificateholder: The registered holder of a Class B Certificate.

                  Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

                  Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

                  Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

                  Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

                  Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

                  Class B Pass-Through Rate: As to any Distribution Date, 6.750% per annum.

                  Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

                  Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

                  Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

                  Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

                  Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

                  Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

                  Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

                  Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

                  Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

         (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

         (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

         (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

         (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-1 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

                  Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with
Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or
(ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

                  Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

                  Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

                  Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

                  Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

                  Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

                  Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

                  Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

                  Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

         (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

         (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

         (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

         (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-2 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

                  Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

                  Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

                  Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

                  Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

                  Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

                  Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

                  Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

                  Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

                  Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

         (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

         (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

         (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

         (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-3 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

                  Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

                  Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

                  Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

                  Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

                  Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

                  Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

                  Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

                  Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

                  Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

         (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

         (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

         (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

         (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-4 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

                  Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

                  Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

                  Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

                  Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

                  Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

                  Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

                  Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a)(i).

                  Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

                  Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

         (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

         (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

         (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

         (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and (II) the Class B-5 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

                  Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

                  Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

                  Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

                  Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

                  Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

                  Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.


                  Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

                  Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

                  Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

         (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

         (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

         (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

         (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-6 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

                  Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

                  Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

                  Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

                  Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

                  Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

                  Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

                  Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

                  Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

                  Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

                  Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

                  Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

                  Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

                  Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

                  Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

                  Compensating Interest: With respect to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

                  Component: Any Class A-7 Component.

                  Component Rate: With respect to any Component (other than the Class A-7-5 Component), 6.750% per annum. With respect to the Class A-7-5 Component, 0.42577683% per annum.


                  Co-op Shares: Shares issued by private non-profit housing corporations.

                  Corporate Trust Office: The principal office of the Trust Administrator or Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office with respect to the Trust Administrator at the date of the execution of this instrument is located at 401 South Tryon Street, NC 1179, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

                  Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes, Component or Components as follows:


                                             Corresponding Upper-Tier Class, Classes,
       Uncertificated Lower-Tier Interest    Component or Components
       ----------------------------------    -------------------------------------------

       Class A-L1 Interest                   Class A-1 Certificates and Class A-7-4 Component

       Class A-L2 Interest                   Class A-2 Certificates, Class A-5 Certificates, Class A-6
                                             Certificates, Class A-7-1 Component, Class A-7-2 Component
                                             and Class A-7-3 Component

       Class A-L3 Interest                   Class A-3 Certificates, Class A-4 Certificates and Class
                                             A-7-5 Component

       Class A-LPO Interest                  Class A-PO Certificates

       Class A-LUR Interest                  Class A-R Certificate

       Class B-L1 Interest                   Class B-1 Certificates

       Class B-L2 Interest                   Class B-2 Certificates

       Class B-L3 Interest                   Class B-3 Certificates

       Class B-L4 Interest                   Class B-4 Certificates

       Class B-L5 Interest                   Class B-5 Certificates

       Class B-L6 Interest                   Class B-6 Certificates


                  Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

                  Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

                  Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

                  Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

                  Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

                  Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

                  Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

                  Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

                  Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of the Trustee or Trust Administrator. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

                  Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

                  Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

                  Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

                  Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

                  Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

                  Definitive Certificates: As defined in Section 5.01(b).

                  Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

                  Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

                  Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

                  Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

                  Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

                  Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

                  Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

                  (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                  (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

                  (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

                  (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

                  (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

                  In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA Prohibited Holder: As defined in Section 5.02(d).

                  Errors and Omissions Policy: As defined in each of the Servicing Agreements.

                  Event of Default: Any of the events specified in Section 7.01.

                  Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Bankruptcy Loss.

                  Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Fraud Loss.

                  Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Special Hazard Loss.

                  FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

                  Fidelity Bond: As defined in each of the Servicing Agreements.

                  Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

                  Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Certificates is July 25, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

                  Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

                  Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

                  Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.


                  Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $6,243,492.13 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Subordination Depletion Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

                  Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

                  Holder: See "Certificateholder."

                  Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

                  Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

                  Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

                  Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-7 and Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e). The Interest Accrual Amount for the Class A-7 Certificates will equal the sum of the Interest Accrual Amounts for the Class A-7-1 Component, the Class A-7-2 Component, the Class A-7-3 Component, the Class A-7-4 Component and the Class A-7-5 Component. The Class A-PO Certificates have no Interest Accrual Amount.

                  As to any Distribution Date and any Component, (i) the product of (a) 1/12th of the Component Rate for such Component and (b) the Principal Balance of such Component or, in the case of the Class A-7-4 Component and Class A-7-5 Component, the Class A-7-4 Notional Amount and the Class A-7-5 Notional Amount, respectively, as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Component of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e).

                  As to any Distribution Date and any Class of Class B Certificates an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and
(y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

                  Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

                  Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

                  Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

                  Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

                  Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

                  Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

                  Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

                  Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

                  Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

                  Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

                  Master Servicing Fee Rate: As set forth in Section 11.26.

                  MERS:  As defined in Section 2.01.

                  Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

                  Month End Interest: As defined in each Servicing Agreement.

                  Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

                  Moody's: Moody's Investors Service, Inc., or its successor in interest.

                  Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

                  Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

                  Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of June 28, 2001 between WFHM, as seller, and the Seller, as purchaser.

                  Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

                  Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1 and F-2, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

                     (i)   the Mortgage Loan identifying number;

                    (ii)   the city, state and zip code of the Mortgaged
                           Property;

                   (iii)   the type of property;

                    (iv)   the Mortgage Interest Rate;

                     (v)   the Net Mortgage Interest Rate;

                    (vi)   the Monthly Payment;

                   (vii)   the original number of months to maturity;

                  (viii)   the scheduled maturity date;

                    (ix)   the Cut-Off Date Principal Balance;

                     (x)   the Loan-to-Value Ratio at origination;

                    (xi)   whether such Mortgage Loan is a Subsidy Loan;

                   (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

                  (xiii)   the applicable Servicing Fee Rate;

                   (xiv)   the Master Servicing Fee Rate;

                    (xv)   Fixed Retained Yield, if applicable; and

                    (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

                  Such schedule may consist of multiple reports that collectively set forth all of the information required.

                  Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

                  Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

                  Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

                  Mortgagor: The obligor on a Mortgage Note.

                  Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

                  Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus
(ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section
11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

                  Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

                  Non-permitted Foreign Holder: As defined in Section 5.02(d).

                  Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

                  Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

                  Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or the Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

                  Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non- Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

                  Non-U.S. Person: As defined in Section 4.01(g).

                  Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

                  Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

                  Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

                  Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

                  Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

                  Original Class A-7-4 Notional Amount: The Original Class A-7-4 Notional Amount as set forth in Section 11.05.

                  Original Class A-7-5 Notional Amount: The Original Class A-7-5 Notional Amount as set forth in Section 11.05.

                  Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in Section 11.08.

                  Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.10.

                  Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in
Section 11.11.

                  Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.12.

                  Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in
Section 11.13.

                  Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.14.

                  Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

                  Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

                  Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

                  Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.18.

                  Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.19.

                  Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.20.

                  Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

                  Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

                  Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

                  Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

                  Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

                  Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

                  Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Principal Balances of the Class A-7-1 Component, the Class A-7-2 Component and the Class A-7-3 Component as set forth in Section 11.05; Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.09.

                  Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

                  Other Servicer: Any of the Servicers other than WFHM.

                  Other Servicer Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

                  Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

                  Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

                  Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

                  PAC Certificates: The Class A-1 Certificates and Class A-2 Certificates.

                  PAC Component:  The Class A-7-3 Component

                  PAC Principal Amount: As defined in Section 4.01(b).

                  Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

                  Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

                  Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

                  Payment Account: The account maintained pursuant to Section 4.03(b).

                  Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

                  Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Plan: As defined in Section 5.02(c).

                  PMI Advance: As defined in the related Servicing Agreement, if applicable.

                  PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

                  Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

                  Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

                  Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Class A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to
Section 3.03, and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

                  (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any,
         (ii) the Servicing Fee and (iii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Mortgage Loan substituted for a Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee; (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                  (j) Liquidation Profits;

                  (k) Month End Interest; and

                  (l) all amounts reimbursable to a Servicer for PMI Advances.

                  Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

                  Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

                  Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

                  Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

                  Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-7 Certificates), the Class A-7-1 Component, the Class A-7-2 Component and the Class A-7-3 Component, the Original Principal Balance of such Class or Component. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-7 and Class A-PO Certificates), the Class A-7-1 Component, the Class A-7-2 Component and the Class A-7-3 Component, the Original Principal Balance of such Class or Component (increased in the case of a Class of Accrual Certificates or Accrual Component by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates or Accrual Component) less the sum of (a) all amounts previously distributed in respect of such Class or Component on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a)(i), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class or Component pursuant to Section 4.02(b). After the Subordination Depletion Date, each such Principal Balance of a Class of Class A Certificates (other than the Class A-7 and Class A-PO Certificates), the Class A-7-1 Component, the Class A-7-2 Component and the Class A-7-3 Component will also be reduced (if clause
(i) is greater than clause (ii)) or increased (if clause (i) is less than clause
(ii)) on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class or Component and the difference, if any, between
(i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

                  As of any Determination Date, the Principal Balance of the Class A-7 Certificates will equal the sum of the Principal Balances of the Class A-7-1 Component, the Class A-7-2 Component and the Class A-7-3 Component.

                  As of any subsequent Determination Date prior to the Subordination Depletion Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Subordination Depletion Date, the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

                  As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

                  Notwithstanding the foregoing, no Principal Balance of a Class or Component will be increased on any Determination Date such that the Principal Balance of such Class or Component exceeds its Original Principal Balance (plus any Accrual Distribution Amounts previously added to the Principal Balance of a Class of Accrual Certificates or Accrual Component) less all amounts previously distributed in respect of such Class or Component on prior Distribution Dates pursuant to Paragraph third clause (A) of Section 4.01(a)(i), Paragraph third clause (B) of Section 4.01(a)(i), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a)(i).

                  Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

                  Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

                  Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

                  Prospectus: The prospectus dated May 21, 2001 as supplemented by the prospectus supplement dated June 22, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

                  Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.


                  Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class A-R and Class A-LR Certificates) are S&P and Moody's. The Rating Agency for the Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is S&P. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1 in the case of S&P, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of S&P and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

                  Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

                  Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

                  Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

                  Reduction Amount: As defined in Section 4.01(b).

                  Relevant Anniversary: See "Bankruptcy Loss Amount."

                  REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

                  REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

                  Remittance Date: As defined in each of the Servicing
Agreements.

                  REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

                  REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

                  Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

                  Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

                  S&P: Standard and Poor's, a division of The McGraw Hill Companies, Inc, or its successors in interest.

                  Scheduled Certificates: The Class A-3 and Class A-4 Certificates.

                  Scheduled Component: The Class A-7-1 Component.

                  Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Percentage.

                  Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

                  Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

                  Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

                  Servicers: Each of WFHM, National City Mortgage Co., HomeSide Lending, Inc., HSBC Mortgage Corporation (USA), Chevy Chase Bank, F.S.B., Old Kent Mortgage Company, Fleet Mortgage Corp., First Nationwide Mortgage Corp., Washington Mutual Bank, F.A., The Huntington Mortgage Company, CUNA Mutual Mortgage Corporation, First Union Mortgage Corporation, Colonial Savings, F.A., Chase Manhattan Mortgage Corporation as Servicer under the related Servicing Agreement.

                  Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

                  Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

                  Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in Section 11.25.

                  Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

                  Similar Law: As defined in Section 5.02(c).

                  Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

                  Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

                  (1)      normal wear and tear;

                  (2) infidelity, conversion or other dishonest act on the part of the Trustee, Trust Administrator or the Servicer or any of their agents or employees; or

                  (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

                  Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $3,227,425.33 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Subordination Depletion Date, the Special Hazard Loss Amount shall be zero.

                  Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

                  Startup Day: As defined in Section 2.05.

                  Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

                  Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

                  Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

                  Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

                  (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

                  (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

                  Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

                  Substitute Mortgage Loan: As defined in Section 2.02

                  Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

                  TAC Certificates:  The Class A-5 Certificates.

                  TAC Component:  The Class A-7-2 Component.

                  TAC Principal Amount:  As defined in Section 4.01(b)

                  Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

                  Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

                  Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

                  Type 1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

                  Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L2 Interest, the Class A-L3 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

                  Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

                  Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Prepayment Percentage.

                  Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

                  Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

                  Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

                  Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

                  Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

                  U.S. Person: As defined in Section 4.01(g).

                  Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, each Class of Certificates will be entitled to a pro rata portion of the Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance; provided that, if the Principal Balance of the Class A-7 Certificates has been reduced to zero and the either the Class A-7-4 Notional Amount or Class A-7-5 Notional Amount is greater than zero, the Class A-7 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

                  Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

                  WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

                  WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

                  WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans initially by WFHM.

                  SECTION 1.02  ACTS OF HOLDERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

                  (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  SECTION 1.03  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

                  The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

                  SECTION 1.04  BENEFITS OF AGREEMENT.

                  Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

                  SECTION 2.01  CONVEYANCE OF MORTGAGE LOANS.

                  The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, and (d) proceeds of all the foregoing.

                  In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator, on behalf of the Trustee, or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trust Administrator, on behalf of the Trustee, will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trust Administrator agrees that any recordation of assignments in the name of the Trust Administrator shall be on behalf of the Trustee for the benefit of the Certificateholders. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trust Administrator on the Closing Date.

                  In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator on behalf of the Trustee, in a form suitable for recordation, if (i) with respect to a particular state the Trustee and the Trust Administrator has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

                  SECTION 2.02  ACCEPTANCE BY TRUST ADMINISTRATOR.

                  The Trust Administrator, on behalf of the Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section
2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

                  In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this
Section 2.02.

                  The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

                  SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

                  (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

                  (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;


                  (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                  (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

                  (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.


                  (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

                  (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

                  (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

                  (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

                  (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

                  (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

                  (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

                  (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

                  (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                  (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious; (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date; (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                  (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

                  (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

                  (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

                  (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan,
         (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

                  (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

                  (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

                  (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

                  (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

                  (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

                  (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                  (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

                  (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

                  (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence,
         (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease;
         (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

                  Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

                  (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection (b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

                  SECTION 2.04  EXECUTION AND DELIVERY OF CERTIFICATES.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the Trust Administrator acknowledges the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

                  SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

                  The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is July 25, 2031 for purposes of Code
Section 860G(a)(1).

                  SECTION 2.06   OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

                  During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.

                                  ARTICLE III

                       ADMINISTRATION OF THE TRUST ESTATE;
                         SERVICING OF THE MORTGAGE LOANS

                  SECTION 3.01   CERTIFICATE ACCOUNT.

                  (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

                  (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:


                  (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

                  (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

                  (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

                  (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

                  SECTION 3.02  PERMITTED WITHDRAWALS FROM THE CERTIFICATE
                                ACCOUNT.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

                  (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

                  (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

                  (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

                  (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

                  (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

                  (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

                  (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

                  (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

                  (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

                  (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

                  (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

                  (xii) to clear and terminate the Certificate Account pursuant to Section 9.01; and

                  (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

                  (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.


                  SECTION 3.03  ADVANCES BY MASTER SERVICER AND
                                TRUST ADMINISTRATOR.

                  (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be,
(ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

                  (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

                  (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

                  (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

                  SECTION 3.04 TRUST ADMINISTRATOR TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.

                  Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

                  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

                  Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

                  SECTION 3.05 REPORTS TO THE TRUSTEE AND THE TRUST ADMINISTRATOR; ANNUAL COMPLIANCE STATEMENTS.

                  (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

                  (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

                  SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

                  The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

                  SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF STANDARD PROVISIONS.

                  (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

                  (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

                  (c)(i) Notwithstanding anything to the contrary in this
Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

                  (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

                  SECTION 3.08   OVERSIGHT OF SERVICING.

                  The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

                  For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided, however, that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

                  During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

                  The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator, on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

                  The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods:
(i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

                  In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in
Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to
Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

                  The Master Servicer, on behalf of the Trust Administrator, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or the Lower-Tier REMIC.

                  The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

                  SECTION 3.09 TERMINATION AND SUBSTITUTION OF
                                SERVICING AGREEMENTS.

                  Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller, the Trustee and the Trust Administrator an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the WFHM Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the WFHM Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the WFHM Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

                  SECTION 3.10   APPLICATION OF NET LIQUIDATION PROCEEDS.

                  For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

                  SECTION 3.11   ACT REPORTS.

                  The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

                  SECTION 4.01   DISTRIBUTIONS.

                  (a) (i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

                  first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates and each Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates and Components, in each case in accordance with Section 4.01(b);

                  second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to each Class of Accrual Certificates and each Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates and Components, in each case in accordance with Section 4.01(b);

                  third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with
Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

                  fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

                  fifth, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

                  sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

                  seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                  eighth, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

                  ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

                  tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                  eleventh, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

                  twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

                  thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                  fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

                  fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

                  sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                  seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

                  eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

                  nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                  twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

                  twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

                  twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

                  twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

                  Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-7, Class A-R or Class A-LR Certificates) has been reduced to zero or, in the case of the Class A-7 Certificates, after the latter to occur of (i) the Principal Balance of such Class has been reduced to zero or (ii) the Class A-7-4 Notional Amount and Class A-7-5 Notional Amount have been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

                  With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

                  (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components, in each case to the extent actually distributed (or, in the case of a the Accrual Certificates or the Accrual Components, added to their Principal Balance) thereon. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

                  As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components.

                  The pass-through rate with respect to the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.750% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

                  (b) On each Distribution Date prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates and Components (other than the Class A-PO Certificates) sequentially as follows:

                  I. On each Distribution Date occurring prior to the applicable Accretion Termination Date for the Class A-5 and Class A-6 Certificates and the Class A-7-1 and Class A-7-2 Components, the sum of the Accrual Distribution Amounts for the Class A-5 and Class A-6 Certificates and the Class A-7-1 and Class A-7-2 Components will be distributed sequentially as follows:

                  first, concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, up to their Reduction Amounts for such Distribution Date;

                  second, sequentially as follows:

                   (a) to the Class A-7-1 Component, up to its Reduction Amount
                       for such Distribution Date; and

                   (b) sequentially, to the Class A-7-2 Component and the Class
                       A-5 Certificates, in that order, up to their TAC Principal Amounts for such Distribution Date;

                  third, sequentially, as follows:

                   (a) to the Class A-6 Certificates, until the Principal
                       Balance thereof has been reduced to zero; and

                   (b) to the Class A-7-1 Component, without regard to its
                       Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

                  fourth, concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, without regard to their Reduction Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero; and

                  fifth, sequentially, to the Class A-7-2 Component and the Class A-5 Certificates, in that order, without regard to their TAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class and Component has been reduced to zero.

                  II. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially as follows:

                  first, concurrently, to the Class A-R and Class A-LR Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

                  second, sequentially, to the Class A-1 and Class A-2 Certificates and Class A-7-3 Component, in that order, up to their PAC Principal Amounts for such Distribution Date;

                  third, concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, up to their Reduction Amounts for such Distribution Date;

                  fourth, sequentially, as follows:

                   (a) to the Class A-7-1 Component, up to its Reduction Amount
                       for such Distribution Date; and

                   (b) sequentially, to the Class A-7-2 Component and the Class
                       A-5 Certificates, in that order, up to their TAC Principal Amounts for such Distribution Date;

                  fifth, sequentially, as follows:

                   (a) to the Class A-6 Certificates, until the Principal
                       Balance thereof has been reduced to zero; and

                   (b) to the Class A-7-1 Component, without regard to its
                       Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

                  sixth, concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, without regard to their Reduction Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

                  seventh, sequentially, to the Class A-7-2 Component and the Class A-5 Certificates, in that order, without regard to their TAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Component and Class has been reduced to zero; and

                  eighth, sequentially, to the Class A-1 and Class A-2 Certificates and the Class A-7-3 Component, in that order, without regard to their PAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class and Component has been reduced to zero.

                  As used above, the "PAC Principal Amount" for any Distribution Date and any Class of PAC Certificates or the PAC Component means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its Original Principal Balance shown in the related table set forth below with respect to such Distribution Date.

                  As used above, the "TAC Principal Amount" for any Distribution Date and the Class of TAC Certificates or the TAC Component means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its Original Principal Balance shown in the related table set forth below with respect to such Distribution Date.

                  As used above, the "Reduction Amount" for any Distribution Date and any Class of Scheduled Certificates or the Scheduled Component means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its Original Principal Balance shown in the related table set forth below with respect to such Distribution Date.

                  The following tables set forth for each Distribution Date the planned Principal Balances for the PAC Certificates and the PAC Component, the targeted Principal Balances for the TAC Certificates and the TAC Component and the scheduled Principal Balances for the Scheduled Certificates and the Scheduled Component, expressed as a percentage of the Original Principal Balance of each Class.


                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-1 CERTIFICATES

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
June 2003.........     100.00000000%    November 2004.....      60.99789751%   April 2006........      26.04772182%
July 2003.........      97.66003068     December 2004.....      58.83160548    May 2006..........      24.11159651
August 2003.......      95.26147236     January 2005......      56.67955938    June 2006.........      22.18824438
September 2003....      92.87437232     February 2005.....      54.54166797    July 2006.........      20.30115193
October 2003......      90.49871067     March 2005........      52.41784058    August 2006.......      18.42656928
November 2003.....      88.13863757     April 2005........      50.30798714    September 2006....      16.56441563
December 2003.....      85.79405296     May 2005..........      48.21201816    October 2006......      14.71461065
January 2004......      83.46485748     June 2005.........      46.12984477    November 2006.....      12.87707461
February 2004.....      81.15095236     July 2005.........      44.06137862    December 2006.....      11.05172826
March 2004........      78.85223953     August 2005.......      42.00653202    January 2007......       9.23849287
April 2004........      76.56862152     September 2005....      39.96521776    February 2007.....       7.43729020
May 2004..........      74.30000153     October 2005......      37.93734929    March 2007........       5.64804257
June 2004.........      72.04628338     November 2005.....      35.92284056    April 2007........       3.87067275
July 2004.........      69.80737150     December 2005.....      33.92160615    May 2007..........       2.12937767
August 2004.......      67.58317097     January 2006......      31.93356112    June 2007.........       0.44300340
September 2004....      65.37358749     February 2006.....      29.95862117    July 2007
October 2004......      63.17852736     March 2006........      27.99670247      and thereafter..       0.00000000


                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-2 CERTIFICATES


                        PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                           INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
June 2007.........      100.00000000%   November 2008.....      43.57268313%   April 2010........      12.88128597%
July 2007.........       96.82090374    December 2008.....      41.17533945    May 2010..........      11.59530913
August 2007.......       92.56595742    January 2009......      38.85593081    June 2010.........      10.35085458
September 2007....       88.44642268    February 2009.....      36.61201568    July 2010.........       9.23317703
October 2007......       84.45815274    March 2009........      34.44122735    August 2010.......       8.14959235
November 2007.....       80.59712565    April 2009........      32.34127158    September 2010....       7.09907061
December 2007.....       76.85944029    May 2009..........      30.30992448    October 2010......       6.08061281
January 2008......       73.24131316    June 2009.........      28.34503029    November 2010.....       5.09324977
February 2008.....       69.73907452    July 2009.........      26.56179039    December 2010.....       4.13604158
March 2008........       66.34916526    August 2009.......      24.83572658    January 2011......       3.20807639
April 2008........       63.06813339    September 2009....      23.16504297    February 2011.....       2.30846977
May 2008..........       59.89263106    October 2009......      21.54799910    March 2011........       1.43636387
June 2008.........       56.81941119    November 2009.....      19.98290835    April 2011........       0.59092655
July 2008.........       53.99298665    December 2009.....      18.46813629    May 2011
August 2008.......       51.25790990    January 2010......      17.00209919      and thereafter..       0.00000000
September 2008....       48.61132932    February 2010.....      15.58326219
October 2008......       46.05048042    March 2010........      14.21013816




                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                              CLASS A-7-3 COMPONENT

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
April 2011........      100.00000000%   August 2015.......      19.37867788%   December 2019.....      3.41270275%
May 2011..........       99.11398388    September 2015....      18.75783525    January 2020......      3.29697288
June 2011.........       96.03530675    October 2015......      18.15640863    February 2020.....      3.18499725
July 2011.........       93.05086663    November 2015.....      17.57380075    March 2020........      3.07665763
August 2011.......       90.15780913    December 2015.....      17.00943263    April 2020........      2.97183913
September 2011....       87.35336588    January 2016......      16.46274275    May 2020..........      2.87043063
October 2011......       84.63485188    February 2016.....      15.93318688    June 2020.........      2.77232438
November 2011.....       81.99966250    March 2016........      15.42023713    July 2020.........      2.67741588
December 2011.....       79.44527175    April 2016........      14.92338175    August 2020.......      2.58560413
January 2012......       76.96922925    May 2016..........      14.44212475    September 2020....      2.49679100
February 2012.....       74.56915875    June 2016.........      13.97598475    October 2020......      2.41088150
March 2012........       72.24275513    July 2016.........      13.52449575    November 2020.....      2.32778363
April 2012........       69.98778288    August 2016.......      13.08720525    December 2020.....      2.24740813
May 2012..........       67.80207350    September 2016....      12.66367488    January 2021......      2.16966863
June 2012.........       65.68352400    October 2016......      12.25347963    February 2021.....      2.09448138
July 2012.........       63.63009463    November 2016.....      11.85620750    March 2021........      2.02176538
August 2012.......       61.63980713    December 2016.....      11.47145875    April 2021........      1.95144188
September 2012....       59.71074263    January 2017......      11.09884613    May 2021..........      1.88343463
October 2012......       57.84104025    February 2017.....      10.73799413    June 2021.........      1.81767013
November 2012.....       56.02889513    March 2017........      10.38853863    July 2021.........      1.75407675
December 2012.....       54.27255675    April 2017........      10.05012688    August 2021.......      1.69258513
January 2013......       52.57032750    May 2017..........       9.72241650    September 2021....      1.63312838
February 2013.....       50.92056075    June 2017.........       9.40507588    October 2021......      1.57564138
March 2013........       49.32165975    July 2017.........       9.09778338    November 2021.....      1.52006100
April 2013........       47.77207575    August 2017.......       8.80022725    December 2021.....      1.46632650
May 2013..........       46.27030675    September 2017....       8.51210550    January 2022......      1.41437875
June 2013.........       44.81489613    October 2017......       8.23312500    February 2022.....      1.36416025
July 2013.........       43.40443113    November 2017.....       7.96300163    March 2022........      1.31561575
August 2013.......       42.03754175    December 2017.....       7.70146038    April 2022........      1.26869150
September 2013....       40.71289925    January 2018......       7.44823413    May 2022..........      1.22333550
October 2013......       39.42921525    February 2018.....       7.20306438    June 2022.........      1.17949713
November 2013.....       38.18523988    March 2018........       6.96570025    July 2022.........      1.13712775
December 2013.....       36.97976150    April 2018........       6.73589863    August 2022.......      1.09617988
January 2014......       35.81160475    May 2018..........       6.51342400    September 2022....      1.05660788
February 2014.....       34.67962988    June 2018.........       6.29804788    October 2022......      1.01836738
March 2014........       33.58273163    July 2018.........       6.08954900    November 2022.....      0.98141525
April 2014........       32.51983825    August 2018.......       5.88771263    December 2022.....      0.94570988
May 2014..........       31.48991038    September 2018....       5.69233075    January 2023......      0.91121100
June 2014.........       30.49193988    October 2018......       5.50320188    February 2023.....      0.87787950
July 2014.........       29.52494925    November 2018.....       5.32013063    March 2023........      0.84567763
August 2014.......       28.58799088    December 2018.....       5.14292738    April 2023........      0.81456875
September 2014....       27.68014538    January 2019......       4.97140875    May 2023..........      0.78451738
October 2014......       26.80052150    February 2019.....       4.80539663    June 2023.........      0.75548913
November 2014.....       25.94825488    March 2019........       4.64471875    July 2023.........      0.72745063
December 2014.....       25.12250738    April 2019........       4.48920775    August 2023.......      0.70036988
January 2015......       24.32246625    May 2019..........       4.33870175    September 2023....      0.67421538
February 2015.....       23.54734338    June 2019.........       4.19304388    October 2023......      0.64895725
March 2015........       22.79637450    July 2019.........       4.05208163    November 2023.....      0.62456600
April 2015........       22.06881875    August 2019.......       3.91566788    December 2023.....      0.60101338
May 2015..........       21.36395738    September 2019....       3.78365950    January 2024......      0.57827188
June 2015.........       20.68109375    October 2019......       3.65591788    February 2024.....      0.55631500
July 2015.........       20.01955238    November 2019.....       3.53230900    March 2024........      0.53511700



                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                        CLASS A-7-3 COMPONENT (CONTINUED)


                        PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
April 2024........       0.51465300%    August 2026.......      0.15975525%    December 2028.....      0.03604788%
May 2024..........       0.49489875     September 2026....      0.15263825     January 2029......      0.03371838
June 2024.........       0.47583113     October 2026......      0.14578575     February 2029.....      0.03148625
July 2024.........       0.45742738     November 2026.....      0.13918875     March 2029........      0.02934788
August 2024.......       0.43966563     December 2026.....      0.13283850     April 2029........      0.02729975
September 2024....       0.42252475     January 2027......      0.12672638     May 2029..........      0.02533888
October 2024......       0.40598413     February 2027.....      0.12084425     June 2029.........      0.02346188
November 2024.....       0.39002413     March 2027........      0.11518425     July 2029.........      0.02166575
December 2024.....       0.37462525     April 2027........      0.10973875     August 2029.......      0.01994738
January 2025......       0.35976900     May 2027..........      0.10450038     September 2029....      0.01830413
February 2025.....       0.34543738     June 2027.........      0.09946175     October 2029......      0.01673313
March 2025........       0.33161288     July 2027.........      0.09461613     November 2029.....      0.01523175
April 2025........       0.31827875     August 2027.......      0.08995675     December 2029.....      0.01379725
May 2025..........       0.30541863     September 2027....      0.08547725     January 2030......      0.01242725
June 2025.........       0.29301650     October 2027......      0.08117113     February 2030.....      0.01111938
July 2025.........       0.28105738     November 2027.....      0.07703250     March 2030........      0.00987125
August 2025.......       0.26952625     December 2027.....      0.07305550     April 2030........      0.00868063
September 2025....       0.25840875     January 2028......      0.06923425     May 2030..........      0.00754538
October 2025......       0.24769113     February 2028.....      0.06556363     June 2030.........      0.00646338
November 2025.....       0.23736000     March 2028........      0.06203800     July 2030.........      0.00543250
December 2025.....       0.22740213     April 2028........      0.05865250     August 2030.......      0.00445100
January 2026......       0.21780513     May 2028..........      0.05540200     September 2030....      0.00351688
February 2026.....       0.20855688     June 2028.........      0.05228188     October 2030......      0.00262825
March 2026........       0.19964538     July 2028.........      0.04928725     November 2030.....      0.00178350
April 2026........       0.19105938     August 2028.......      0.04641388     December 2030.....      0.00098088
May 2026..........       0.18278788     September 2028....      0.04365738     January 2031......      0.00021875
June 2026.........       0.17482025     October 2028......      0.04101363     February 2031
July 2026.........       0.16714600     November 2028.....      0.03847838        and thereafter.      0.00000000


                           TARGETED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-5 CERTIFICATES


                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                         INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
June 200l.........      100.00000000%   November 2005.....     134.62051785%   April 2010........     181.22683801%
July 2001.........      100.56250005    December 2005.....     135.37775815    May 2010..........     182.24623894
August 2001.......      101.12816408    January 2006......     136.13925811    June 2010.........     183.27137403
September 2001....      101.69701008    February 2006.....     136.90504152    July 2010.........     184.30227564
October 2001......      102.26905569    March 2006........     137.67513237    August 2010.......     185.33897592
November 2001.....      102.84431907    April 2006........     138.44955483    September 2010....     186.38150759
December 2001.....      103.42281839    May 2006..........     139.22833361    October 2010......     187.42990370
January 2002......      104.00457182    June 2006.........     140.01149305    November 2010.....     188.48419678
February 2002.....      104.58959753    July 2006.........     140.79905769    December 2010.....     189.54442046
March 2002........      105.17791405    August 2006.......     141.59105242    January 2011......     190.61060780
April 2002........      105.76953975    September 2006....     142.38750214    February 2011.....     191.68279240
May 2002..........      106.36449350    October 2006......     143.18843173    March 2011........     192.76100809
June 2002.........      106.96279368    November 2006.....     143.99386663    April 2011........     193.84528882
July 2002.........      107.56445934    December 2006.....     144.80383211    May 2011..........     194.93566857
August 2002.......      108.16950958    January 2007......     145.61835377    June 2011.........     196.03218170
September 2002....      108.77796293    February 2007.....     146.43745707    July 2011.........     197.13486272
October 2002......      109.38983901    March 2007........     147.26116762    August 2011.......     198.24374634
November 2002.....      110.00515690    April 2007........     148.08951177    September 2011....     199.35886745
December 2002.....      110.62393586    May 2007..........     148.92251531    October 2011......     200.48026111
January 2003......      111.24619551    June 2007.........     149.76020442    November 2011.....     201.60796257
February 2003.....      111.87195530    July 2007.........     150.60260561    December 2011.....     202.74200727
March 2003........      112.50123521    August 2007.......     151.44974525    January 2012......     203.88243118
April 2003........      113.13405451    September 2007....     152.30165004    February 2012.....     205.02926974
May 2003..........      113.77043372    October 2007......     153.15834687    March 2012........     206.18255946
June 2003.........      114.41039230    November 2007.....     154.01986245    April 2012........     207.34233633
July 2003.........      115.05395076    December 2007.....     154.88622422    May 2012..........     208.50863705
August 2003.......      115.70112928    January 2008......     155.75745925    June 2012.........     209.68149814
September 2003....      116.35194803    February 2008.....     156.63359499    July 2012.........     210.86095648
October 2003......      117.00642791    March 2008........     157.51465885    August 2012.......     212.04704933
November 2003.....      117.66458890    April 2008........     158.40067884    September 2012....     213.23981394
December 2003.....      118.32645226    May 2008..........     159.29168275    October 2012......     214.43928791
January 2004......      118.99203852    June 2008.........     160.18769837    November 2012.....     215.64550904
February 2004.....      119.66136877    July 2008.........     161.08875425    December 2012.....     216.85851495
March 2004........      120.33446407    August 2008.......     161.99487853    January 2013......     218.07834414
April 2004........      121.01134533    September 2008....     162.90609957    February 2013.....     219.30503480
May 2004..........      121.69203416    October 2008......     163.82244644    March 2013........     220.53862560
June 2004.........      122.37655183    November 2008.....     164.74394767    April 2013........     221.77915545
July 2004.........      123.06491996    December 2008.....     165.67063251    May 2013..........     223.02666303
August 2004.......      123.75716017    January 2009......     166.60252966    June 2013.........     224.28118815
September 2004....      124.45329409    February 2009.....     167.53966894    July 2013.........     215.91681439
October 2004......      125.15334387    March 2009........     168.48207959    August 2013.......     206.67683183
November 2004.....      125.85733152    April 2009........     169.42979122    September 2013....     197.52114091
December 2004.....      126.56527900    May 2009..........     170.38283383    October 2013......     188.44916253
January 2005......      127.27720869    June 2009.........     171.34123739    November 2013.....     179.46029799
February 2005.....      127.99314291    July 2009.........     172.30503171    December 2013.....     170.55392914
March 2005........      128.71310439    August 2009.......     173.27424766    January 2014......     161.72941964
April 2005........      129.43711565    September 2009....     174.24891524    February 2014.....     152.98611702
May 2005..........      130.16519942    October 2009......     175.22906532    March 2014........     144.32335187
June 2005.........      130.89737858    November 2009.....     176.21472881    April 2014........     135.74044063
July 2005.........      131.63367639    December 2009.....     177.20593677    May 2014..........     127.23668556
August 2005.......      132.37411593    January 2010......     178.20272009    June 2014.........     118.81137567
September 2005....      133.11872027    February 2010.....     179.20511038    July 2014.........     110.46378795
October 2005......      133.86751304    March 2010........     180.21313909    August 2014.......     102.19318797


                           TARGETED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                       CLASS A-5 CERTIFICATES (CONTINUED)


                        PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                           INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
September 2014....       93.99883093%   February 2015.....      54.14396984%   July 2015.........      16.07864232%
October 2014......       85.87996166    March 2015........      46.39092832    August 2015.......       8.67148942
November 2014.....       77.83581684    April 2015........      38.70868102    September 2015....       1.33107077
December 2014.....       69.86562424    May 2015..........      31.09642373    October 2015
January 2015......       61.96860416    June 2015.........      23.55334841       and thereafter.       0.00000000


                           TARGETED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                              CLASS A-7-2 COMPONENT

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
July 2001.........      100.56250000%   August 2005.......     132.37411578%   September 2009....     121.37714981%
August 2001.......      101.12816406    September 2005....     133.11872017    October 2009......     118.40072104
September 2001....      101.69700998    October 2005......     133.86751299    November 2009.....     115.42960203
October 2001......      102.26905568    November 2005.....     134.62051775    December 2009.....     112.46466319
November 2001.....      102.84431909    December 2005.....     135.37775813    January 2010......     109.50673009
December 2001.....      103.42281839    January 2006......     136.13925804    February 2010.....     106.55658489
January 2002......      104.00457177    February 2006.....     136.90504135    March 2010........     103.61496807
February 2002.....      104.58959748    March 2006........     137.67513224    April 2010........     100.68257984
March 2002........      105.17791397    April 2006........     138.44955486    May 2010..........      97.76008179
April 2002........      105.76953971    May 2006..........     139.22833359    June 2010.........      94.84809822
May 2002..........      106.36449338    June 2006.........     140.01149297    July 2010.........      91.91912395
June 2002.........      106.96279364    July 2006.........     140.79905759    August 2010.......      89.00539275
July 2002.........      107.56445938    August 2006.......     141.59105231    September 2010....      86.10722925
August 2002.......      108.16950945    September 2006....     142.38750197    October 2010......      83.22493404
September 2002....      108.77796293    October 2006......     143.18843169    November 2010.....      80.35878472
October 2002......      109.38983900    November 2006.....     143.99386662    December 2010.....      77.50903676
November 2002.....      110.00515682    December 2006.....     144.80383210    January 2011......      74.67592429
December 2002.....      110.62393583    January 2007......     145.61835366    February 2011.....      71.85966110
January 2003......      111.24619548    February 2007.....     146.43745692    March 2011........      69.06044116
February 2003.....      111.87195533    March 2007........     147.26116759    April 2011........      66.27843973
March 2003........      112.50123506    April 2007........     148.08951168    May 2011..........      63.51381383
April 2003........      113.13405451    May 2007..........     148.92251516    June 2011.........      60.76670312
May 2003..........      113.77043356    June 2007.........     149.76020430    July 2011.........      58.03723050
June 2003.........      114.41039229    July 2007.........     150.60260547    August 2011.......      55.32550296
July 2003.........      115.05395072    August 2007.......     151.44974514    September 2011....      52.63161193
August 2003.......      115.70112921    September 2007....     152.30164995    October 2011......      49.95563426
September 2003....      116.35194805    October 2007......     153.15834674    November 2011.....      47.29763260
October 2003......      117.00642776    November 2007.....     154.01986241    December 2011.....      44.65765606
November 2003.....      117.66458892    December 2007.....     154.88622415    January 2012......      42.03574070
December 2003.....      118.32645222    January 2008......     155.75745916    February 2012.....      39.43191028
January 2004......      118.99203853    February 2008.....     156.63359486    March 2012........      36.84617658
February 2004.....      119.66136875    March 2008........     157.51465884    April 2012........      34.27854003
March 2004........      120.33446392    April 2008........     158.40067879    May 2012..........      31.72899012
April 2004........      121.01134529    May 2008..........     159.29168263    June 2012.........      29.19750595
May 2004..........      121.69203412    June 2008.........     160.18769832    July 2012.........      26.68405672
June 2004.........      122.37655180    July 2008.........     161.08875413    August 2012.......      24.18860202
July 2004.........      123.06491990    August 2008.......     159.27753320    September 2012....      21.71109247
August 2004.......      123.75716008    September 2008....     156.43882615    October 2012......      19.25146991
September 2004....      124.45329411    October 2008......     153.58302729    November 2012.....      16.80966802
October 2004......      125.15334389    November 2008.....     150.71199893    December 2012.....      14.38561255
November 2004.....      125.85733147    December 2008.....     147.82752434    January 2013......      11.97922173
December 2004.....      126.56527894    January 2009......     144.93131046    February 2013.....       9.59040672
January 2005......      127.27720862    February 2009.....     142.02499069    March 2013........       7.21907173
February 2005.....      127.99314294    March 2009........     139.11012717    April 2013........       4.86511467
March 2005........      128.71310436    April 2009........     136.18821346    May 2013..........       2.52842719
April 2005........      129.43711559    May 2009..........     133.26067676    June 2013.........       0.20889515
May 2005..........      130.16519934    June 2009.........     130.32888021    July 2013
June 2005.........      130.89737860    July 2009.........     127.34221997       and thereafter.       0.00000000
July 2005.........      131.63367635    August 2009.......     124.35797125



                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE


                      CLASS A-3 AND CLASS A-4 CERTIFICATES


                         PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                           INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
July 2001.........       99.07093491%   June 2003.........      49.09032133%   May 2005..........      17.43793617%
August 2001.......       98.02830914    July 2003.........      47.42897065    June 2005.........      16.38524141
September 2001....       96.87273423    August 2003.......      45.74513300    July 2005.........      15.35551412
October 2001......       95.60490293    September 2003....      44.09297999    August 2005.......      14.34829429
November 2001.....       94.22566653    October 2003......      42.47205062    September 2005....      13.36312913
December 2001.....       92.73603424    November 2003.....      40.88500696    October 2005......      12.39957302
January 2002......       91.13717242    December 2003.....      39.33121690    November 2005.....      11.45718736
February 2002.....       89.43040329    January 2004......      37.81005828    December 2005.....      10.53554052
March 2002........       87.61720329    February 2004.....      36.32091870    January 2006......       9.63420766
April 2002........       85.69920108    March 2004........      34.86319545    February 2006.....       8.75277069
May 2002..........       83.67817520    April 2004........      33.43629524    March 2006........       7.89081811
June 2002.........       81.55605130    May 2004..........      32.03963415    April 2006........       7.04794493
July 2002.........       79.33489904    June 2004.........      30.67263747    May 2006..........       6.22375259
August 2002.......       77.01692865    July 2004.........      29.33473950    June 2006.........       5.41784881
September 2002....       74.60448707    August 2004.......      28.02538347    July 2006.........       4.65006079
October 2002......       72.10005383    September 2004....      26.74402140    August 2006.......       3.89961861
November 2002.....       69.50623651    October 2004......      25.49011391    September 2006....       3.16614899
December 2002.....       66.82576594    November 2004.....      24.26313015    October 2006......       2.44928460
January 2003......       64.06149104    December 2004.....      23.06254764    November 2006.....       1.74866391
February 2003.....       61.21637339    January 2005......      21.88785210    December 2006.....       1.06393112
March 2003........       58.29348152    February 2005.....      20.73853742    January 2007......       0.39473608
April 2003........       55.29598482    March 2005........      19.61410545    February 2007
May 2003..........       52.22714735    April 2005........      18.51406588       and thereafter.       0.00000000


                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                              CLASS A-7-1 COMPONENT


                        PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                           INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
July 2001.........      100.56250000%   December 2003.....     118.32645220%   May 2006..........     139.22833360%
August 2001.......      101.12816410    January 2004......     118.99203850    June 2006.........     140.01149300
September 2001....      101.69701000    February 2004.....     119.66136870    July 2006.........     140.79905760
October 2001......      102.26905570    March 2004........     120.33446390    August 2006.......     141.59105230
November 2001.....      102.84431910    April 2004........     121.01134530    September 2006....     142.38750200
December 2001.....      103.42281840    May 2004..........     121.69203410    October 2006......     143.18843170
January 2002......      104.00457180    June 2004.........     122.37655180    November 2006.....     143.99386660
February 2002.....      104.58959750    July 2004.........     123.06491990    December 2006.....     144.80383210
March 2002........      105.17791400    August 2004.......     123.75716010    January 2007......     145.61835370
April 2002........      105.76953970    September 2004....     124.45329410    February 2007.....     143.08665310
May 2002..........      106.36449340    October 2004......     125.15334390    March 2007........     135.64988760
June 2002.........      106.96279370    November 2004.....     125.85733140    April 2007........     128.40541810
July 2002.........      107.56445940    December 2004.....     126.56527890    May 2007..........     121.14255570
August 2002.......      108.16950950    January 2005......     127.27720860    June 2007.........     113.69619680
September 2002....      108.77796290    February 2005.....     127.99314290    July 2007.........     105.95164010
October 2002......      109.38983900    March 2005........     128.71310440    August 2007.......      98.04645690
November 2002.....      110.00515680    April 2005........     129.43711560    September 2007....      89.98932410
December 2002.....      110.62393580    May 2005..........     130.16519930    October 2007......      81.78858720
January 2003......      111.24619550    June 2005.........     130.89737860    November 2007.....      73.45227120
February 2003.....      111.87195530    July 2005.........     131.63367630    December 2007.....      64.98809170
March 2003........      112.50123510    August 2005.......     132.37411580    January 2008......      56.40346410
April 2003........      113.13405450    September 2005....     133.11872020    February 2008.....      47.70551460
May 2003..........      113.77043360    October 2005......     133.86751300    March 2008........      38.90108880
June 2003.........      114.41039230    November 2005.....     134.62051770    April 2008........      29.99676150
July 2003.........      115.05395070    December 2005.....     135.37775820    May 2008..........      20.99884540
August 2003.......      115.70112920    January 2006......     136.13925800    June 2008.........      11.91340030
September 2003....      116.35194810    February 2006.....     136.90504140    July 2008.........       2.55178090
October 2003......      117.00642780    March 2006........     137.67513220    August 2008.......
November 2003.....      117.66458890    April 2006........     138.44955480       and thereafter.       0.00000000


                  (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

                  (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

                  (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

                  (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

                  (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in
Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

                  In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-7, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, or, in the case of the Class A-7 Certificates, upon the later of (a) the Principal Balance of such Class being reduced to zero or (b) the Class A-7-4 Notional Amount and Class A-7-5 Notional Amount being reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

                  (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                  SECTION 4.02   ALLOCATION OF REALIZED LOSSES.

                  (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

                  first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

                  second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

                  third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

                  fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

                  fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

                  sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

                  seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

                  This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

                  (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-7 and Class A-PO Certificates), the Class A-7-1 Component, the Class A-7-2 Component, the Class A-7-3 Component and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Class A Certificates (other than the Class A-7 and A-PO Certificates) and the Class A-7-1 Component, Class A-7-2 Component and Class A-7-3 Component in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

                  (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

                  (d) [Intentionally Left Blank]

                  (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates (other than the Class A-7 Certificates) and the Components based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

                  (f) Realized Losses allocated in accordance with this Section
4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

                  (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

                  (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

                  SECTION 4.03   PAYING AGENT.

                  (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

                  The Master Servicer may, at any time, remove or replace the Paying Agent.

                  The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

                  (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

                  (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

                  (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

                  SECTION 4.04   STATEMENTS TO CERTIFICATEHOLDERS;
                                 REPORT TO THE TRUST ADMINISTRATOR AND THE
                                 SELLER.

                  Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

                  (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

                  (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

                  (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

                  (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

                  (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

                  (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

                  (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

                  (x) the Class A Percentage for such Distribution Date; (xi) the Class A Prepayment Percentage for such Distribution Date;

                  (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for such Distribution Date;


                  (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for such Distribution Date;

                  (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

                  (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

                  (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

                  (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

                  (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

                  (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

                  (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

                  (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

                  (xxiii) in the case of the Class A-7 Certificates, the Class A-7-4 Notional Amount and the Class A-7-5 Notional Amount, if any;

                  (xxiv) the Class A-PO Deferred Amount if any;

                  (xxv) the amount of PMI Advances made by a Servicer, if any;
         and

                  (xxvi) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

                  In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificates with a $50 Denomination.

                  Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and
(ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

                  Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

                  In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or, Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

                  SECTION 4.05 REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

                  The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Section Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

                  SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

                  The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.


                                   ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01    THE CERTIFICATES.

                  (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-R, A-LR, A-PO, B-1, B-2, B-3, B-4, B-5, B-6 and C
(reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

                  "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

                  (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to Section 5.07:

                  (i) the provisions of this Section 5.01(b) shall be in full force and effect;

                  (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

                  (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

                  (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

                  (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

                  For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

                  Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

                  SECTION 5.02  REGISTRATION OF CERTIFICATES.

                  (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

                  Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

                  At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

                  (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law. (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer or (b) if such transferee is an insurance company, (A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trust Administrator, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

                  (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee
(i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

                  The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

                  Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and
(ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

                  SECTION 5.03   MUTILATED, DESTROYED, LOST OR STOLEN
                                 CERTIFICATES.

                  If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

                  SECTION 5.04   PERSONS DEEMED OWNERS.

                  Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

                  SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

                  (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

                  (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

                  (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

                  SECTION 5.06   MAINTENANCE OF OFFICE OR AGENCY.

                  The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

                  SECTION 5.07   DEFINITIVE CERTIFICATES.

                  If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trust Administrator nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

                  SECTION 5.08    NOTICES TO CLEARING AGENCY.

                  Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to
Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

                  SECTION 6.01   LIABILITY OF THE SELLER AND THE MASTER
                                 SERVICER.

                  The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

                  SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

                  Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

                  SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

                  Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee or the Trust Administrator in their respective capacities hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

SECTION 6.04      RESIGNATION OF THE MASTER SERVICER.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

SECTION 6.05      COMPENSATION TO THE MASTER SERVICER.

                  The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

SECTION 6.06      ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

                  The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

                  SECTION 6.07 INDEMNIFICATION OF TRUSTEE, THE TRUST ADMINISTRATOR AND SELLER BY MASTER SERVICER.

                  The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                  ARTICLE VII

                                     DEFAULT

SECTION 7.01      EVENTS OF DEFAULT.

                  In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

                  (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

                  (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

                  (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator, on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator, on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator, on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

                  SECTION 7.02   OTHER REMEDIES OF TRUSTEE.

                  During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.


                  SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

                  During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

                  SECTION 7.04   ACTION UPON CERTAIN FAILURES OF THE
                                 MASTER SERVICER AND UPON EVENT OF DEFAULT.

                  In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

                  SECTION 7.05 TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

                  When the Master Servicer receives notice of termination pursuant to Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator, on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

                  SECTION 7.06   NOTIFICATION TO CERTIFICATEHOLDERS.

                  Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.


                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

                  SECTION 8.01   DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

                  The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

                  The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

                  No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

                  (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator under this Agreement; and

                  (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

                  None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE TRUST ADMINISTRATOR.

                  Except as otherwise provided in Section 8.01:

                  (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable may prescribe;

                  (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

                  (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.


                  SECTION 8.03 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR REQUIRED TO MAKE INVESTIGATION.


                  Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

                  SECTION 8.04 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

                  The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

                  SECTION 8.05 TRUSTEE AND THE TRUST ADMINISTRATOR MAY OWN CERTIFICATES.

                  Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

                  SECTION 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.

                  The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

                  SECTION 8.07   ELIGIBILITY REQUIREMENTS.

                  Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in Section 8.08.

                  SECTION 8.08   RESIGNATION AND REMOVAL.

                  Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

                  If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

                  The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

                  Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

                  SECTION 8.09   SUCCESSOR.

                  Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

                  Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

                  SECTION 8.10   MERGER OR CONSOLIDATION.

                  Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

                  SECTION 8.11   AUTHENTICATING AGENT.

                  The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

                  Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

                  The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

                  The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

                  SECTION 8.12    SEPARATE TRUSTEES AND CO-TRUSTEES.

                  The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

                  (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

                  (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

                  Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

                  No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

                  The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

                  The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in Section 8.06 hereof.

                  SECTION 8.13   APPOINTMENT OF CUSTODIANS.

                  The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

                  SECTION 8.14   TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

                  (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans), other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L3, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow the either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be the tax matters persons for the Upper-Tier REMIC and Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

                  In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of either REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

                  (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

                  SECTION 8.15   MONTHLY ADVANCES.

                  In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or
(v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.



                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01   TERMINATION UPON PURCHASE BY THE
                                 SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

                  Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to
Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section 11.22. In the case of any purchase by the Seller pursuant to said clause (i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

                  Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

                  Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and (g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

                  In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

                  SECTION 9.02   ADDITIONAL TERMINATION REQUIREMENTS.

                  In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

                  (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in
         Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  SECTION 10.01  AMENDMENT.

                  (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and the Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

                  This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

                  Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

                  (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trustee or the Trust Administrator; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

                  A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

                  SECTION 10.02  RECORDATION OF AGREEMENT.

                  This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.


                  SECTION 10.04  GOVERNING LAW; JURISDICTION.

                  This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 10.05  NOTICES.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and, (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

                  For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, the Servicer or a Certificateholder.

                  SECTION 10.06  SEVERABILITY OF PROVISIONS.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 10.07  SPECIAL NOTICES TO RATING AGENCIES.

                  (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

                  (i) any amendment to this Agreement pursuant to Section 10.01(a);

                  (ii) any sale or transfer of the Class B Certificates pursuant to Section 5.02 to an affiliate of the Seller;

                  (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

                  (iv) any resignation of the Master Servicer pursuant to
         Section 6.04;

                  (v) the occurrence of any of the Events of Default described in Section 7.01;

                  (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

                  (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

                  (viii) the making of a final payment pursuant to Section 9.01.

                  (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

                  (i) the appointment of a Custodian pursuant to Section 2.02;

                  (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

                  (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

                  (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

                  (c) The Master Servicer shall deliver to each Rating Agency:

                  (i) reports prepared pursuant to Section 3.05; and

                  (ii) statements prepared pursuant to Section 4.04.

                  SECTION 10.08  COVENANT OF SELLER.

                  The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

                  SECTION 10.09  RECHARACTERIZATION.

                  The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.



                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

                  SECTION 11.01  CLASS A FIXED PASS-THROUGH RATE.

                  The Class A Fixed Pass-Through Rate is 6.750% per annum.

                  SECTION 11.02  CUT-OFF DATE.

                  The Cut-Off Date for the Certificates is June 1, 2001.

                  SECTION 11.03  CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

                  The Cut-Off Date Aggregate Principal Balance is
                  $312,174,606.53.

                  SECTION 11.04  ORIGINAL CLASS A PERCENTAGE.

                  The Original Class A Percentage is 96.49715151%.

                  SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

                  As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                            Original
            Class                                       Principal Balance
            -----                                       -----------------
         Class A-1                                       $85,059,500.00
         Class A-2                                       $31,000,000.00
         Class A-3                                       $52,500,000.00
         Class A-4                                       $76,742,018.00
         Class A-5                                        $5,503,500.00
         Class A-6                                        $6,900,000.00
         Class A-7                                       $43,303,982.00
         Class A-PO                                         $238,870.32
         Class A-R                                               $50.00
         Class A-LR                                              $50.00

                  SECTION 11.05(A) ORIGINAL CLASS A-7-4 NOTIONAL AMOUNT

                  The Original Class A-7-4 Notional Amount is $7,875,879.00.

                  SECTION 11.05(B) ORIGINAL CLASS A-7-5 NOTIONAL AMOUNT

                  The Original Class A-7-5 Notional Amount is $129,242,018.00.

                  SECTION 11.06  ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

                  The Original Class A Non-PO Principal Balance is $301,009,100.00.

                  SECTION 11.07  ORIGINAL SUBORDINATED PERCENTAGE.

                  The Original Subordinated Percentage is 3.50284849%.

                  SECTION 11.08  ORIGINAL CLASS B PRINCIPAL BALANCE.

                  The Original Class B Principal Balance is $10,926,636.21.

                  SECTION 11.09  ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF
                                  CLASS B CERTIFICATES.

                  As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                                Original
                  Class                                     Principal Balance
                  -----                                     -----------------
                    Class B-1                                   $4,683,000.00
                    Class B-2                                   $2,341,000.00
                    Class B-3                                   $1,561,000.00
                    Class B-4                                   $  780,000.00
                    Class B-5                                   $  781,000.00
                    Class B-6                                   $  780,636.21

                  SECTION 11.10  ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

                  The Original Class B-1 Fractional Interest is 2.00157772%.

                  SECTION 11.11  ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

                  The Original Class B-2 Fractional Interest is 1.25110263%.

                  SECTION 11.12  ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

                  The Original Class B-3 Fractional Interest is 0.75067904%.

                  SECTION 11.13  ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

                  The Original Class B-4 Fractional Interest 0.50062754%.

                  SECTION 11.14  ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

                  The Original Class B-5 Fractional Interest is 0.25025546%.

                  SECTION 11.15  ORIGINAL CLASS B-1 PERCENTAGE.

                  The Original Class B-1 Percentage is 1.50127076%.

                  SECTION 11.16  ORIGINAL CLASS B-2 PERCENTAGE.

                  The Original Class B-2 Percentage is 0.75047509%.

                  SECTION 11.17  ORIGINAL CLASS B-3 PERCENTAGE.

                  The Original Class B-3 Percentage is 0.50042359%.

                  SECTION 11.18  ORIGINAL CLASS B-4 PERCENTAGE.

                  The Original Class B-4 Percentage is 0.25005150%.

                  SECTION 11.19  ORIGINAL CLASS B-5 PERCENTAGE.

                  The Original Class B-5 Percentage is 0.25037208%.

                  SECTION 11.20  ORIGINAL CLASS B-6 PERCENTAGE.

                  The Original Class B-6 Percentage is 0.25025546%.

                  SECTION 11.21  CLOSING DATE.

                  The Closing Date is June 28, 2001.

                  SECTION 11.22  RIGHT TO PURCHASE.

                  The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $ 31,217,460.65 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

                  SECTION 11.23  WIRE TRANSFER ELIGIBILITY.

                  With respect to the Class A Certificates (other than the Class A-R and Class A-LR) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

                  SECTION 11.24 SINGLE CERTIFICATE.

                  A Single Certificate for each Class of Class A Certificates (other than the Class A-6, Class A-7, Class A-R, Class A-LR and Class A-PO Certificates) represents a $25,000 Denomination. A Single Certificate for the Class A-6, Class A-7, Class A-PO, and each Class of Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) Certificates represents a $100,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $50 Denomination. A Single Certificate for the Class A-LR Certificate represents a $50 Denomination.

                  SECTION 11.25  SERVICING FEE RATE.

                  The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

                  SECTION 11.26  MASTER SERVICING FEE RATE.

                  The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

                  IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    WELLS FARGO ASSET SECURITIES
                                       CORPORATION
                                         as Seller

                                    By:
                                          --------------------------------------
                                          Name:  Alan S. McKenney
                                          Title: Vice President

                                    WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                         as Master Servicer

                                    By:
                                          --------------------------------------
                                          Name:  Nancy E. Burgess
                                          Title: Vice President

                                    FIRST UNION NATIONAL BANK
                                         as Trust Administrator


                                    By:
                                          --------------------------------------
                                          Name:
                                          Title:


Attest:
By: ________________________________
Name: ______________________________
Title: _____________________________


                                    UNITED STATES TRUST COMPANY
                                       OF NEW YORK
                                         as Trustee

                                    By:
                                          --------------------------------------
                                          Name
                                          Title:

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

                  On this 28th day of June, 2001, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides in McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

                  On this 28th day of June, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides in Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        ss.:
COUNTY OF               )


                  On this 28th day of June, 2001, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

--------------------------------------------
Notary Public
[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                        ss.:
COUNTY OF               )

                  On this 28th day of June, 2001, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                        ss.:
COUNTY OF               )

                  On this 28th day of June, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides in __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF
          TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
           REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
           REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
            TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY
                TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
                 OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
                    THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AA 6           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.125% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
     CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AB 4           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031


            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT A-3

                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AC 2           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT A-4

                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AD 0           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.375% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AE 8           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-5 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AF 5           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-6 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON A PORTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AG 3           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of Principal Balance, the Class A-7 Certificates consist of five components (each, a "Component" and individually, the "Class A-7-1 Component," the "Class A-7-2 Component," the "Class A-7-3 Component," the "Class A-7-4 Component" and the "Class A-7-5 Component"). The amount of interest which accrues on the Class A-7 Certificates in any month will equal the sum of the interest which accrues on the Class A-7 Components. The component rate (the "Component Rate") on each of the Class A-7 Components (other than the Class A-7-5 Component) will be 6.750% per annum. The Component Rate on the A-7-5 Component will be 0.42577683% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Principal Balance in the case of the Class A-7-1 Component, Class A-7-2 Component and Class A-7-3 Component or the outstanding notional amount in the case of the Class A-7-4 Component and Class A-7-5 Component. Prior to the applicable Accretion Termination Date, the interest accrual on the Class A-7-1 Component and Class A-7-2 Component will not be distributed as interest on this Certificate. Prior to the applicable Accretion Termination Date, the interest on the Class A-7-1 Component and Class A-7-2 Component otherwise available for distribution on this Certificate will be added to the Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates with respect to their Components.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Each Component constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-16, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                          housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AH 1           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                fully amortizing, first lien, one- to four-family
                     residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AJ 7           First Distribution Date:  July 25, 2001

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-16, CLASS A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___                       Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AK 4                    First Distribution Date: July 25, 2001

Percentage Interest evidenced             Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
           REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
 REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
 VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS B-1

               evidencing an interest in a pool of fixed interest
            rate, conventional, monthly pay, fully amortizing, first
              lien, one-to-four-family residential mortgage loans,
                which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AL 2           First Distribution Date:  July 25, 2001

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four- family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AM 0           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF
          TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
           REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
 REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
 VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS B-3

               evidencing an interest in a pool of fixed interest
            rate, conventional, monthly pay, fully amortizing, first lien, one- to four- family residential mortgage loans, which may include loans secured by shares issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AN 8           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS B-4

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one-to-four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AU 2           First Distribution Date:  July 25, 2001

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer in immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS B-5

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one-to-four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AV 0           First Distribution Date:  July 25, 2001

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer in immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-16, CLASS B-6

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one-to-four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. ___              Cut-Off Date:  June 1, 2001

CUSIP No.: 94977F AW 8           First Distribution Date:  July 25, 2001

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer in immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                 First Union National Bank,
                                   Trust Administrator

                                 By:____________________________________
                                    Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:______________________________
   Authorized Officer

                                    EXHIBIT C
                [Form of Reverse of Series 2001-16 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-16

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:

Dated:



                                 ------------------------------------
                                 Signature by or on behalf of assignor



                                 ------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________________________ for the
account of _______________________________________________ account number
_____________, or, if mailed by check, to
_______________________________________________________. Applicable statements should be mailed to

-------------------------------------------------------------------------------.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                         W I T N E S S E T H   T H A T

            WHEREAS, the Seller, the Master Servicer, and the Trust Administrator and the United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of June 28, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-16 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

            Section 2.1 Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2 Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3 Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.


            Section 2.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

            Section 2.5 Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement. Section 2.6_Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III

                            Concerning the Custodian

            Section 3.1 Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2 Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5 Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

            Section 3.6 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

            Section 4.1 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                              FIRST UNION NATIONAL BANK



401 South Tryon Street                By:__________________________________
Charlotte, North Carolina, 28202         Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                  By:__________________________________
Frederick, Maryland 21703                Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION

7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              [CUSTODIAN]



                                      By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                  ______________________________
                                                           Notary Public


        [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                  ______________________________
                                                           Notary Public


        [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

                                                  ______________________________
                                                           Notary Public


        [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association


                                                  ______________________________
                                                           Notary Public


        [NOTARIAL SEAL]

                                   EXHIBIT F-1

                       [Schedule of Type 1 Mortgage Loans]



WFMBS
WFMBS   2001-16 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(i)           (ii)                                          (iii)     (iv)      (v)       (vi)           (vii)       (viii)
---           ----                                          -----     ----      ---       ----           -----       ------
                                                                                NET
MORTGAGE                                                              MORTGAGE  MORTGAGE  CURRENT        ORIGINAL    SCHEDULED
LOAN                                              ZIP       PROPERTY  INTEREST  INTEREST  MONTHLY        TERM TO     MATURITY
NUMBER        CITY                       STATE    CODE      TYPE      RATE      RATE      PAYMENT        MATURITY    DATE
------        ----                       -----    ----      ----      ----      ----      -------        --------    ----

5125030       WHITE PLAINS               NY       10605     SFD       7.625     6.750     $3,573.42        360       1-May-30
5149170       ISLE OF PALMS              SC       29451     SFD       7.625     6.750     $3,682.13        360       1-Apr-30
5709739       DETROIT                    MI       48236     SFD       7.625     6.750     $3,002.66        360       1-Jun-30
5722181       LONG VALLEY                NJ       07853     SFD       7.500     6.750     $2,027.11        360       1-May-30
5726109       GRANGER                    IN       46530     SFD       7.625     6.750     $2,122.87        360       1-Oct-30
5750879       HORSESHOE BAY              TX       78657     SFD       7.625     6.750     $2,180.92        360       1-Oct-30
5758977       BERKELEY HEIGHTS           NJ       07922     SFD       7.625     6.750     $2,222.25        360       1-Oct-30
5766765       FAIRFAX                    VA       22030     SFD       7.625     6.750     $2,545.76        360       1-Oct-30
5805555       EAGLE                      ID       83616     SFD       7.625     6.750     $2,078.32        360       1-Oct-30
5811707       CARLISLE                   MA       01741     SFD       7.500     6.750     $3,479.96        360       1-Jan-31
5815742       SOUTHLAKE                  TX       76262     SFD       7.625     6.750     $2,038.67        360       1-Oct-30
5816080       LEWES                      DE       19958     LCO       7.750     6.750     $2,150.15        360       1-Oct-30
5817640       ALBUQUERQUE                NM       87101     SFD       7.375     6.750     $2,279.23        360       1-Jun-31
5826219       MARLBORO                   NJ       07746     SFD       7.125     6.750     $2,261.33        360       1-Jun-31
5836406       ARLINGTON                  TN       38002     SFD       7.875     6.750     $5,571.44        360       1-Dec-30
5839785       MATTITUCK                  NY       11952     SFD       8.000     6.750     $1,394.16        360       1-Feb-31
5845054       ATLANTA                    GA       30319     SFD       7.625     6.750     $2,066.76        360       1-Dec-30
5851788       KINNELON                   NJ       07405     SFD       7.625     6.750     $2,477.28        360       1-Feb-31
5865420       MORRISTOWN                 NJ       07960     SFD       7.375     6.750     $2,210.17        360       1-May-31
5867282       HIGHLANDS RANCH            CO       80126     SFD       7.625     6.750     $2,123.38        360       1-Jan-31
5871003       FRANKLIN TOWNSHIP          NJ       08873     SFD       8.250     6.750     $2,299.63        360       1-Jan-31
5872398       LIMERICK                   PA       19468     SFD       8.000     6.750     $2,286.41        360       1-Feb-31
5879809       MAMARONECK                 NY       10538     SFD       8.000     6.750     $3,925.65        360       1-Mar-31
5882821       TRACY                      CA       95376     SFD       7.875     6.750     $2,187.90        360       1-Jan-31
5890186       EXETER                     NH       03833     SFD       7.125     6.750     $2,639.40        360       1-Jun-31
5891228       ARLINGTON                  VA       22205     SFD       7.250     6.750     $2,319.40        360       1-Jun-31
5893734       MILTON                     MA       02186     SFD       7.250     6.750     $2,114.75        360       1-May-31
5895371       LENEXA                     KS       66220     SFD       8.250     6.750     $2,318.78        360       1-Dec-30
5897811       REDLANDS                   CA       92373     SFD       7.500     6.750     $2,226.30        360       1-Feb-31
5897833       GRANITE BAY                CA       95746     SFD       7.625     6.750     $4,246.76        360       1-Feb-31
5898032       TARZANA                    CA       91356     SFD       7.500     6.750     $4,544.89        360       1-Feb-31
5899112       PALOS VERDES ESTATES       CA       90274     SFD       7.750     6.750     $3,582.07        360       1-Apr-31
5899218       NEW YORK                   NY       10028     COP       7.625     6.750     $3,848.63        360       1-Jun-31
5900124       RUXTON                     MD       21204     SFD       7.000     6.733     $2,953.95        360       1-Apr-31
5900893       ANTIOCH                    CA       94509     SFD       7.250     6.750     $1,991.96        360       1-Jun-31
5902198       BERNARDSVILLE              NJ       07924     SFD       7.375     6.750     $3,177.11        360       1-May-31
5902838       MISSION VIEJO              CA       92692     SFD       8.500     6.750     $3,652.34        360       1-Apr-31
5903989       TEMECULA                   CA       92592     PUD       8.000     6.750     $2,164.61        360       1-Feb-31
5904090       PASADENA                   CA       91104     SFD       7.875     6.750     $2,401.43        360       1-Feb-31
5904197       BERKELEY                   CA       94703     SFD       7.375     6.750     $2,334.49        360       1-Mar-31
5904211       WEST PALM BEACH            FL       33412     SFD       7.125     6.750     $2,358.02        360       1-May-31
5905031       WAYNE                      IL       60184     SFD       7.125     6.750     $2,560.14        360       1-May-31
5907242       NORTH PORT                 FL       34286     SFD       7.625     6.750     $2,445.98        360       1-Jun-31
5908254       CENTREVILLE                VA       20120     SFD       7.750     6.750     $2,399.99        360       1-Jun-31
5908749       CAPE CORAL                 FL       33904     SFD       7.125     6.750     $2,358.02        360       1-May-31
5908761       ARLINGTON                  VA       22205     PUD       7.375     6.750     $2,417.36        360       1-Mar-31
5910215       GREAT NECK                 NY       11020     SFD       7.250     6.750     $2,728.71        360       1-May-31
5911350       MOUNT KISCO                NY       10549     SFD       7.375     6.750     $4,144.06        360       1-Apr-31
5911752       SAN JOSE                   CA       95134     LCO       7.500     6.750     $2,796.86        360       1-Apr-31
5912683       RIDGEWOOD                  NJ       07450     SFD       7.750     6.750     $2,536.10        360       1-Feb-31
5912695       CASTRO VALLEY              CA       94546     SFD       7.750     6.750     $2,185.06        360       1-Feb-31
5912758       DALY CITY                  CA       94015     SFD       7.750     6.750     $2,520.34        360       1-Feb-31
5913644       APTOS                      CA       95003     SFD       7.125     6.750     $1,969.30        360       1-May-31
5914089       SAN JOSE                   CA       95136     SFD       7.625     6.750     $2,689.62        360       1-Feb-31
5915939       ROSWELL                    GA       30075     SFD       7.250     6.750     $2,166.60        360       1-May-31
5916306       VISTA                      CA       92083     SFD       7.500     6.750     $1,013.87        360       1-May-31
5916685       BASKING RIDGE              NJ       07920     LCO       7.250     6.750     $2,264.28        360       1-May-31
5916784       VILLA PARK                 CA       92861     SFD       7.375     6.750     $3,177.11        360       1-Feb-31
5916954       SANTA CLARA                CA       95050     SFD       7.750     6.750     $2,722.37        360       1-Feb-31
5917733       ROUND HILL                 VA       20141     SFD       7.750     6.750     $2,335.50        360       1-Feb-31
5918382       GLENDALE                   CA       91208     SFD       7.750     6.750     $2,226.61        360       1-Mar-31
5918726       CENTREVILLE                VA       20121     SFD       8.500     6.750     $3,315.94        360       1-Dec-30
5918773       HOUSTON                    TX       77019     SFD       7.500     6.750     $6,118.13        360       1-Jan-31
5919188       TOPSFIELD                  MA       01983     SFD       7.875     6.750     $3,335.32        360       1-Apr-31
5919655       FAWNSKIN                   CA       92333     SFD       7.875     6.750     $3,104.02        360       1-Feb-31
5919817       SEATTLE                    WA       98118     SFD       7.625     6.750     $3,114.29        360       1-Apr-31
5920721       FAIRFAX                    CA       94930     SFD       7.875     6.750     $2,708.13        360       1-Feb-31
5920957       WASHINGTON                 DC       20009     MF2       9.500     6.750     $3,237.08        360       1-Nov-30
5921258       SUPERIOR                   CO       80027     SFD       7.625     6.750     $3,015.21        360       1-Jan-31
5921870       ATLANTA                    GA       30345     SFD       7.875     6.750     $3,157.68        360       1-Apr-31
5921949       ROCKLIN                    CA       95677     SFD       7.500     6.750     $2,433.27        360       1-Feb-31
5922023       FOLSOM                     CA       95630     SFD       7.750     6.750     $2,349.83        360       1-Feb-31
5922148       WESTON                     CT       06883     SFD       8.125     6.750     $3,200.17        360       1-Apr-31
5922766       ENCINITAS                  CA       92024     SFD       7.625     6.750     $4,777.61        360       1-Jan-31
5923203       UNION CITY                 CA       94584     SFD       8.625     6.750     $3,816.23        360       1-Mar-31
5923213       SAN JOSE                   CA       95131     SFD       8.625     6.750     $2,535.60        360       1-Mar-31
5923519       ORINDA                     CA       94563     SFD       8.125     6.750     $2,216.36        360       1-Mar-31
5923814       SEATTLE                    WA       98177     SFD       8.000     6.750     $4,769.47        360       1-Feb-31
5923905       ATLANTA                    GA       30306     SFD       8.250     6.750     $3,117.76        360       1-Nov-30
5924092       ANN ARBOR                  MI       48103     SFD       7.750     6.750     $3,341.35        360       1-Feb-31
5924111       BUENA PARK                 CA       90621     SFD       9.500     6.750     $2,480.52        360       1-Dec-30
5924793       RIVER VALE                 NJ       07675     SFD       7.500     6.750     $2,045.21        360       1-Apr-31
5925065       SAN DIEGO                  CA       92109     SFD       7.750     6.750     $3,940.27        360       1-Mar-31
5925135       CHINO HILLS                CA       91709     SFD       7.875     6.750     $2,059.20        360       1-Mar-31
5925156       FAIRFIELD                  CA       94533     SFD       7.875     6.750     $2,392.73        360       1-Mar-31
5925224       FREMONT                    CA       94539     SFD       7.875     6.750     $2,885.78        360       1-Apr-31
5925608       RYE BROOK                  NY       10573     SFD       7.250     6.750     $3,410.89        360       1-May-31
5926338       FOSTER CITY                CA       94404     SFD       7.875     6.750     $2,887.23        360       1-Apr-31
5926579       MONROVIA                   CA       91016     SFD       7.375     6.750     $2,223.98        360       1-May-31
5927060       MCCORDSVILLE               IN       46055     SFD       7.750     6.750     $3,152.22        360       1-Apr-31
5927167       HUNTINGTON                 NY       11743     SFD       7.625     6.750     $1,132.47        360       1-Apr-31
5927525       AROMAS                     CA       95004     SFD       7.750     6.750     $3,223.86        360       1-May-31
5929099       MORAGA                     CA       94556     SFD       7.125     6.750     $3,200.17        360       1-Apr-31
5929115       CAMPBELL                   CA       95008     SFD       7.000     6.733     $2,065.77        360       1-Jun-31
5929126       COLUMBUS                   NJ       08022     SFD       8.000     6.750     $2,076.55        360       1-Feb-31
5930428       OAKLAND                    CA       94618     SFD       7.375     6.750     $2,721.26        360       1-Mar-31
5930577       PRINCETON                  NJ       08540     PUD       7.500     6.750     $3,356.23        360       1-Apr-31
5931396       BETHESDA                   MD       20817     SFD       7.375     6.750     $3,027.92        360       1-Apr-31
5931468       LOS ANGELES                CA       90046     SFD       7.500     6.750     $3,398.19        360       1-Apr-31
5931620       DANVILLE                   CA       94506     SFD       7.250     6.750     $2,234.13        360       1-May-31
5931703       ELBERT                     CO       80106     SFD       6.875     6.608     $2,470.06        360       1-May-31
5932608       TALLAHASSEE                FL       32312     SFD       7.750     6.750     $3,655.14        360       1-Apr-31
5932627       MEDIA                      PA       19063     SFD       7.250     6.750     $2,558.16        360       1-Apr-31
5932754       JASPER                     GA       30143     SFD       7.125     6.750     $2,550.03        360       1-May-31
5932828       POST FALLS                 ID       83854     SFD       7.375     6.750     $2,762.70        360       1-Feb-31
5933361       SARASOTA                   FL       34236     SFD       7.875     6.750     $4,183.66        360       1-Apr-31
5933442       SIMI VALLEY                CA       93063     SFD       7.875     6.750     $2,320.22        360       1-Mar-31
5933507       MILPITAS                   CA       95035     SFD       7.625     6.750     $2,809.94        360       1-Mar-31
5933516       SAN JOSE                   CA       95123     SFD       7.250     6.750     $2,387.62        360       1-Mar-31
5933659       SUNNYVALE                  CA       94087     SFD       7.750     6.750     $3,824.93        360       1-Apr-31
5934020       SARASOTA                   FL       34241     SFD       7.500     6.750     $2,796.86        360       1-Apr-31
5934350       HOLLISTER                  CA       95023     SFD       7.750     6.750     $2,175.24        360       1-Jan-31
5934354       SAN FRANCISCO              CA       94131     SFD       8.000     6.750     $2,215.97        360       1-Mar-31
5934569       PAWLING                    NY       12564     SFD       7.375     6.750     $2,143.31        360       1-Jun-31
5934721       VALLEY CENTER              CA       92082     SFD       8.000     6.750     $2,935.06        360       1-Mar-31
5934784       SAN JOSE                   CA       95128     SFD       7.750     6.750     $2,937.29        360       1-Mar-31
5935186       REDWOOD CITY               CA       94065     SFD       7.750     6.750     $3,431.62        360       1-Apr-31
5937649       ANAHEIM                    CA       92808     SFD       7.625     6.750     $3,714.50        360       1-Apr-31
5938131       SANTA ROSA                 CA       95403     SFD       7.750     6.750     $2,808.34        360       1-Mar-31
5938206       SANTA CLARA                CA       95051     SFD       7.750     6.750     $3,438.78        360       1-Mar-31
5938721       HAUPPAUGE                  NY       11788     SFD       7.375     6.750     $1,312.29        360       1-May-31
5938925       DANVILLE                   CA       94506     SFD       7.500     6.750     $3,496.07        360       1-Apr-31
5938931       GLENVIEW                   IL       60025     SFD       8.500     6.750     $3,267.89        360       1-May-31
5939677       TUCSON                     AZ       85750     SFD       7.625     6.750     $2,406.50        360       1-Mar-31
5939771       PINOLE                     CA       94564     SFD       7.125     6.750     $2,075.06        360       1-May-31
5939936       MESA                       AZ       85213     SFD       7.625     6.750     $3,201.35        360       1-Apr-31
5940714       REIDSVILLE                 NC       27320     SFD       8.000     6.750     $2,195.43        360       1-Apr-31
5941336       COPPELL                    TX       75019     SFD       7.375     6.750     $2,199.11        360       1-May-31
5941511       LONG BEACH                 CA       90808     SFD       7.500     6.750     $2,258.47        360       1-May-31
5941705       OCEANSIDE                  CA       92054     SFD       7.500     6.750     $1,104.76        360       1-May-31
5942318       LUTZ                       FL       33549     SFD       7.125     6.750     $2,021.16        360       1-May-31
5943014       CARMEL                     IN       46032     SFD       7.375     6.750     $2,923.63        360       1-Apr-31
5943015       WASHINGTON TOWNSHIP        NJ       07853     SFD       7.875     6.750     $3,190.31        360       1-Mar-31
5943369       YORK                       PA       17404     SFD       8.250     6.750     $3,006.98        359       1-Oct-30
5944174       SOQUEL                     CA       95073     SFD       7.250     6.750     $3,376.78        360       1-May-31
5944209       SOUTHERN PINES             NC       28387     SFD       7.375     6.750     $1,121.66        360       1-May-31
5945216       JAMISON                    PA       18929     SFD       7.375     6.750     $2,141.09        360       1-May-31
5945278       ORLANDO                    FL       32801     SFD       7.375     6.750     $2,227.43        360       1-Apr-31
5945631       DAVIDSONVILLE              MD       21035     SFD       7.375     6.750     $2,900.84        360       1-Apr-31
5945700       MENLO PARK                 CA       94025     SFD       7.250     6.750     $3,479.10        360       1-Apr-31
5945740       OCEANSIDE                  CA       92057     SFD       7.250     6.750     $2,128.39        360       1-May-31
5946386       BRENTWOOD                  CA       94513     SFD       7.875     6.750     $2,860.76        360       1-Feb-31
5947007       HOLLISTON                  MA       01746     SFD       7.875     6.750     $3,438.36        353       1-Sep-30
5947519       SAN JOSE                   CA       95118     SFD       7.750     6.750     $3,080.58        360       1-Apr-31
5948298       ISLAND HEIGHTS             NJ       08732     SFD       9.625     6.750     $2,379.97        360       1-Dec-30
5948377       TACOMA                     WA       98422     SFD       8.125     6.750     $3,563.99        360       1-Jan-31
5948391       SEBASTOPOL                 CA       95472     SFD       7.250     6.750     $2,169.32        360       1-May-31
5948488       SCOTTSDALE                 AZ       85255     SFD       7.375     6.750     $2,177.70        360       1-Apr-31
5948597       GREENFIELD                 MN       55357     SFD       8.125     6.750     $2,747.24        360       1-Jan-31
5949274       PORTLAND                   OR       97212     SFD       8.625     6.750     $2,507.59        360       1-Oct-30
5949641       BIG BEAR LAKE              CA       92315     SFD       7.375     6.750     $1,479.43        360       1-May-31
5949692       PARKER                     CO       80138     SFD       8.000     6.750     $2,641.55        360       1-Feb-31
5950032       COLLEYVILLE                TX       76034     SFD       7.250     6.750     $4,164.35        360       1-Mar-31
5950127       GIG HARBOR                 WA       98332     SFD       7.625     6.750     $3,298.32        360       1-Apr-31
5950975       WILTON                     CT       06897     SFD       7.375     6.750     $2,069.96        360       1-May-31
5952482       CHARLES TOWN               WV       25414     SFD       7.625     6.750     $4,314.71        360       1-Apr-31
5952600       FRANKLIN                   MI       48025     SFD       7.875     6.750     $3,132.30        360       1-Apr-31
5952611       ATLANTA                    GA       30307     SFD       7.250     6.750     $3,410.88        360       1-Apr-31
5953855       SAN RAMON                  CA       94583     SFD       7.250     6.750     $2,462.66        360       1-Jun-31
5954390       NEWPORT COAST              CA       92657     SFD       7.125     6.750     $6,178.00        360       1-Jun-31
5954972       SPRING                     TX       77389     SFD       7.375     6.750     $2,874.94        360       1-Apr-31
5955024       PARAMUS                    NJ       07652     LCO       7.250     6.750     $2,373.98        360       1-Jun-31
5955062       SIMI VALLEY                CA       93065     SFD       7.250     6.750     $2,312.58        360       1-Apr-31
5955360       COS COB                    CT       06807     SFD       7.125     6.750     $5,389.75        360       1-Jun-31
5955488       KENNETT SQUARE             PA       19348     SFD       7.625     6.750     $3,468.19        360       1-Apr-31
5955687       CAMPBELL                   CA       95008     SFD       6.875     6.608     $4,270.04        360       1-Mar-31
5955833       LAKE ELMO                  MN       55042     SFD       7.125     6.750     $2,573.60        360       1-May-31
5956078       SHOREWOOD                  MN       55331     SFD       7.000     6.733     $2,395.09        360       1-May-31
5956177       SAN JOSE                   CA       95125     SFD       7.375     6.750     $2,085.84        360       1-May-31
5956448       BERLIN                     MA       01503     SFD       7.375     6.750     $2,059.76        360       1-May-31
5956533       LITTLE DEER ISLE           ME       04650     SFD       7.125     6.750     $6,737.19        360       1-Jun-31
5956984       WESTERN SPRINGS            IL       60558     SFD       7.000     6.733     $2,461.62        360       1-May-31
5957000       NAPA                       CA       94558     SFD       7.125     6.750     $4,015.37        360       1-Jun-31
5957278       NAPA                       CA       94558     SFD       7.625     6.750     $2,836.84        360       1-Apr-31
5957500       WOODBURY                   MN       55125     SFD       7.125     6.750     $2,102.00        360       1-May-31
5957522       CUPERTINO                  CA       95014     SFD       7.125     6.750     $2,795.93        360       1-Apr-31
5957580       FREMONT                    CA       94536     SFD       7.625     6.750     $3,255.85        360       1-Apr-31
5957652       NEEDHAM                    MA       02492     SFD       7.250     6.750     $2,114.75        360       1-May-31
5958329       BALLGROUND                 GA       30107     SFD       7.250     6.750     $2,387.62        360       1-Apr-31
5959889       PORT REPUBLIC              MD       20676     SFD       8.625     6.750     $2,135.04        360       1-Feb-31
5960267       TOPANGA                    CA       90290     SFD       7.250     6.750     $2,182.97        360       1-May-31
5960416       AUSTIN                     TX       78730     SFD       7.500     6.750     $4,542.80        360       1-Apr-31
5960551       SAN BERNARDINO             CA       92404     SFD       7.125     6.750     $1,179.01        360       1-May-31
5960621       SANTA CRUZ                 CA       95062     SFD       7.375     6.750     $2,072.03        360       1-May-31
5960735       SIMPSONVILLE               SC       29681     SFD       7.625     6.750     $2,264.94        360       1-Jun-31
5961038       PASADENA                   CA       91104     SFD       6.875     6.608     $2,706.55        360       1-Apr-31
5961075       COLTS NECK                 NJ       07722     SFD       7.250     6.750     $3,642.83        360       1-May-31
5961557       SANTA BARBARA              CA       93109     SFD       7.125     6.750     $2,411.92        360       1-May-31
5962657       NORTHVILLE                 MI       48167     SFD       6.875     6.608     $1,970.79        360       1-May-31
5963234       SAN DIEGO                  CA       92103     SFD       7.875     6.750     $3,207.71        360       1-Apr-31
5963946       NOVATO                     CA       94947     SFD       7.000     6.733     $3,236.70        360       1-Apr-31
5963963       NOVATO                     CA       94947     SFD       7.625     6.750     $5,166.90        360       1-Apr-31
5965701       ALEXANDRIA                 VA       22314     HCO       7.250     6.750     $2,646.85        360       1-May-31
5965729       NORRIDGE                   IL       60634     SFD       7.875     6.750     $3,661.61        360       1-Mar-31
5966730       FREMONT                    CA       94536     SFD       7.500     6.750     $2,482.22        360       1-Feb-31
5966770       MADISON                    CT       06443     SFD       7.875     6.750     $3,625.35        360       1-Apr-31
5967531       TOMBALL                    TX       77375     SFD       7.875     6.750     $3,033.33        360       1-Jan-31
5967702       WHITE PLAINS               NY       10603     SFD       7.375     6.750     $2,762.70        360       1-Apr-31
5967737       RALEIGH                    NC       27608     SFD       7.375     6.750     $3,066.60        360       1-Apr-31
5967973       BERNARDSVILLE              NJ       07924     SFD       7.125     6.750     $3,368.60        360       1-Jun-31
5968852       STAMFORD                   CT       06902     SFD       7.000     6.733     $2,268.69        360       1-Jun-31
5969235       BURNSVILLE                 NC       28714     SFD       7.500     6.750     $3,614.94        360       1-Feb-31
5969242       MONTCLAIR                  NJ       07042     SFD       7.750     6.750     $2,292.52        360       1-Mar-31
5969287       MAHTOMEDI                  MN       55115     SFD       7.750     6.750     $3,108.28        354       1-Aug-30
5969309       ST LOUIS                   MO       63119     SFD       7.500     6.750     $3,286.31        360       1-Feb-31
5970095       POTOMAC                    MD       20854     LCO       7.125     6.750     $2,277.17        360       1-Jun-31
5970475       ENGLEWOOD                  NJ       07631     SFD       7.250     6.750     $3,728.78        360       1-Jun-31
5970583       MUKILTEO                   WA       98275     SFD       7.500     6.750     $2,852.80        360       1-Apr-31
5970600       POTOMAC FALLS              VA       20165     SFD       7.250     6.750     $2,142.04        360       1-Jun-31
5970606       LAKE OSWEGO                OR       97034     SFD       7.875     6.750     $2,929.28        360       1-Apr-31
5970809       BRIDGEWATER TWP            NJ       08836     SFD       7.625     6.750     $4,600.66        360       1-Apr-31
5971108       SAN DIEGO                  CA       92131     SFD       7.875     6.750     $3,125.05        360       1-Apr-31
5971275       MONTCLAIR                  NJ       07043     SFD       7.375     6.750     $3,159.84        360       1-Apr-31
5971291       SOUTH LAKE TAHOE           CA       96150     SFD       8.000     6.750     $2,993.76        360       1-Apr-31
5971934       SEVIERVILLE                TN       37862     SFD       7.375     6.750     $1,277.75        360       1-May-31
5972158       SOUTHAMPTON                NY       11968     SFD       7.125     6.750     $4,379.17        360       1-May-31
5972558       POMPANO BEACH              FL       33062     SFD       7.625     6.750     $4,360.01        360       1-Mar-31
5972563       CAMAS                      WA       98607     SFD       7.625     6.750     $2,205.56        353       1-Jul-30
5972594       CINCINNATI                 OH       45245     SFD       7.500     6.750     $2,992.64        360       1-Mar-31
5972598       CHARLOTTE                  NC       28211     SFD       6.625     6.358     $1,920.93        360       1-Mar-31
5972600       SAINT LOUIS                MO       63131     SFD       7.125     6.750     $2,930.68        360       1-Feb-31
5972707       DUBLIN                     CA       94568     SFD       7.250     6.750     $2,087.46        360       1-Apr-31
5972783       UNIVERSITY PARK            TX       75205     SFD       7.125     6.750     $3,749.24        360       1-Jun-31
5972851       SANTA CLARA                CA       95050     SFD       7.250     6.750     $3,410.88        360       1-Apr-31
5972992       CHARLOTTE                  NC       28270     SFD       7.000     6.733     $2,702.46        360       1-Jun-31
5973317       GLENDALE                   CA       91208     SFD       7.000     6.733     $2,993.86        360       1-Feb-31
5973372       SANTA ROSA BEACH           FL       32459     PUD       7.500     6.750     $2,097.64        360       1-Mar-31
5973387       MENDHAM                    NJ       07945     SFD       7.750     6.750     $4,370.11        360       1-Mar-31
5973395       PORT ST LUCIE              FL       34986     PUD       7.750     6.750     $2,866.01        360       1-Mar-31
5973406       LAKE WALLENPAUPACK         PA       18428     SFD       7.875     6.750     $2,378.23        360       1-Mar-31
5973439       STRATTON                   VT       05155     LCO       8.125     6.750     $2,598.75        360       1-Mar-31
5973478       SAVANNAH                   GA       31405     SFD       7.125     6.750     $2,991.31        360       1-Mar-31
5974072       FORT LAUDERDALE            FL       33301     SFD       7.125     6.750     $2,688.14        360       1-May-31
5974577       VACAVILLE                  CA       95688     SFD       7.625     6.750     $3,085.98        360       1-Apr-31
5974847       OSSINING                   NY       10562     SFD       6.500     6.233     $2,332.33        360       1-Mar-31
5974865       LAS VEGAS                  NV       89131     SFD       7.875     6.750     $2,537.74        360       1-Mar-31
5974882       DAVIE                      FL       33324     SFD       7.625     6.750     $3,397.41        360       1-Mar-31
5974898       EL PASO                    TX       79912     SFD       7.500     6.750     $2,244.22        356       1-Oct-30
5976370       SAN JOSE                   CA       95131     LCO       7.750     6.750     $2,872.81        360       1-Apr-31
5976542       HERMOSA BEACH              CA       90254     SFD       8.000     6.750     $3,668.82        360       1-Apr-31
5976622       PACIFICA                   CA       94044     SFD       7.500     6.750     $2,796.86        360       1-Apr-31
5976743       LOS ANGELES                CA       90027     SFD       7.750     6.750     $3,367.14        360       1-May-31
5976850       SAN CARLOS                 CA       94070     SFD       7.625     6.750     $3,185.07        360       1-Apr-31
5977278       TIBURON                    CA       94920     SFD       7.750     6.750     $5,731.30        360       1-May-31
5978014       DANVERS                    MA       01923     SFD       7.375     6.750     $2,259.89        360       1-Mar-31
5978393       BORO                       NJ       07092     SFD       7.750     6.750     $2,471.62        360       1-May-31
5978429       NEWTON CENTER              MA       02459     SFD       7.625     6.750     $3,390.33        360       1-Apr-31
5978866       APPLETON                   WI       54913     SFD       7.375     6.750     $2,424.27        360       1-Jun-31
5979352       LAGRANGE                   IL       60525     SFD       7.500     6.750     $4,020.48        360       1-Jun-31
5979593       BATON ROUGE                LA       70809     SFD       7.000     6.733     $4,257.94        360       1-Apr-31
5979607       EDISTO ISLAND              SC       29438     SFD       7.375     6.750     $3,453.38        360       1-Apr-31
5979817       SAN MATEO                  CA       94403     SFD       7.250     6.750     $2,455.84        360       1-May-31
5981829       PALO ALTO                  CA       94306     SFD       7.375     6.750     $2,417.37        360       1-Jun-31
5982593       EAST QUOGUE                NY       11942     SFD       6.875     6.608     $2,647.42        360       1-May-31
5984688       BELLMORE                   NY       11710     SFD       7.500     6.750     $2,167.56        360       1-Mar-31
5985523       STILLWATER                 MN       55082     SFD       7.500     6.750     $4,544.89        360       1-Jun-31
5985706       SOUTHLAKE                  TX       76092     PUD       7.500     6.750     $2,360.55        360       1-Jun-31
5985949       SAN RAMON                  CA       94583     SFD       7.750     6.750     $2,641.06        360       1-Jun-31
5985954       LOS ALTOS                  CA       94024     SFD       8.000     6.750     $4,035.71        360       1-Jun-31
5986967       ESCONDIDO                  CA       92025     SFD       7.875     6.750     $3,625.35        360       1-May-31
5986993       EAST HAMPTON               NY       11937     SFD       7.625     6.750     $5,579.18        360       1-Jun-31
5987225       SAN FRANCISCO              CA       94115     SFD       7.750     6.750     $7,164.13        360       1-Jun-31
5987924       CALABASAS                  CA       91302     SFD       7.375     6.750     $3,011.35        360       1-Jun-31
5987926       MOREHEAD CITY              NC       28557     SFD       7.625     6.750     $2,194.17        360       1-Jun-31
5988437       MONTARA                    CA       94037     SFD       7.250     6.750     $2,933.36        360       1-Jun-31
5990257       SEATTLE                    WA       98122     SFD       8.375     6.750     $2,251.71        360       1-Jul-30
5991056       ANDOVER                    MA       01810     SFD       7.500     6.750     $2,999.64        360       1-Jun-31
5991080       BEVERLY HILLS              CA       90210     SFD       7.125     6.750     $3,368.60        360       1-Jun-31
5991919       MOUNTAIN VIEW              CA       94041     SFD       7.375     6.750     $2,821.41        360       1-Jun-31
5992059       FT LAUDERDALE              FL       33312     SFD       7.125     6.750     $  720.04        360       1-Jun-31
5992170       REDWOOD CITY               CA       94061     SFD       7.250     6.750     $2,728.71        360       1-Jun-31
5992239       LOS ANGELES                CA       90039     SFD       7.375     6.750     $2,306.85        360       1-Jun-31
5992718       FAIRVIEW                   TX       75069     SFD       7.125     6.750     $2,358.01        360       1-Jun-31
5993064       HAYWARD                    CA       94545     SFD       7.750     6.750     $2,908.99        360       1-Jun-31
5993152       SCARSDALE                  NY       10583     SFD       7.250     6.750     $2,080.64        360       1-Jun-31
5994110       SYKESVILLE                 MD       21784     SFD       7.000     6.733     $2,701.13        360       1-Jun-31
5994376       MORGAN HILL                CA       95037     SFD       7.250     6.750     $3,867.94        360       1-Jun-31
5994537       LENEXA                     KS       66219     SFD       7.375     6.750     $2,953.13        360       1-Jun-31
5995115       CAMPBELL                   CA       95008     SFD       7.750     6.750     $3,882.96        360       1-Jun-31
5995645       BOSTON                     MA       02116     LCO       7.500     6.750     $2,796.86        360       1-Jun-31
5997149       LOS ANGELES                CA       90049     SFD       7.375     6.750     $3,453.38        360       1-Jun-31
5997316       SOUTH RIDING               VA       20152     SFD       7.375     6.750     $2,277.16        360       1-Jun-31
5997990       CLAYTON                    MO       63105     SFD       7.375     6.750     $4,489.39        360       1-Jun-31
5998071       STERLING                   VA       20165     SFD       8.125     6.750     $2,611.74        360       1-Jun-31
5998211       AUSTIN                     TX       78735     LCO       7.625     6.750     $4,331.70        360       1-Jun-31
5998564       PLANO                      TX       75093     SFD       7.750     6.750     $4,656.68        360       1-Jun-31
5998865       NORTHLAKE                  TX       76226     SFD       7.500     6.750     $2,629.05        360       1-Jun-31
5999584       LARKSPUR                   CA       94939     LCO       7.500     6.750     $2,099.05        360       1-Jun-31
5999931       SAN JUAN CAPISTRANO        CA       92675     SFD       7.000     6.733     $2,807.58        360       1-Jun-31
5999973       REDWOOD CITY               CA       94062     SFD       7.875     6.750     $2,972.79        360       1-Jun-31
6006096       LOS ANGELES                CA       90066     SFD       7.750     6.750     $3,324.16        360       1-Jun-31
6008394       QUAKERTOWN                 PA       18951     SFD       7.375     6.750     $3,011.35        360       1-Jun-31
6012543       UNIVERSITY PARK            TX       75225     SFD       7.375     6.750     $2,783.42        360       1-May-31
6019520       CUPERTINO                  CA       95014     SFD       7.000     6.733     $4,324.47        360       1-Jun-31
6019849       DALY CITY                  CA       94015     SFD       8.125     6.750     $2,502.22        360       1-Jun-31
7644629       MONTGOMERY TWP.            NJ       08558     SFD       7.500     6.750     $2,794.85        360       1-Feb-30
7649519       MOORESTOWN                 NJ       08057     SFD       7.625     6.750     $2,388.94        360       1-Feb-30
7813129       THOUSAND OAKS              CA       91362     LCO       7.500     6.750     $2,027.72        360       1-Feb-30
7819974       STEAMBOAT SPRINGS          CO       80477     SFD       7.250     6.750     $3,410.88        360       1-May-31
7848902       SAN DIEGO                  CA       92128     SFD       7.625     6.750     $3,158.53        360       1-Feb-30
7937705       CASTAIC                    CA       91384     SFD       7.875     6.750     $2,118.46        360       1-Oct-30
7938421       BETHESDA                   MD       20814     SFD       7.875     6.750     $2,117.20        360       1-Feb-30
7951329       OURAY                      CO       81427     SFD       7.625     6.750     $2,208.44        360       1-Jan-31
7957347       CHESTER TWP.               NJ       07930     SFD       7.625     6.750     $3,892.87        360       1-Apr-31
7958166       CASTLE ROCK                CO       80104     SFD       7.625     6.750     $2,388.27        360       1-Dec-30
7958633       CORPUS CHRISTI             TX       78418     SFD       7.625     6.750     $2,689.06        360       1-Oct-30
7989435       WALNUT CREEK               CA       94598     SFD       7.500     6.750     $3,146.46        360       1-Mar-30
7997567       MARRIOTTSVILLE             MD       21104     SFD       8.000     6.750     $2,201.73        360       1-Oct-30
8014716       PRINCETON                  NJ       08540     SFD       7.625     6.750     $2,831.79        360       1-Oct-30
8015183       HOLMDEL                    NJ       07733     SFD       7.750     6.750     $2,748.89        360       1-Feb-30
8016845       STOW                       MA       01775     SFD       7.625     6.750     $2,568.91        360       1-Feb-30
8016860       ALPINE                     CA       91901     SFD       7.875     6.750     $2,451.17        360       1-Feb-30
8022166       ASHLAND                    MA       01721     SFD       7.750     6.750     $2,779.68        360       1-Nov-30
8025624       LEE SUMMIT                 MO       64081     SFD       7.500     6.750     $2,013.04        360       1-Mar-30
8028663       LAKE OSWEGO                OR       97034     SFD       7.750     6.750     $2,507.31        360       1-Jan-30
8029946       PINE MOUNTAIN              GA       31833     SFD       7.875     6.750     $2,175.21        360       1-Feb-30
8030507       VERNON HILLS               IL       60061     SFD       7.625     6.750     $2,264.94        360       1-Jan-30
8033956       WASHINGTON                 DC       20007     SFD       7.625     6.750     $2,121.64        360       1-Feb-30
8036117       SAN DIEGO                  CA       92128     SFD       7.625     6.750     $1,981.82        360       1-Feb-30
8040709       CASTLE ROCK                CO       80104     SFD       7.750     6.750     $2,120.04        360       1-Feb-30
8042717       APPLE VALLEY               CA       92307     SFD       7.625     6.750     $2,148.86        360       1-Mar-30
8043490       HAMPTON                    NJ       08827     SFD       7.625     6.750     $2,725.71        360       1-Feb-30
8046940       WEST LINN                  OR       97068     SFD       7.625     6.750     $2,294.42        360       1-Feb-30
8049883       SIOUX FALLS                SD       57108     SFD       7.500     6.750     $2,712.95        360       1-Feb-30
8050068       SADDLE RIVER               NJ       07458     SFD       7.625     6.750     $5,681.07        360       1-Mar-30
8050600       WESTMINSTER                CO       80031     SFD       7.625     6.750     $2,244.89        360       1-Nov-30
8058199       FLEMINGTON                 NJ       08822     SFD       7.625     6.750     $2,186.15        360       1-Jan-31
8075372       LIVERMORE                  CA       94588     SFD       7.500     6.750     $1,950.49        360       1-Mar-30
8076724       ALBUQUERQUE                NM       87122     SFD       7.750     6.750     $2,507.44        360       1-Oct-30
8080956       HOPEWELL                   NJ       08525     SFD       7.750     6.750     $4,656.68        360       1-Mar-30
8085190       POUGHQUAG                  NY       12570     SFD       7.750     6.750     $2,095.83        357       1-Dec-30
8086816       IRVING                     TX       75038     SFD       7.500     6.750     $3,644.24        360       1-Apr-31
8094080       EVERGREEN                  CO       80439     SFD       7.750     6.750     $2,804.75        360       1-Jul-30
8094529       SOMERS                     NY       10589     SFD       7.750     6.750     $3,689.52        360       1-Apr-31
8095702       CARLSBAD                   CA       92008     SFD       8.375     6.750     $2,133.80        354       1-Jul-30
8102946       AUSTIN                     TX       78733     SFD       7.500     6.750     $2,237.49        360       1-Apr-30
8105523       THE WOODLANDS              TX       77381     SFD       7.750     6.750     $2,278.31        360       1-Dec-30
8106930       SIMI VALLEY                CA       93065     SFD       7.625     6.750     $3,114.29        360       1-Jan-31
8107896       CAMARILLO                  CA       93012     SFD       7.500     6.750     $2,088.02        360       1-Apr-30
8111062       MILLERSVILLE               MD       21108     SFD       7.875     6.750     $2,653.57        360       1-Dec-30
8113309       SIMI VALLEY                CA       93065     SFD       7.625     6.750     $4,149.79        360       1-Jan-31
8114632       ESSEX FELLS                NJ       07021     SFD       8.000     6.750     $3,852.46        360       1-Nov-30
8115046       CHESTER TOWNSHIP           NJ       07930     SFD       7.750     6.750     $4,656.84        360       1-Jan-31
8117932       HIGHLANDS RANCH            CO       80126     SFD       7.500     6.750     $2,202.53        360       1-Apr-30
8121290       BLAINE                     MN       55449     SFD       8.000     6.750     $2,763.38        360       1-Oct-30
8123357       FULTON                     MD       20759     SFD       7.625     6.750     $2,185.67        360       1-Nov-30
8126623       ASHBURN                    VA       20148     SFD       7.875     6.750     $2,495.37        360       1-Oct-30
8128392       SOUTH RIVER                NJ       08882     SFD       7.875     6.750     $2,175.21        360       1-Nov-30
8133578       BOULDER                    CO       80303     SFD       8.375     6.750     $2,584.25        354       1-Jul-30
8134350       SANTA FE                   NM       87505     SFD       7.625     6.750     $2,673.21        360       1-Oct-30
8135706       DEER PARK                  IL       60010     SFD       7.625     6.750     $2,614.90        360       1-Jan-31
8156737       CLIO                       CA       96106     SFD       7.500     6.750     $2,796.86        360       1-Apr-31
8156858       WARREN                     NJ       07059     SFD       7.625     6.750     $3,135.81        360       1-Nov-30
8159276       GILROY                     CA       95020     SFD       7.125     6.750     $3,725.66        360       1-Apr-31
8160113       REDMOND                    WA       98052     SFD       7.625     6.750     $2,283.77        360       1-Oct-30
8161135       CARLSBAD                   CA       92009     SFD       7.750     6.750     $3,180.87        360       1-Apr-31
8164088       BAINBRIDGE ISLAND          WA       98110     SFD       7.625     6.750     $2,948.69        360       1-Oct-30
8167062       CHAMPLIN                   MN       55316     SFD       7.625     6.750     $2,492.23        360       1-Oct-30
8178355       WHITE HALL                 MD       21161     SFD       7.625     6.750     $2,332.45        360       1-Nov-30
8182570       CHANDLER                   AZ       85249     SFD       8.000     6.750     $2,075.09        360       1-Dec-30
8183687       CAVE CREEK                 AZ       85331     SFD       7.750     6.750     $2,308.04        360       1-Dec-30
8188117       ELKHART LAKE               WI       53020     SFD       8.375     6.750     $3,418.51        353       1-Jun-30
8188408       HERCULES                   CA       94547     SFD       7.625     6.750     $2,339.84        360       1-Oct-30
8192911       GRAND LEDGE                MI       48837     SFD       8.375     6.750     $2,323.00        354       1-Jul-30
8193030       SIMI VALLEY                CA       93065     SFD       7.625     6.750     $2,018.10        360       1-Nov-30
8204785       MALVERN                    PA       19355     SFD       7.625     6.750     $4,600.66        360       1-Dec-30
8205051       GRAND RAPIDS               MI       49456     SFD       7.625     6.750     $2,569.29        360       1-Mar-31
8207168       MOUNT SINAI                NY       11766     SFD       8.375     6.750     $2,356.59        355       1-Aug-30
8207863       SIMI VALLEY                CA       93065     SFD       7.625     6.750     $3,131.28        360       1-Dec-30
8208082       SAN DIEGO                  CA       92128     SFD       7.625     6.750     $2,020.16        360       1-Nov-30
8209947       PHILADELPHIA               PA       19118     SFD       7.500     6.750     $2,000.31        360       1-Jul-30
8216777       BURTONSVILLE               MD       20866     SFD       7.625     6.750     $2,630.23        360       1-Jan-31
8219103       SEVERNA PARK               MD       21146     SFD       7.625     6.750     $2,036.27        360       1-Sep-30
8219587       HIGHLANDS RANCH            CO       80126     SFD       7.625     6.750     $2,332.06        360       1-Nov-30
8228425       FALLS CHURCH               VA       22046     SFD       7.500     6.750     $3,111.50        360       1-Oct-30
8229991       NASHUA                     NH       03064     SFD       7.625     6.750     $2,329.97        360       1-Nov-30
8231287       SODA SPRINGS               CA       95728     SFD       7.500     6.750     $3,496.07        360       1-Apr-31
8231337       SIMI VALLEY                CA       93065     SFD       7.625     6.750     $2,977.90        360       1-Dec-30
8232278       CARLSBAD                   CA       92009     SFD       7.625     6.750     $2,005.18        360       1-Dec-30
8234978       BOISE                      ID       83703     SFD       7.250     6.750     $4,311.35        360       1-Apr-31
8237566       FAIR OAKS RANCH            CA       91351     SFD       7.625     6.750     $2,774.77        360       1-Nov-30
8238656       GREEN OAKS                 IL       60048     SFD       7.125     6.750     $4,042.31        360       1-Apr-31
8247382       FOLSOM                     CA       95630     SFD       7.625     6.750     $2,256.11        360       1-Oct-30
8253954       HERCULES                   CA       94547     SFD       7.625     6.750     $2,449.85        360       1-Dec-30
8267501       BASALT                     CO       81621     SFD       8.000     6.750     $2,914.95        360       1-Nov-30
8267628       EL DORADO HILLS            CA       95762     SFD       7.375     6.750     $2,555.50        360       1-May-31
8274117       FAIRFAX                    VA       22033     SFD       7.000     6.733     $2,661.21        360       1-Apr-31
8279891       GOLDEN                     CO       80401     SFD       7.625     6.750     $2,713.41        360       1-Oct-30
8282228       SAN DIEGO                  CA       92128     SFD       7.625     6.750     $2,122.25        360       1-Dec-30
8287027       SAN JUAN CAPISTRA          CA       92675     SFD       7.625     6.750     $3,539.91        360       1-Nov-30
8292624       WALNUT CREEK               CA       94596     SFD       7.625     6.750     $2,389.49        360       1-Oct-30
8296638       CALABASAS                  CA       91302     SFD       7.500     6.750     $4,544.89        360       1-May-31
8308714       MAHOPAC                    NY       10541     SFD       8.000     6.750     $2,054.82        360       1-Oct-30
8314406       VALLEJO                    CA       94591     SFD       7.500     6.750     $2,709.69        360       1-Dec-30
8317472       SOLEBURY TOWNSHIP          PA       18901     SFD       7.625     6.750     $3,113.73        360       1-Dec-30
8317537       HIGHLAND PARK              IL       60035     LCO       7.875     6.750     $2,844.52        360       1-Dec-30
8319085       GREENVILLE                 DE       19807     SFD       7.625     6.750     $3,103.39        360       1-Apr-31
8319784       ALEXANDRIA                 VA       22302     SFD       7.500     6.750     $1,106.84        360       1-Nov-30
8324176       OCEAN CITY                 NJ       08226     LCO       7.875     6.750     $3,900.87        360       1-Nov-30
8324763       ORLANDO                    FL       32803     SFD       7.625     6.750     $2,549.13        360       1-Oct-30
8324830       HUNTINGTOWN                MD       20639     SFD       7.750     6.750     $2,076.86        360       1-Oct-30
8325285       BETHESDA                   MD       20814     SFD       7.625     6.750     $2,262.12        360       1-Oct-30
8326756       REDONDO BEACH              CA       90278     SFD       7.625     6.750     $2,123.57        360       1-Nov-30
8331364       CASTLE ROCK                CO       80104     SFD       7.625     6.750     $2,831.38        360       1-Dec-30
8333608       PARADISE VALLEY            AZ       85253     SFD       8.000     6.750     $3,258.40        360       1-Nov-30
8339490       MOUNTAIN LAKES             NJ       07046     SFD       7.625     6.750     $2,123.83        360       1-Dec-30
8346141       BRENTWOOD                  CA       94513     SFD       7.500     6.750     $1,976.96        360       1-Dec-30
8346756       TROY                       MI       48098     SFD       7.750     6.750     $2,507.53        360       1-Jan-31
8348091       SHAVER LAKE                CA       93664     SFD       7.750     6.750     $3,044.75        360       1-Jan-31
8348145       PASADENA                   CA       91104     SFD       7.625     6.750     $2,084.45        360       1-Dec-30
8348994       MC CALL                    ID       83638     SFD       7.625     6.750     $3,255.85        360       1-Nov-30
8349364       FOLSOM                     CA       95630     SFD       7.375     6.750     $2,265.41        360       1-Jun-31
8350603       VIENNA                     VA       22182     SFD       7.500     6.750     $3,845.68        360       1-Nov-30
8352991       LAKEVILLE                  MN       55044     SFD       7.625     6.750     $2,477.28        360       1-Nov-30
8357502       RENO                       NV       89509     SFD       7.500     6.750     $3,496.07        360       1-Nov-30
8358601       BATTLE GROUND              WA       98604     SFD       7.625     6.750     $2,158.77        360       1-Dec-30
8359050       SEVERNA PARK               MD       21146     SFD       7.625     6.750     $2,633.37        360       1-Dec-30
8361476       BOULDER                    CO       80302     SFD       7.625     6.750     $2,725.73        360       1-Nov-30
8365692       MILLSTONE                  NJ       08510     SFD       7.375     6.750     $3,108.04        360       1-Apr-31
8366443       FAIR OAKS RANCH            CA       91351     SFD       7.500     6.750     $2,319.08        360       1-Jan-31
8367490       AVALON                     NJ       08202     SFD       7.625     6.750     $2,796.04        360       1-Nov-30
8368697       BROOMFIELD                 CO       80020     SFD       7.625     6.750     $2,831.18        360       1-Nov-30
8370110       VAIL                       CO       81658     LCO       8.000     6.750     $3,590.31        360       1-Dec-30
8370727       PARK CITY                  UT       84096     SFD       7.625     6.750     $2,582.40        360       1-Dec-30
8371922       BEND                       OR       97702     SFD       7.625     6.750     $2,979.47        360       1-Dec-30
8375281       BELLEVUE                   WA       98008     SFD       7.500     6.750     $2,125.61        360       1-Dec-30
8376900       ASPEN                      CO       81611     LCO       7.625     6.750     $3,539.48        360       1-Dec-30
8377690       UNIVERSITY PARK            TX       75225     SFD       7.625     6.750     $4,140.59        360       1-Dec-30
8381604       WASHINGTON                 DC       20016     SFD       7.625     6.750     $2,548.24        360       1-Dec-30
8381606       LITTLETON                  CO       80123     SFD       7.625     6.750     $2,406.84        360       1-Dec-30
8382691       SAN CLEMENTE               CA       92673     SFD       7.625     6.750     $2,052.57        360       1-Dec-30
8384811       HOUSTON                    TX       77024     SFD       7.250     6.750     $3,751.97        360       1-May-31
8389708       BETHANY BEACH              DE       19930     SFD       7.625     6.750     $3,538.97        360       1-Apr-31
8392478       DENVER                     CO       80246     SFD       7.625     6.750     $2,803.07        360       1-Dec-30
8394851       CHULA VISTA                CA       91914     SFD       7.750     6.750     $2,409.47        360       1-Jan-31
8399249       MISSION VIEJO              CA       92691     SFD       7.625     6.750     $2,066.34        360       1-Dec-30
8406511       DECATUR                    GA       30033     SFD       7.375     6.750     $2,629.05        360       1-May-31
8412028       SAN FRANCISCO              CA       94110     SFD       7.000     6.733     $2,602.66        360       1-May-31
8418609       CORTLANDT MANOR            NY       10567     SFD       7.125     6.750     $3,368.59        360       1-Apr-31
8434639       EDEN PRAIRIE               MN       55347     SFD       7.625     6.750     $2,774.56        360       1-Feb-31
8439009       PHOENIX                    AZ       85045     SFD       7.250     6.750     $2,728.71        360       1-Apr-31
8449295       SAN DIEGO                  CA       92101     HCO       7.125     6.750     $2,762.25        360       1-Apr-31
8453013       OAK PARK                   CA       91377     SFD       7.125     6.750     $3,832.45        360       1-Apr-31
8464253       FOX ISLAND                 WA       98333     SFD       7.500     6.750     $3,598.16        360       1-Apr-31
8466206       FAIR OAKS RANCH            CA       91351     SFD       7.125     6.750     $2,189.59        360       1-Apr-31
8466974       WEST CHESTER               PA       19380     SFD       7.250     6.750     $2,728.71        360       1-Mar-31
8475856       CORONA DEL MAR             CA       92625     SFD       7.500     6.750     $4,544.89        360       1-Apr-31
8476884       CORONADO                   CA       92118     SFD       7.500     6.750     $2,884.26        360       1-Apr-31
8483541       BOSTON                     MA       02116     LCO       7.375     6.750     $2,066.50        360       1-May-31
8484703       ORANGE                     CA       92869     SFD       7.375     6.750     $2,279.23        360       1-Mar-31
8488435       CLARKSVILLE                MD       21029     SFD       7.625     6.750     $3,178.35        360       1-Apr-31
8492303       HUNTINGTON BEACH           CA       92649     LCO       7.500     6.750     $3,579.98        360       1-Mar-31
8493290       CHARLOTTE                  NC       28277     SFD       7.250     6.750     $2,027.43        360       1-May-31
8494020       HIGHLANDS RANCH            CO       80126     SFD       7.375     6.750     $3,784.90        360       1-Apr-31
8495817       RYEBROOK                   NY       10573     SFD       6.875     6.608     $2,522.61        360       1-May-31
8496015       ANDOVER                    MA       01810     SFD       7.375     6.750     $2,926.74        360       1-Apr-31
8501023       WEST CHESTER               PA       19380     SFD       7.625     6.750     $3,199.23        360       1-Mar-31
8502640       LEBANON                    NJ       08833     SFD       7.875     6.750     $2,320.22        360       1-Mar-31
8503290       BETHESDA                   MD       20817     SFD       7.125     6.750     $6,737.19        360       1-Apr-31
8505593       HUNTINGTON BEACH           CA       92649     SFD       7.875     6.750     $3,184.50        360       1-Apr-31
8508688       CORONA                     CA       92881     SFD       7.375     6.750     $3,574.24        360       1-Apr-31
8509809       OAK HILL                   VA       20171     SFD       7.500     6.750     $3,188.42        360       1-Apr-31
8512955       GOLDEN VALLEY              MN       55416     SFD       7.375     6.750     $2,265.41        360       1-Mar-31
8513518       SAN FRANCISCO              CA       94112     SFD       6.625     6.358     $3,716.37        360       1-Mar-31
8516121       VIENNA                     VA       22180     SFD       7.375     6.750     $2,762.70        360       1-Apr-31
8516839       WAYZATA                    MN       55391     SFD       7.875     6.750     $3,103.30        360       1-Mar-31
8517305       COLORADO SPRINGS           CO       80921     SFD       7.000     6.733     $3,353.12        360       1-May-31
8519741       NEW YORK                   NY       10017     LCO       7.250     6.750     $2,489.94        360       1-May-31
8520072       DALLAS                     TX       75209     SFD       7.625     6.750     $4,361.74        360       1-Apr-31
8521497       CLAREMONT                  CA       91711     SFD       7.500     6.750     $3,863.43        360       1-Apr-31
8521558       RENO                       NV       89511     SFD       7.375     6.750     $2,337.94        360       1-Mar-31
8525916       DURANGO                    CO       81301     SFD       7.750     6.750     $3,188.03        360       1-Apr-31
8526110       CARLSBAD                   CA       92009     SFD       6.625     6.358     $2,881.40        360       1-Apr-31
8526338       HIGHLANDS RANCH            CO       80126     SFD       7.750     6.750     $2,741.95        360       1-Mar-31
8527425       SEDONA                     AZ       86336     SFD       7.500     6.750     $6,633.80        360       1-May-31
8528221       HIGHLANDS RANCH            CO       80126     SFD       7.375     6.750     $6,554.51        360       1-Apr-31
8531591       RENO                       NV       89509     SFD       7.500     6.750     $3,845.68        360       1-Apr-31
8532372       CHEVY CHASE                MD       20815     SFD       7.750     6.750     $3,605.70        360       1-Apr-31
8532526       LEESBURG                   IN       46538     SFD       7.125     6.750     $2,257.63        360       1-May-31
8533281       JOHNSTON                   IA       50131     SFD       7.250     6.750     $2,751.39        360       1-Apr-31
8533371       PACIFIC PALISADES          CA       90272     SFD       6.875     6.608     $2,673.70        360       1-Apr-31
8536325       WOODLAND HILLS             CA       91367     SFD       7.500     6.750     $3,132.48        360       1-Apr-31
8536606       SAN DIEGO                  CA       92107     SFD       7.250     6.750     2,728.71         360       1-Apr-31
8537302       MORGAN HILL                CA       95037     SFD       7.000     6.733     2,062.44         360       1-Apr-31
8537512       LA JOLLA                   CA       92037     SFD       7.625     6.750     3,204.89         360       1-Apr-31
8538396       LINCOLN                    NE       68523     SFD       7.375     6.750     2,217.07         360       1-Apr-31
8540298       SANTA CRUZ                 CA       95065     SFD       7.500     6.750     2,796.86         360       1-Apr-31
8540655       RENO                       NV       89509     SFD       7.375     6.750     $4,002.12        360       1-Apr-31
8541036       MOORPARK                   CA       93021     SFD       7.625     6.750     $2,423.49        360       1-Apr-31
8541711       JACKSONVILLE               FL       32225     SFD       7.250     6.750     $3,410.88        360       1-Apr-31
8542825       GOLDEN                     CO       80401     SFD       7.000     6.733     $4,132.19        360       1-Apr-31
8543578       SUNNYVALE                  CA       94087     SFD       7.000     6.733     $5,089.56        360       1-Apr-31
8545548       SAN JUAN CAPISTRA          CA       92675     SFD       7.750     6.750     $3,474.60        360       1-Apr-31
8547383       APPLE VALLEY               MN       55124     SFD       7.375     6.750     $2,496.93        360       1-Apr-31
8547857       LOS ANGELES                CA       91607     SFD       7.375     6.750     $3,038.97        360       1-Apr-31
8548428       TUCSON                     AZ       85750     SFD       7.750     6.750     $2,908.63        360       1-Apr-31
8549741       SAN FRANCISCO              CA       94118     SFD       7.750     6.750     $3,352.81        360       1-Apr-31
8550921       MALIBU                     CA       90265     SFD       7.500     6.750     $6,188.05        360       1-Apr-31
8550991       COLORADO SPRINGS           CO       80908     SFD       7.000     6.733     $2,661.21        360       1-Apr-31
8551144       THOUSAND OAKS              CA       91360     SFD       7.500     6.750     $4,345.62        360       1-Apr-31
8551279       MILLBURN TOWNSHIP          NJ       07078     SFD       7.250     6.750     $6,139.59        360       1-Apr-31
8553246       ST. HELENA                 CA       94574     SFD       7.125     6.750     $3,705.45        360       1-Apr-31
8553684       ORANGE                     CA       92867     SFD       7.375     6.750     $3,453.38        360       1-Apr-31
8553722       SAN JUAN CAPISTRA          CA       92675     SFD       7.250     6.750     $5,423.30        360       1-Apr-31
8554398       WEST CHESTER               PA       19380     SFD       7.750     6.750     $5,731.30        360       1-Apr-31
8554582       RALEIGH                    NC       27614     SFD       7.125     6.750     $2,711.72        360       1-Apr-31
8555536       SAN DIEGO                  CA       92107     SFD       7.000     6.733     $2,661.21        360       1-Apr-31
8557622       SEATTLE                    WA       98119     SFD       7.500     6.750     $3,466.71        360       1-Apr-31
8558147       WOODWAY                    WA       98020     SFD       7.500     6.750     $3,041.58        360       1-Apr-31
8558647       LITTLETON                  CO       80122     SFD       7.625     6.750     $3,328.61        360       1-Apr-31
8560489       WOODLAND HILLS             CA       91364     SFD       7.375     6.750     $2,947.11        360       1-Apr-31
8564993       WOODBURY                   MN       55129     SFD       7.500     6.750     $2,386.07        360       1-Apr-31
8565473       LAKEVILLE                  MN       55044     SFD       7.375     6.750     $3,259.99        360       1-Apr-31
8566238       HOUSTON                    TX       77056     LCO       7.500     6.750     $6,936.21        360       1-Apr-31
8566599       SANTA BARBARA              CA       93111     SFD       7.125     6.750     $4,379.17        360       1-Apr-31
8566720       MANHATTAN BEACH            CA       90266     SFD       7.250     6.750     $6,548.89        360       1-Apr-31
8567218       MONTECITO                  CA       93108     SFD       7.750     6.750     $4,276.98        360       1-Apr-31
8567860       NEW HOPE                   PA       18938     SFD       7.500     6.750     $4,349.11        360       1-Apr-31
8568787       DALLAS                     TX       75287     SFD       7.000     6.733     $3,792.22        360       1-Apr-31
8569379       ROCHESTER                  MI       48309     SFD       7.500     6.750     $3,300.29        360       1-Apr-31
8569499       CHARLOTTE                  NC       28209     LCO       7.250     6.750     $3,820.19        360       1-Apr-31
8569870       ROCKLIN                    CA       95765     SFD       7.500     6.750     $4,335.13        360       1-Apr-31
8570974       FULLERTON                  CA       92831     SFD       7.125     6.750     $2,275.48        360       1-May-31
8571115       LAGUNA NIGUEL              CA       92677     SFD       7.375     6.750     $3,798.71        360       1-Apr-31
8571144       CORRALES                   NM       87048     SFD       7.375     6.750     $3,125.30        360       1-Apr-31
8571263       SAN JOSE                   CA       95121     SFD       7.125     6.750     $3,099.11        360       1-Apr-31
8572233       GREELEY                    CO       80634     SFD       7.125     6.750     $2,791.89        360       1-Apr-31
8572905       FAYETTEVILLE               NC       28303     SFD       7.500     6.750     $2,059.19        360       1-Apr-31
8572945       SAN FRANCISCO              CA       94111     LCO       7.375     6.750     $4,483.86        360       1-Apr-31
8573071       LANDENBERG                 PA       19350     SFD       7.375     6.750     $3,867.78        360       1-Apr-31
8574108       IRVINE                     CA       92606     SFD       7.375     6.750     $2,662.55        360       1-Apr-31
8574577       COLORADO SPRINGS           CO       80908     SFD       7.125     6.750     $2,155.36        360       1-May-31
8574828       SHERMAN OAKS               CA       91423     SFD       7.375     6.750     $2,928.46        360       1-Apr-31
8576017       CENTREVILLE                DE       19807     SFD       6.875     6.608     $4,270.04        360       1-May-31
8578529       WASHINGTON                 DC       20015     SFD       7.375     6.750     $3,052.78        360       1-Apr-31
8579984       JACKSON                    WY       83001     SFD       7.250     6.750     $4,488.72        360       1-Apr-31
8580376       MISSION VIEJO              CA       92692     SFD       7.375     6.750     $3,312.48        360       1-Apr-31
8581288       CORONA DEL MAR             CA       92625     SFD       7.375     6.750     $6,906.75        360       1-May-31
8584510       SEASIDE                    CA       93955     SFD       7.250     6.750     $2,073.82        360       1-Apr-31
8586199       GREAT FALLS                VA       22066     SFD       7.625     6.750     $2,873.64        360       1-Apr-31
8586255       CARBONDALE                 CO       81623     SFD       7.125     6.750     $1,940.31        360       1-May-31
8587110       GARDENA                    CA       90248     SFD       7.250     6.750     $2,425.14        360       1-Apr-31
8588002       SALT LAKE CITY             UT       84103     SFD       7.250     6.750     $6,096.95        360       1-Apr-31
8589069       VIRGINIA BEACH             VA       23455     SFD       7.000     6.733     $4,324.47        360       1-Apr-31
8589272       ATLANTA                    GA       30305     HCO       7.125     6.750     $3,287.75        360       1-Apr-31
8589371       SAN DIEGO                  CA       92131     SFD       7.375     6.750     $4,074.98        360       1-Apr-31
8590776       GRANITE BAY                CA       95746     SFD       7.375     6.750     $2,520.96        360       1-May-31
8591499       BOULDER                    CO       80302     SFD       7.125     6.750     $6,737.19        360       1-May-31
8592516       LOS FRESNOS                TX       78566     SFD       7.625     6.750     $2,654.23        360       1-Jun-31
8594030       BOUNTIFUL                  UT       84010     SFD       7.250     6.750     $2,241.97        360       1-Apr-31
8596778       CHELMSFORD                 MA       01824     SFD       7.250     6.750     $2,397.85        360       1-May-31
8598334       ROCKVILLE                  MD       20850     SFD       7.125     6.750     $2,680.05        360       1-Apr-31
8599898       MUKILTEO                   WA       98275     SFD       7.125     6.750     $3,099.11        360       1-Apr-31
8602453       DAVIDSONVILLE              MD       21035     SFD       6.750     6.483     $3,502.43        360       1-Apr-31
8608816       PLYMOUTH                   MN       55447     SFD       7.250     6.750     $2,333.04        360       1-May-31
8608832       HIGHLANDS RANCH            CO       80129     SFD       7.125     6.750     $2,370.82        360       1-May-31
8610553       HOUSTON                    TX       77024     SFD       7.000     6.733     $4,039.72        360       1-Apr-31
8613790       MANTECA                    CA       95337     SFD       6.875     6.608     $2,101.65        360       1-May-31
8614698       LOS ANGELES                CA       90068     SFD       7.125     6.750     $2,517.01        360       1-May-31
8617475       REDONDO BEACH              CA       90277     LCO       7.375     6.750     $2,514.06        360       1-May-31
8617583       FOSTER CITY                CA       94404     SFD       7.500     6.750     $6,768.40        360       1-Apr-31
8618098       DALY CITY                  CA       94015     SFD       7.250     6.750     $1,930.56        360       1-May-31
9005806       SAN JOSE                   CA       95120     SFD       7.625     6.750     $3,538.97        360       1-Feb-31
9010838       SANTA ROSA                 CA       95409     SFD       8.375     6.750     $2,341.03        360       1-Mar-31
9013253       REDMOND                    OR       97756     SFD       7.500     6.750     $1,957.80        360       1-Mar-31
9014886       ALBUQUERQUE                NM       87122     SFD       7.250     6.750     $2,121.57        360       1-Mar-31
9015192       REDWOOD CITY               CA       94065     SFD       8.375     6.750     $2,895.88        360       1-Mar-31
9032289       SAN JOSE                   CA       95121     SFD       7.750     6.750     $2,794.01        360       1-Mar-31
9058876       ROCKLIN                    CA       95677     SFD       7.500     6.750     $2,621.71        360       1-Mar-31
9060008       NEWARK                     CA       94560     SFD       7.750     6.750     $2,851.32        360       1-Mar-31
9060011       SAN RAMON                  CA       94583     SFD       7.500     6.750     $3,328.26        360       1-Mar-31
9060313       FREMONT                    CA       94555     SFD       7.750     6.750     $2,149.24        360       1-Mar-31
9061873       SAN JOSE                   CA       95125     SFD       8.500     6.750     $3,298.64        360       1-Mar-31
9061874       LOS ANGELES                CA       90068     SFD       7.750     6.750     $4,119.37        360       1-Mar-31
9062027       SAN JOSE                   CA       95135     SFD       8.625     6.750     $2,450.04        360       1-Mar-31
9062992       SOUTH BARRINGTON           IL       60010     SFD       7.500     6.750     $6,979.74        360       1-Mar-31
9063879       SAN JOSE                   CA       95135     SFD       7.500     6.750     $2,412.29        360       1-Mar-31
9064547       BRENTWOOD                  CA       94513     SFD       7.750     6.750     $2,310.43        360       1-Mar-31
9066464       PARADISE VALLEY            AZ       85253     SFD       7.000     6.733     $2,761.01        360       1-Apr-31
9066521       WALNUT CREEK               CA       94596     SFD       8.125     6.750     $2,969.99        360       1-Mar-31
9067399       HEATH                      TX       75032     SFD       7.750     6.750     $2,550.43        360       1-Mar-31
9069209       SAN JOSE                   CA       95136     SFD       7.375     6.750     $2,237.79        360       1-Mar-31
9209863       FOSTER CITY                CA       94404     SFD       7.250     6.750     $2,865.14        360       1-Mar-31
9210676       OAKLAND                    CA       94611     SFD       7.750     6.750     $3,438.78        360       1-Apr-31
9211761       PLEASANTON                 CA       94566     SFD       7.500     6.750     $2,552.14        360       1-Mar-31
9235095       HUMBLE                     TX       77346     SFD       8.250     6.750     $3,842.73        360       1-Mar-31


TABLE (CONTINUED)

(i)         (ix)              (x)      (xi)       (xii)          (xiii)    (xv)      (xvi)
---         ----              ---      ----       -----          ------    ----      -----
            CUT-OFF
MORTGAGE    DATE                                 MORTGAGE                  MASTER    FIXED
LOAN        PRINCIPAL                            INSURANCE       SERVICE   SERVICE   RETAINED
NUMBER      BALANCE           LTV      SUBSIDY    CODE           FEE       FEE       YIELD
------      -------           ---      -------   -------         ---       ---       -----

5125030  $   499,325.86       80.00                               0.250     0.017    0.608
5149170  $   514,731.95       80.00                               0.250     0.017    0.608
5709739  $   420,411.76       80.00                               0.250     0.017    0.608
5722181  $   286,806.69       80.00                               0.250     0.017    0.483
5726109  $   298,081.44       74.07                               0.250     0.017    0.608
5750879  $   306,305.68       80.00                               0.250     0.017    0.608
5758977  $   312,008.37       80.00                               0.250     0.017    0.608
5766765  $   357,545.79       80.00                               0.250     0.017    0.608
5805555  $   291,826.59       80.00                               0.250     0.017    0.608
5811707  $   493,509.83       53.52                               0.250     0.017    0.483
5815742  $   286,301.30       80.00                               0.250     0.017    0.608
5816080  $   298,394.03       77.92                               0.250     0.017    0.733
5817640  $   330,000.00       58.48                               0.250     0.017    0.358
5826219  $   335,649.00       80.00                               0.250     0.017    0.108
5836406  $   763,587.45       54.89                               0.250     0.017    0.858
5839785  $   189,484.91       67.86                               0.250     0.017    0.983
5845054  $   290,711.62       80.00                               0.250     0.017    0.608
5851788  $   348,809.83       76.09                               0.250     0.017    0.608
5865420  $   319,756.50       67.37                               0.250     0.017    0.358
5867282  $   298,900.46       59.30                               0.250     0.017    0.608
5871003  $   305,110.52       79.92                               0.250     0.017    1.233
5872398  $   310,755.29       88.27                06             0.250     0.017    0.983
5879809  $   533,915.85       78.10                               0.250     0.017    0.983
5882821  $   300,697.95       85.00                06             0.250     0.017    0.858
5890186  $   391,765.00       90.00                33             0.250     0.017    0.108
5891228  $   340,000.00       80.00                               0.250     0.017    0.233
5893734  $   309,758.17       74.88                               0.250     0.017    0.233
5895371  $   307,448.61       66.56                               0.250     0.017    1.233
5897811  $   317,445.90       80.00                               0.250     0.017    0.483
5897833  $   598,246.33       69.77                               0.250     0.017    0.608
5898032  $   648,052.28       73.61                               0.250     0.017    0.483
5899112  $   499,291.92       62.50                               0.250     0.017    0.733
5899218  $   543,750.00       50.00                               0.250     0.017    0.608
5900124  $   441,980.49       66.27                               0.250     0.017    0.000
5900893  $   292,000.00       71.22                               0.250     0.017    0.233
5902198  $   459,649.97       68.15                               0.250     0.017    0.358
5902838  $   474,422.44       79.43                               0.250     0.017    1.483
5903989  $   294,200.28       89.39                01             0.250     0.017    0.983
5904090  $   330,279.26       90.00                01             0.250     0.017    0.858
5904197  $   337,223.65       56.33                               0.250     0.017    0.358
5904211  $   349,720.11       66.16                               0.250     0.017    0.108
5905031  $   379,696.11       69.09                               0.250     0.017    0.108
5907242  $   345,577.00       74.96                               0.250     0.017    0.608
5908254  $   335,000.00       63.21                               0.250     0.017    0.733
5908749  $   349,720.11       58.82                               0.250     0.017    0.108
5908761  $   349,196.13       75.59                               0.250     0.017    0.358
5910215  $   399,687.96       61.54                               0.250     0.017    0.233
5911350  $   599,084.07       72.73                               0.250     0.017    0.358
5911752  $   398,996.88       76.19                               0.250     0.017    0.483
5912683  $   352,990.88       80.00                               0.250     0.017    0.733
5912695  $   304,130.54       69.32                               0.250     0.017    0.733
5912758  $   350,797.14       77.32                               0.250     0.017    0.733
5913644  $   292,068.24       56.98                               0.250     0.017    0.108
5914089  $   378,889.33       67.86                               0.250     0.017    0.608
5915939  $   302,261.61       80.00                               0.250     0.017    0.233
5916306  $   144,892.38       65.91                               0.250     0.017    0.483
5916685  $   331,661.07       80.00                               0.250     0.017    0.233
5916784  $   458,586.94       80.00                               0.250     0.017    0.358
5916954  $   378,916.75       80.00                               0.250     0.017    0.733
5917733  $   325,069.86       80.00                               0.250     0.017    0.733
5918382  $   310,037.66       79.90                               0.250     0.017    0.733
5918726  $   429,654.47       68.89                               0.250     0.017    1.483
5918773  $   871,712.26       59.32                               0.250     0.017    0.483
5919188  $   459,364.78       80.00                               0.250     0.017    0.858
5919655  $   426,721.20       69.44                               0.250     0.017    0.858
5919817  $   439,361.07       66.57                               0.250     0.017    0.608
5920721  $   372,461.67       77.01                               0.250     0.017    0.858
5920957  $   383,545.49       90.00                06             0.250     0.017    2.483
5921258  $   424,437.90       79.64                               0.250     0.017    0.608
5921870  $   434,898.61       72.58                               0.250     0.017    0.858
5921949  $   346,957.20       80.00                               0.250     0.017    0.483
5922023  $   325,262.86       66.94                               0.250     0.017    0.733
5922148  $   430,434.21       79.81                               0.250     0.017    1.108
5922766  $   672,526.02       75.00                               0.250     0.017    0.608
5923203  $   489,774.69       80.00                               0.250     0.017    1.608
5923213  $   325,418.42       66.53                               0.250     0.017    1.608
5923519  $   297,910.22       37.31                               0.250     0.017    1.108
5923814  $   648,237.93       74.29                               0.250     0.017    0.983
5923905  $   412,769.44       74.11                               0.250     0.017    1.233
5924092  $   464,429.69       80.00                               0.250     0.017    0.733
5924111  $   294,111.97       56.19                               0.250     0.017    2.483
5924793  $   292,064.48       79.70                               0.250     0.017    0.483
5925065  $   548,827.90       66.67                               0.250     0.017    0.733
5925135  $   283,409.80       81.84                11             0.250     0.017    0.858
5925156  $   329,314.20       72.53                               0.250     0.017    0.858
5925224  $   397,450.40       69.82                               0.250     0.017    0.858
5925608  $   499,609.94       83.85                12             0.250     0.017    0.233
5926338  $   397,650.12       36.20                               0.250     0.017    0.858
5926579  $   321,754.98       70.00                               0.250     0.017    0.358
5927060  $   439,376.89       80.00                               0.250     0.017    0.733
5927167  $   159,767.66       50.00                               0.250     0.017    0.608
5927525  $   449,682.39       75.00                               0.250     0.017    0.733
5929099  $   474,238.03       50.00                               0.250     0.017    0.108
5929115  $   310,500.00       50.90                               0.250     0.017    0.000
5929126  $   282,197.16       94.98                06             0.250     0.017    0.983
5930428  $   393,015.84       68.52                               0.250     0.017    0.358
5930577  $   479,285.31       43.64                               0.250     0.017    0.483
5931396  $   437,730.77       80.00                               0.250     0.017    0.358
5931468  $   485,276.37       77.14                               0.250     0.017    0.483
5931620  $   327,244.52       60.09                               0.250     0.017    0.233
5931703  $   375,684.11       80.00                               0.250     0.017    0.000
5932608  $   509,477.49       75.59                               0.250     0.017    0.733
5932627  $   374,413.17       77.00                               0.250     0.017    0.233
5932754  $   378,197.31       74.22                               0.250     0.017    0.108
5932828  $   398,771.27       80.00                               0.250     0.017    0.358
5933361  $   576,203.20       67.88                               0.250     0.017    0.858
5933442  $   319,334.99       80.00                               0.250     0.017    0.858
5933507  $   396,132.50       74.91                               0.250     0.017    0.608
5933516  $   349,175.92       68.63                               0.250     0.017    0.233
5933659  $   533,143.91       63.94                               0.250     0.017    0.733
5934020  $   399,404.42       80.00                               0.250     0.017    0.483
5934350  $   302,544.57       80.00                               0.250     0.017    0.733
5934354  $   301,388.02       50.33                               0.250     0.017    0.983
5934569  $   310,320.00       80.00                               0.250     0.017    0.358
5934721  $   399,189.45       80.00                               0.250     0.017    0.983
5934784  $   409,126.27       67.21                               0.250     0.017    0.733
5935186  $   478,321.66       69.93                               0.250     0.017    0.733
5937649  $   524,037.91       80.00                               0.250     0.017    0.608
5938131  $   391,164.61       70.00                               0.250     0.017    0.733
5938206  $   478,977.08       70.07                               0.250     0.017    0.733
5938721  $   189,855.42       69.09                               0.250     0.017    0.358
5938925  $   499,251.59       62.50                               0.250     0.017    0.483
5938931  $   424,742.53       57.90                               0.250     0.017    1.483
5939677  $   339,257.05       57.14                               0.250     0.017    0.608
5939771  $   307,753.69       80.00                               0.250     0.017    0.108
5939936  $   451,643.20       79.44                               0.250     0.017    0.608
5940714  $   298,747.74       94.98                13             0.250     0.017    0.983
5941336  $   318,157.72       80.00                               0.250     0.017    0.358
5941511  $   322,760.28       73.41                               0.250     0.017    0.483
5941705  $   157,882.74       45.14                               0.250     0.017    0.483
5942318  $   299,760.09       60.00                               0.250     0.017    0.108
5943014  $   422,653.83       77.67                               0.250     0.017    0.358
5943015  $   439,085.59       64.60                               0.250     0.017    0.858
5943369  $   398,163.62       80.00                               0.250     0.017    1.233
5944174  $   494,613.85       48.29                               0.250     0.017    0.233
5944209  $   162,276.42       70.00                               0.250     0.017    0.358
5945216  $   309,764.12       69.73                               0.250     0.017    0.358
5945278  $   322,007.69       75.00                               0.250     0.017    0.358
5945631  $   419,358.86       80.00                               0.250     0.017    0.358
5945700  $   509,201.90       39.23                               0.250     0.017    0.233
5945740  $   311,756.61       77.04                               0.250     0.017    0.233
5946386  $   393,453.12       90.00                33             0.250     0.017    0.858
5947007  $   470,975.10       79.71                               0.250     0.017    0.858
5947519  $   429,391.04       76.11                               0.250     0.017    0.733
5948298  $   279,178.83       80.00                               0.250     0.017    2.608
5948377  $   478,408.64       80.00                               0.250     0.017    1.108
5948391  $   317,751.93       69.13                               0.250     0.017    0.233
5948488  $   314,818.70       79.87                               0.250     0.017    0.358
5948597  $   367,834.49       68.52                               0.250     0.017    1.108
5949274  $   320,838.35       80.00                               0.250     0.017    1.608
5949641  $   214,037.01       70.00                               0.250     0.017    0.358
5949692  $   359,024.08       78.26                               0.250     0.017    0.983
5950032  $   608,905.11       67.83                               0.250     0.017    0.233
5950127  $   465,323.31       66.01                               0.250     0.017    0.608
5950975  $   299,471.95       56.02                               0.250     0.017    0.358
5952482  $   608,714.78       80.00                               0.250     0.017    0.608
5952600  $   431,403.45       74.35                               0.250     0.017    0.858
5952611  $   499,216.84       64.52                               0.250     0.017    0.233
5953855  $   361,000.00       50.42                               0.250     0.017    0.233
5954390  $   917,000.00       60.42                               0.250     0.017    0.108
5954972  $   415,614.59       77.80                               0.250     0.017    0.358
5955024  $   348,000.00       75.00                               0.250     0.017    0.233
5955062  $   338,469.50       78.84                               0.250     0.017    0.233
5955360  $   800,000.00       38.55                               0.250     0.017    0.108
5955488  $   489,288.46       79.02                               0.250     0.017    0.608
5955687  $   648,352.35       59.91                               0.250     0.017    0.000
5955833  $   381,694.53       79.92                               0.250     0.017    0.108
5956078  $   359,704.91       60.00                               0.250     0.017    0.000
5956177  $   301,770.20       44.74                               0.250     0.017    0.358
5956448  $   297,996.07       62.13                               0.250     0.017    0.358
5956533  $ 1,000,000.00       45.45                               0.250     0.017    0.108
5956984  $   369,576.70       64.91                               0.250     0.017    0.000
5957000  $   596,000.00       39.73                               0.250     0.017    0.108
5957278  $   400,217.98       80.00                               0.250     0.017    0.608
5957500  $   311,750.50       79.64                               0.250     0.017    0.108
5957522  $   414,334.30       45.36                               0.250     0.017    0.108
5957580  $   459,332.02       75.41                               0.250     0.017    0.608
5957652  $   309,758.17       68.89                               0.250     0.017    0.233
5958329  $   349,452.28       89.74                12             0.250     0.017    0.233
5959889  $   273,844.70       75.00                               0.250     0.017    1.608
5960267  $   319,750.36       64.00                               0.250     0.017    0.233
5960416  $   648,732.64       74.46                               0.250     0.017    0.483
5960551  $   174,860.05       50.00                               0.250     0.017    0.108
5960621  $   299,771.72       61.22                               0.250     0.017    0.358
5960735  $   320,000.00       85.79                12             0.250     0.017    0.608
5961038  $   411,104.61       80.00                               0.250     0.017    0.000
5961075  $   533,583.42       49.67                               0.250     0.017    0.233
5961557  $   357,713.71       59.37                               0.250     0.017    0.108
5962657  $   299,583.73       48.05                               0.250     0.017    0.000
5963234  $   441,789.08       80.00                               0.250     0.017    0.858
5963946  $   485,700.11       70.00                               0.250     0.017    0.000
5963963  $   728,604.71       73.00                               0.250     0.017    0.608
5965701  $   387,697.32       80.00                               0.250     0.017    0.233
5965729  $   503,950.51       66.45                               0.250     0.017    0.858
5966730  $   353,936.20       78.02                               0.250     0.017    0.483
5966770  $   499,309.54       79.38                               0.250     0.017    0.858
5967531  $   410,682.29       79.99                               0.250     0.017    0.858
5967702  $   399,292.28       72.73                               0.250     0.017    0.358
5967737  $   443,322.22       75.00                               0.250     0.017    0.358
5967973  $   500,000.00       50.51                               0.250     0.017    0.108
5968852  $   341,000.00       59.30                               0.250     0.017    0.000
5969235  $   515,450.79       79.98                               0.250     0.017    0.483
5969242  $   319,318.06       80.00                               0.250     0.017    0.733
5969287  $   430,714.49       89.07                06             0.250     0.017    0.733
5969309  $   468,591.63       73.44                               0.250     0.017    0.483
5970095  $   338,000.00       80.00                               0.250     0.017    0.108
5970475  $   546,600.00       68.33                               0.250     0.017    0.233
5970583  $   407,392.51       80.00                               0.250     0.017    0.483
5970600  $   314,000.00       66.11                               0.250     0.017    0.233
5970606  $   403,442.12       67.90                               0.250     0.017    0.858
5970809  $   649,056.11       72.63                               0.250     0.017    0.608
5971108  $   430,404.83       69.52                               0.250     0.017    0.858
5971275  $   456,801.62       75.00                               0.250     0.017    0.358
5971291  $   407,450.66       58.04                               0.250     0.017    0.983
5971934  $   184,859.23       47.56                               0.250     0.017    0.358
5972158  $   649,480.21       38.24                               0.250     0.017    0.108
5972558  $   614,653.82       80.00                               0.250     0.017    0.608
5972563  $   309,047.90       63.27                               0.250     0.017    0.608
5972594  $   427,041.12       80.00                               0.250     0.017    0.483
5972598  $   298,600.85       56.07                               0.250     0.017    0.000
5972600  $   433,596.09       69.60                               0.250     0.017    0.108
5972707  $   305,521.14       55.14                               0.250     0.017    0.233
5972783  $   556,500.00       42.32                               0.250     0.017    0.108
5972851  $   499,217.55       64.31                               0.250     0.017    0.233
5972992  $   406,200.00       80.00                               0.250     0.017    0.000
5973317  $   446,482.30       51.72                               0.250     0.017    0.000
5973372  $   299,327.89       53.10                               0.250     0.017    0.483
5973387  $   608,500.06       69.71                               0.250     0.017    0.733
5973395  $   399,052.31       79.85                               0.250     0.017    0.733
5973406  $   327,318.36       80.00                               0.250     0.017    0.858
5973439  $   349,308.47       72.92                               0.250     0.017    1.108
5973478  $   442,928.48       80.00                               0.250     0.017    0.108
5974072  $   398,680.92       51.48                               0.250     0.017    0.108
5974577  $   435,366.87       80.00                               0.250     0.017    0.608
5974847  $   367,993.83       90.00                06             0.250     0.017    0.000
5974865  $   349,272.66       93.33                06             0.250     0.017    0.858
5974882  $   478,951.14       80.00                               0.250     0.017    0.608
5974898  $   319,013.92       80.00                               0.250     0.017    0.483
5976370  $   400,432.13       77.12                               0.250     0.017    0.733
5976542  $   499,326.80       70.92                               0.250     0.017    0.983
5976622  $   399,404.42       84.75                05             0.250     0.017    0.483
5976743  $   469,668.28       36.15                               0.250     0.017    0.733
5976850  $   449,346.55       66.18                               0.250     0.017    0.608
5977278  $   799,435.36       49.23                               0.250     0.017    0.733
5978014  $   326,448.48       78.47                               0.250     0.017    0.358
5978393  $   344,756.50       72.63                               0.250     0.017    0.733
5978429  $   478,304.43       78.52                               0.250     0.017    0.608
5978866  $   351,000.00       77.48                               0.250     0.017    0.358
5979352  $   575,000.00       58.97                               0.250     0.017    0.483
5979593  $   638,416.98       74.42                               0.250     0.017    0.000
5979607  $   498,851.59       41.67                               0.250     0.017    0.358
5979817  $   359,719.16       54.55                               0.250     0.017    0.233
5981829  $   350,000.00       35.00                               0.250     0.017    0.358
5982593  $   402,661.43       79.96                               0.250     0.017    0.000
5984688  $   309,305.50       89.86                33             0.250     0.017    0.483
5985523  $   650,000.00       62.26                               0.250     0.017    0.483
5985706  $   337,600.00       80.00                               0.250     0.017    0.483
5985949  $   368,650.00       43.37                               0.250     0.017    0.733
5985954  $   550,000.00       27.50                               0.250     0.017    0.983
5986967  $   499,655.90       69.44                               0.250     0.017    0.858
5986993  $   788,250.00       75.00                               0.250     0.017    0.608
5987225  $ 1,000,000.00       45.45                               0.250     0.017    0.733
5987924  $   436,000.00       6.02                                0.250     0.017    0.358
5987926  $   310,000.00       34.83                               0.250     0.017    0.608
5988437  $   430,000.00       27.74                               0.250     0.017    0.233
5990257  $   294,152.37       75.00                               0.250     0.017    1.358
5991056  $   429,000.00       69.98                               0.250     0.017    0.483
5991080  $   500,000.00       43.48                               0.250     0.017    0.108
5991919  $   408,500.00       57.54                               0.250     0.017    0.358
5992059  $   106,875.00       75.00                               0.250     0.017    0.108
5992170  $   400,000.00       53.12                               0.250     0.017    0.233
5992239  $   334,000.00       63.02                               0.250     0.017    0.358
5992718  $   350,000.00       43.02                               0.250     0.017    0.108
5993064  $   406,050.00       78.91                               0.250     0.017    0.733
5993152  $   305,000.00       43.26                               0.250     0.017    0.233
5994110  $   406,000.00       70.00                               0.250     0.017    0.000
5994376  $   567,000.00       68.73                               0.250     0.017    0.233
5994537  $   427,571.00       80.00                               0.250     0.017    0.358
5995115  $   542,000.00       69.94                               0.250     0.017    0.733
5995645  $   400,000.00       28.99                               0.250     0.017    0.483
5997149  $   500,000.00       52.63                               0.250     0.017    0.358
5997316  $   329,700.00       79.99                               0.250     0.017    0.358
5997990  $   650,000.00       79.27                               0.250     0.017    0.358
5998071  $   351,750.00       79.94                               0.250     0.017    1.108
5998211  $   612,000.00       76.50                               0.250     0.017    0.608
5998564  $   650,000.00       74.72                               0.250     0.017    0.733
5998865  $   376,000.00       80.00                               0.250     0.017    0.483
5999584  $   300,200.00       68.23                               0.250     0.017    0.483
5999931  $   422,000.00       50.00                               0.250     0.017    0.000
5999973  $   410,000.00       44.81                               0.250     0.017    0.858
6006096  $   464,000.00       80.00                               0.250     0.017    0.733
6008394  $   436,000.00       45.89                               0.250     0.017    0.358
6012543  $   402,693.35       49.15                               0.250     0.017    0.358
6019520  $   650,000.00       36.77                               0.250     0.017    0.000
6019849  $   337,000.00       94.93                11             0.250     0.017    1.108
7644629  $   394,737.65       77.23                               0.250     0.017    0.483
7649519  $   333,296.72       90.00                01             0.250     0.017    0.608
7813129  $   286,390.25       74.42                               0.250     0.017    0.483
7819974  $   499,609.95       71.94                               0.250     0.017    0.233
7848902  $   440,828.55       79.99                               0.250     0.017    0.608
7937705  $   290,528.01       80.00                               0.250     0.017    0.858
7938421  $   288,621.60       80.00                               0.250     0.017    0.858
7951329  $   310,873.31       80.00                               0.250     0.017    0.608
7957347  $   549,201.31       69.85                               0.250     0.017    0.608
7958166  $   335,935.53       80.00                               0.250     0.017    0.608
7958633  $   377,672.21       80.00                               0.250     0.017    0.608
7989435  $   444,765.24       71.66                               0.250     0.017    0.483
7997567  $   298,410.96       73.17                               0.250     0.017    0.983
8014716  $   397,717.49       74.77                               0.250     0.017    0.608
8015183  $   379,119.49       80.00                               0.250     0.017    0.733
8016845  $   358,522.37       79.13                               0.250     0.017    0.608
8016860  $   334,148.63       75.00                               0.250     0.017    0.858
8022166  $   386,045.52       80.00                               0.250     0.017    0.733
8025624  $   284,550.99       80.00                               0.250     0.017    0.483
8028663  $   345,558.51       89.74                11             0.250     0.017    0.733
8029946  $   296,528.99       80.00                               0.250     0.017    0.858
8030507  $   315,856.03       72.67                               0.250     0.017    0.608
8033956  $   295,990.74       80.00                               0.250     0.017    0.608
8036117  $   276,598.36       54.91                               0.250     0.017    0.608
8040709  $   291,315.32       40.62                               0.250     0.017    0.733
8042717  $   300,153.25       66.00                               0.250     0.017    0.608
8043490  $   380,420.78       67.13                               0.250     0.017    0.608
8046940  $   320,172.19       80.00                               0.250     0.017    0.608
8049883  $   383,170.40       80.00                               0.250     0.017    0.483
8050068  $   792,871.94       70.00                               0.250     0.017    0.608
8050600  $   315,529.90       80.00                               0.250     0.017    0.608
8058199  $   307,736.01       80.00                               0.250     0.017    0.608
8075372  $   275,710.06       90.00                01             0.250     0.017    0.483
8076724  $   347,978.57       70.00                               0.250     0.017    0.733
8080956  $   642,798.56       52.42                               0.250     0.017    0.733
8085190  $   291,286.52       89.82                01             0.250     0.017    0.733
8086816  $   520,313.36       65.27                               0.250     0.017    0.483
8094080  $   388,360.49       66.92                               0.250     0.017    0.733
8094529  $   514,270.69       79.88                               0.250     0.017    0.733
8095702  $   278,748.98       89.67                01             0.250     0.017    1.358
8102946  $   316,536.62       68.09                               0.250     0.017    0.483
8105523  $   316,648.22       80.00                               0.250     0.017    0.733
8106930  $   438,387.34       68.67                               0.250     0.017    0.608
8107896  $   295,171.23       79.99                               0.250     0.017    0.483
8111062  $   364,438.46       84.42                33             0.250     0.017    0.858
8113309  $   584,151.16       80.00                               0.250     0.017    0.608
8114632  $   522,326.37       53.08                               0.250     0.017    0.983
8115046  $   647,699.24       65.00                               0.250     0.017    0.733
8117932  $   311,590.75       71.34                               0.250     0.017    0.483
8121290  $   374,533.16       80.00                               0.250     0.017    0.983
8123357  $   307,205.35       56.97                               0.250     0.017    0.608
8126623  $   342,217.13       80.00                               0.250     0.017    0.858
8128392  $   298,526.03       79.82                               0.250     0.017    0.858
8133578  $   337,592.51       79.70                               0.250     0.017    1.358
8134350  $   375,445.33       80.00                               0.250     0.017    0.608
8135706  $   367,229.41       78.72                               0.250     0.017    0.608
8156737  $   399,404.42       53.33                               0.250     0.017    0.483
8156858  $   440,752.27       80.00                               0.250     0.017    0.608
8159276  $   552,112.93       68.70                               0.250     0.017    0.108
8160113  $   320,749.65       80.00                               0.250     0.017    0.608
8161135  $   442,937.95       80.00                               0.250     0.017    0.733
8164088  $   414,104.19       80.00                               0.250     0.017    0.608
8167062  $   350,027.96       80.00                               0.250     0.017    0.608
8178355  $   327,836.11       78.08                               0.250     0.017    0.608
8182570  $   281,643.36       80.00                               0.250     0.017    0.983
8183687  $   320,779.63       90.00                01             0.250     0.017    0.733
8188117  $   446,274.77       79.60                               0.250     0.017    1.358
8188408  $   328,624.49       80.00                               0.250     0.017    0.608
8192911  $   303,465.15       84.81                01             0.250     0.017    1.358
8193030  $   283,653.46       79.98                               0.250     0.017    0.608
8204785  $   647,132.07       78.70                               0.250     0.017    0.608
8205051  $   362,206.79       79.26                               0.250     0.017    0.608
8207168  $   304,835.78       71.99                               0.250     0.017    1.358
8207863  $   440,448.04       80.00                               0.250     0.017    0.608
8208082  $   283,243.86       85.00                33             0.250     0.017    0.608
8209947  $   283,670.21       80.00                               0.250     0.017    0.483
8216777  $   370,247.12       80.00                               0.250     0.017    0.608
8219103  $   285,561.92       80.00                               0.250     0.017    0.608
8219587  $   327,609.99       78.58                               0.250     0.017    0.608
8228425  $   442,299.49       71.77                               0.250     0.017    0.483
8229991  $   327,487.67       77.80                               0.250     0.017    0.608
8231287  $   499,255.54       66.67                               0.250     0.017    0.483
8231337  $   418,837.81       79.98                               0.250     0.017    0.608
8232278  $   282,050.25       80.00                               0.250     0.017    0.608
8234978  $   631,010.98       80.00                               0.250     0.017    0.233
8237566  $   390,005.88       80.00                               0.250     0.017    0.608
8238656  $   599,029.80       72.73                               0.250     0.017    0.108
8247382  $   316,864.77       80.00                               0.250     0.017    0.608
8253954  $   344,595.40       80.00                               0.250     0.017    0.608
8267501  $   395,355.61       68.97                               0.250     0.017    0.983
8267628  $   369,718.46       70.62                               0.250     0.017    0.358
8274117  $   399,342.33       40.82                               0.250     0.017    0.000
8279891  $   381,092.07       80.00                               0.250     0.017    0.608
8282228  $   298,397.97       80.00                               0.250     0.017    0.608
8287027  $   497,550.43       26.32                               0.250     0.017    0.608
8292624  $   335,598.73       90.00                33             0.250     0.017    0.608
8296638  $   649,517.61       32.50                               0.250     0.017    0.483
8308714  $   278,498.79       77.99                               0.250     0.017    0.983
8314406  $   385,780.64       80.00                               0.250     0.017    0.483
8317472  $   437,978.82       80.00                               0.250     0.017    0.608
8317537  $   390,663.27       90.00                01             0.250     0.017    0.858
8319085  $   436,724.60       80.00                               0.250     0.017    0.608
8319784  $   157,460.20       64.29                               0.250     0.017    0.483
8324176  $   535,356.72       80.00                               0.250     0.017    0.858
8324763  $   358,019.69       90.00                11             0.250     0.017    0.608
8324830  $   288,223.70       95.00                33             0.250     0.017    0.733
8325285  $   317,710.02       75.00                               0.250     0.017    0.608
8326756  $   298,477.85       80.00                               0.250     0.017    0.608
8331364  $   398,163.41       79.20                               0.250     0.017    0.608
8333608  $   441,938.25       65.78                               0.250     0.017    0.983
8339490  $   298,739.85       58.82                               0.250     0.017    0.608
8346141  $   281,350.83       80.00                               0.250     0.017    0.483
8346756  $   348,755.87       72.46                               0.250     0.017    0.733
8348091  $   423,480.70       69.11                               0.250     0.017    0.733
8348145  $   293,200.61       95.00                13             0.250     0.017    0.608
8348994  $   457,624.56       80.00                               0.250     0.017    0.608
8349364  $   328,000.00       77.82                               0.250     0.017    0.358
8350603  $   547,088.60       69.23                               0.250     0.017    0.483
8352991  $   348,192.60       71.57                               0.250     0.017    0.608
8357502  $   497,353.31       45.45                               0.250     0.017    0.483
8358601  $   303,654.30       74.39                               0.250     0.017    0.608
8359050  $   370,411.70       80.00                               0.250     0.017    0.608
8361476  $   383,113.84       73.33                               0.250     0.017    0.608
8365692  $   448,952.45       74.82                               0.250     0.017    0.358
8366443  $   330,392.69       80.00                               0.250     0.017    0.483
8367490  $   392,995.83       50.00                               0.250     0.017    0.608
8368697  $   397,934.42       78.43                               0.250     0.017    0.608
8370110  $   487,297.02       70.00                               0.250     0.017    0.983
8370727  $   363,242.46       80.00                               0.250     0.017    0.608
8371922  $   418,893.57       80.00                               0.250     0.017    0.608
8375281  $   302,625.01       80.00                               0.250     0.017    0.483
8376900  $   497,865.17       54.05                               0.250     0.017    0.608
8377690  $   582,418.10       75.00                               0.250     0.017    0.608
8381604  $   358,437.58       80.00                               0.250     0.017    0.608
8381606  $   338,548.32       69.53                               0.250     0.017    0.608
8382691  $   288,708.29       68.71                               0.250     0.017    0.608
8384811  $   549,570.95       65.09                               0.250     0.017    0.233
8389708  $   499,273.92       80.00                               0.250     0.017    0.608
8392478  $   394,281.31       80.00                               0.250     0.017    0.608
8394851  $   335,121.55       80.00                               0.250     0.017    0.733
8399249  $   290,653.04       80.00                               0.250     0.017    0.608
8406511  $   380,360.36       80.00                               0.250     0.017    0.358
8412028  $   390,482.00       80.00                               0.250     0.017    0.000
8418609  $   499,197.95       85.91                12             0.250     0.017    0.108
8434639  $   390,854.23       78.40                               0.250     0.017    0.608
8439009  $   399,102.74       79.21                               0.250     0.017    0.233
8449295  $   408,984.33       64.16                               0.250     0.017    0.108
8453013  $   567,937.50       80.00                               0.250     0.017    0.108
8464253  $   513,833.79       77.97                               0.250     0.017    0.483
8466206  $   324,478.65       86.67                01             0.250     0.017    0.108
8466974  $   397,552.16       67.24                               0.250     0.017    0.233
8475856  $   649,027.06       59.09                               0.250     0.017    0.483
8476884  $   411,583.95       75.00                               0.250     0.017    0.483
8483541  $   298,972.33       80.00                               0.250     0.017    0.358
8484703  $   329,242.04       40.00                               0.250     0.017    0.358
8488435  $   448,397.91       80.00                               0.250     0.017    0.608
8492303  $   510,852.93       80.00                               0.250     0.017    0.483
8493290  $   296,968.15       80.00                               0.250     0.017    0.233
8494020  $   547,163.47       80.00                               0.250     0.017    0.358
8495817  $   383,677.39       60.00                               0.250     0.017    0.000
8496015  $   422,598.69       75.00                               0.250     0.017    0.358
8501023  $   451,012.30       80.00                               0.250     0.017    0.608
8502640  $   319,334.99       64.00                               0.250     0.017    0.858
8503290  $   998,395.87       74.07                               0.250     0.017    0.108
8505593  $   438,578.02       80.00                               0.250     0.017    0.858
8508688  $   516,678.22       69.00                               0.250     0.017    0.358
8509809  $   455,321.04       80.00                               0.250     0.017    0.483
8512955  $   327,158.88       80.00                               0.250     0.017    0.358
8513518  $   578,855.26       80.00                               0.250     0.017    0.000
8516121  $   399,389.39       80.00                               0.250     0.017    0.358
8516839  $   427,110.54       46.07                               0.250     0.017    0.858
8517305  $   503,586.88       74.89                               0.250     0.017    0.000
8519741  $   364,715.27       51.05                               0.250     0.017    0.233
8520072  $   615,349.12       80.00                               0.250     0.017    0.608
8521497  $   551,715.30       73.67                               0.250     0.017    0.483
8521558  $   337,722.51       76.93                               0.250     0.017    0.358
8525916  $   444,369.83       65.93                               0.250     0.017    0.733
8526110  $   449,203.75       75.95                               0.250     0.017    0.000
8526338  $   381,917.36       78.11                               0.250     0.017    0.733
8527425  $   948,045.89       75.00                               0.250     0.017    0.483
8528221  $   947,551.34       69.78                               0.250     0.017    0.358
8531591  $   549,181.09       39.29                               0.250     0.017    0.483
8532372  $   502,587.26       78.40                               0.250     0.017    0.733
8532526  $   334,832.03       69.81                               0.250     0.017    0.108
8533281  $   402,693.83       85.00                06             0.250     0.017    0.233
8533371  $   406,314.18       45.22                               0.250     0.017    0.000
8536325  $   447,332.96       80.00                               0.250     0.017    0.483
8536606  $   398,829.81       42.78                               0.250     0.017    0.233
8537302  $   309,490.30       72.94                               0.250     0.017    0.000
8537512  $   452,046.76       56.60                               0.250     0.017    0.608
8538396  $   320,373.79       74.65                               0.250     0.017    0.358
8540298  $   399,404.42       72.73                               0.250     0.017    0.483
8540655  $   577,559.31       36.22                               0.250     0.017    0.358
8541036  $   341,902.78       80.00                               0.250     0.017    0.608
8541711  $   499,217.55       57.64                               0.250     0.017    0.233
8542825  $   620,078.81       64.70                               0.250     0.017    0.000
8543578  $   763,742.22       61.20                               0.250     0.017    0.000
8545548  $   484,313.17       72.93                               0.250     0.017    0.733
8547383  $   359,482.11       80.00                               0.250     0.017    0.358
8547857  $   439,328.34       73.33                               0.250     0.017    0.358
8548428  $   405,425.05       51.46                               0.250     0.017    0.733
8549741  $   467,337.25       69.33                               0.250     0.017    0.733
8550921  $   883,682.30       59.00                               0.250     0.017    0.483
8550991  $   399,342.33       74.07                               0.250     0.017    0.000
8551144  $   620,574.63       63.42                               0.250     0.017    0.483
8551279  $   898,591.58       30.00                               0.250     0.017    0.233
8553246  $   549,117.74       70.97                               0.250     0.017    0.108
8553684  $   499,236.74       76.34                               0.250     0.017    0.358
8553722  $   793,755.91       53.00                               0.250     0.017    0.233
8554398  $   798,867.09       50.19                               0.250     0.017    0.733
8554582  $   401,854.33       70.00                               0.250     0.017    0.108
8555536  $   399,342.33       75.61                               0.250     0.017    0.000
8557622  $   494,525.16       76.28                               0.250     0.017    0.483
8558147  $   434,352.32       30.10                               0.250     0.017    0.483
8558647  $   469,597.09       80.00                               0.250     0.017    0.608
8560489  $   426,048.64       46.48                               0.250     0.017    0.358
8564993  $   340,741.90       75.00                               0.250     0.017    0.483
8565473  $   471,279.48       80.00                               0.250     0.017    0.358
8566238  $   990,522.98       80.00                               0.250     0.017    0.483
8566599  $   648,936.38       40.63                               0.250     0.017    0.108
8566720  $   958,497.70       60.00                               0.250     0.017    0.233
8567218  $   596,154.56       56.86                               0.250     0.017    0.733
8567860  $   621,073.89       74.05                               0.250     0.017    0.483
8568787  $   569,062.83       77.03                               0.250     0.017    0.000
8569379  $   471,297.23       75.52                               0.250     0.017    0.483
8569499  $   559,123.64       70.00                               0.250     0.017    0.233
8569870  $   619,076.86       67.03                               0.250     0.017    0.483
8570974  $   337,479.91       79.47                               0.250     0.017    0.108
8571115  $   549,160.43       74.83                               0.250     0.017    0.358
8571144  $   451,809.26       64.64                               0.250     0.017    0.358
8571263  $   459,262.10       54.12                               0.250     0.017    0.108
8572233  $   413,735.25       66.84                               0.250     0.017    0.108
8572905  $   294,061.51       79.70                               0.250     0.017    0.483
8572945  $   648,208.99       80.00                               0.250     0.017    0.358
8573071  $   559,145.16       80.00                               0.250     0.017    0.358
8574108  $   384,911.54       70.09                               0.250     0.017    0.358
8574577  $   317,249.92       80.00                               0.250     0.017    0.108
8574828  $   423,352.76       80.00                               0.250     0.017    0.358
8576017  $   649,453.92       52.00                               0.250     0.017    0.000
8578529  $   441,325.29       72.22                               0.250     0.017    0.358
8579984  $   656,970.30       36.56                               0.250     0.017    0.233
8580376  $   478,867.88       80.00                               0.250     0.017    0.358
8581288  $   999,239.08       62.70                               0.250     0.017    0.358
858451   $   303,524.26       62.68                               0.250     0.017    0.233
858619   $   405,410.43       73.82                               0.250     0.017    0.608
858625   $   287,769.69       70.24                               0.250     0.017    0.108
858711   $   354,943.67       85.56                13             0.250     0.017    0.233
8588002  $   892,351.37       65.00                               0.250     0.017    0.233
8589069  $   648,931.29       43.33                               0.250     0.017    0.000
8589272  $   487,217.18       80.00                               0.250     0.017    0.108
8589371  $   589,099.34       65.19                               0.250     0.017    0.358
8590776  $   364,122.27       79.35                               0.250     0.017    0.358
8591499  $   999,200.31       62.50                               0.250     0.017    0.108
8592516  $   375,000.00       75.00                               0.250     0.017    0.608
8594030  $   328,135.69       91.89                01             0.250     0.017    0.233
8596778  $   351,225.80       65.21                               0.250     0.017    0.233
8598334  $   397,161.89       80.00                               0.250     0.017    0.108
8599898  $   459,262.04       80.00                               0.250     0.017    0.108
8602453  $   539,067.52       80.00                               0.250     0.017    0.000
8608816  $   341,733.21       72.00                               0.250     0.017    0.233
8608832  $   351,618.59       80.00                               0.250     0.017    0.108
8610553  $   606,201.66       80.00                               0.250     0.017    0.000
8613790  $   319,651.23       80.00                               0.250     0.017    0.000
8614698  $   373,301.24       80.00                               0.250     0.017    0.108
8617475  $   363,723.02       80.00                               0.250     0.017    0.358
8617583  $   966,558.71       80.00                               0.250     0.017    0.483
8618098  $   282,779.23       68.19                               0.250     0.017    0.233
9005806  $   498,538.59       68.49                               0.250     0.017    0.608
9010838  $   307,421.64       80.00                               0.250     0.017    1.358
9013253  $   279,372.69       30.11                               0.250     0.017    0.483
9014886  $   310,267.76       60.98                               0.250     0.017    0.233
9015192  $   380,284.58       48.85                               0.250     0.017    1.358
9032289  $   389,156.78       75.00                               0.250     0.017    0.733
9058876  $   374,109.96       74.99                               0.250     0.017    0.483
9060008  $   397,151.84       80.00                               0.250     0.017    0.733
9060011  $   474,933.58       80.00                               0.250     0.017    0.483
9060313  $   299,360.67       75.00                               0.250     0.017    0.733
9061873  $   428,214.80       62.63                               0.250     0.017    1.483
9061874  $   573,774.63       78.13                               0.250     0.017    0.733
9062027  $   314,438.05       44.37                               0.250     0.017    1.608
9062992  $   995,988.59       68.84                               0.250     0.017    0.483
9063879  $   344,227.07       62.73                               0.250     0.017    0.483
9064547  $   321,812.72       73.97                               0.250     0.017    0.733
9066464  $   414,317.66       57.24                               0.250     0.017    0.000
9066521  $   399,179.28       56.18                               0.250     0.017    1.108
9067399  $   354,939.39       80.00                               0.250     0.017    0.733
9069209  $   323,255.82       80.00                               0.250     0.017    0.358
9209863  $   419,011.13       42.87                               0.250     0.017    0.233
9210676  $   479,320.25       80.00                               0.250     0.017    0.733
9211761  $   364,182.24       63.48                               0.250     0.017    0.483
9235095  $   510,514.75       76.92                               0.250     0.017    1.233

        $248,703,321.19


COUNT:           586
WAC:      7.52373417
WAM:     356.6217665
WALTV:   69.61790811

                                   EXHIBIT F-2

            [Schedule of Mortgage Loans Serviced by Other Servicers]




WFMBS
WFMBS   2001-16 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)         (ii)                                           (iii)      (iv)        (v)       (vi)            (vii)          (viii)
---         ----                                           -----      ----        ---       ----            -----          ------
                                                                                  NET
MORTGAGE                                                              MORTGAGE    MORTGAGE  CURRENT         ORIGINAL       SCHEDULED
LOAN                                             ZIP       PROPERTY   INTEREST    INTEREST  MONTHLY         TERM TO        MATURITY
NUMBER      CITY                         STATE   CODE      TYPE       RATE        RATE      PAYMENT         MATURITY       DATE
------      ----                         -----   ----      ----       ----        ----      -------         --------       ----

5947297     CEDAR RAPIDS                 IA       52403    SFD        7.625        6.750    $   5,273.07      360         1-Feb-31
5947376     CLYDE HILL                   WA       98004    SFD        8.125        6.750    $   5,717.23      360         1-Feb-31
5947832     SAN JOSE                     CA       95111    LCO        8.625        6.750    $   2,275.04      360         1-Jan-31
5974903     WESTBURY                     NY       11590    SFD        7.500        6.750    $   2,193.09      360         1-Mar-31
5974923     WESTPORT                     CT       06880    SFD        7.500        6.750    $   2,622.05      360         1-Mar-31
5977194     MOUNT SINAI                  NY       11766    SFD        7.125        6.750    $   2,371.49      360         1-Apr-31
5977212     PORT WASHINGTON              NY       11050    SFD        7.500        6.750    $   3,188.42      360         1-Apr-31
5978472     SPRING LAKE                  NJ       07762    SFD        7.750        6.750    $   2,571.92      360         1-Mar-31
5978510     PORT WASHINGTON              NY       11050    SFD        7.375        6.750    $   3,453.38      360         1-Apr-31
5978541     FORT SALONGA                 NY       11768    SFD        7.625        6.750    $   2,866.57      360         1-Mar-31
5978561     ROSLYN                       NY       11576    SFD        7.875        6.750    $   3,063.42      360         1-Apr-31
5978607     NEW YORK                     NY       11572    SFD        7.875        6.750    $   2,791.52      360         1-Mar-31
5978627     SOUTH BRUNSWICK              NJ       08540    SFD        7.375        6.750    $   2,900.84      360         1-Apr-31
5979189     SCARSDALE                    NY       10583    SFD        7.375        6.750    $   3,807.00      360         1-Apr-31
5980753     NORWALK                      CT       06850    SFD        7.625        6.750    $   3,029.36      360         1-Mar-31
5980882     NEW YORK                     NY       10022    HCO        7.625        6.750    $   5,131.51      360         1-Apr-31
5985673     DARIEN                       CT       06820    SFD        7.375        6.750    $   4,489.04      360         1-Apr-31
5892441     SILVER SPRING                MD       20904    SFD        8.925        6.750    $   2,543.56      360         1-Dec-30
5917309     YARDLEY                      PA       19067    SFD        8.550        6.750    $   2,178.34      360         1-Feb-31
5917365     ARLINGTON                    VA       22207    SFD        7.750        6.750    $   2,808.34      360         1-Jan-31
5917397     ARLINGTON                    VA       22207    SFD        8.525        6.750    $   2,342.89      360         1-Feb-31
5917419     SOUTH RIDING                 VA       20152    SFD        8.000        6.750    $   2,865.85      360         1-Jan-31
5945317     OLNEY                        MD       20832    SFD        7.950        6.750    $   2,501.22      360         1-Feb-31
5904726     SANTA FE                     NM       87501    SFD        8.250        6.750    $   1,690.35      360         1-Mar-31
5915494     CAPE CORAL                   FL       33914    SFD        7.875        6.750    $   3,425.96      360         1-Apr-31
5835177     STURGEON LAKE                MN       55783    SFD        7.375        6.750    $     833.64      360         1-Apr-31
5889350     PACIFICA                     CA       94044    SFD        8.375        6.750    $   2,462.64      360         1-Dec-30
5889500     CORTE MADERA                 CA       94925    SFD        8.125        6.750    $   3,081.37      360         1-Jan-31
5903730     BIRMINGHAM                   AL       35226    SFD        8.000        6.750    $   3,505.93      360         1-Jan-31
5903824     SIMI VALLEY                  CA       93065    SFD        8.250        6.750    $   5,469.23      360         1-Dec-30
5906602     MANALAPAN                    NJ       07726    SFD        8.500        6.750    $   2,122.20      360         1-Dec-30
5906733     MARCO ISLAND                 FL       34145    HCO        8.125        6.750    $   5,286.58      360         1-Dec-30
5909545     COLLEGEVILLE                 PA       19002    SFD        8.000        6.750    $   2,707.59      360         1-Dec-30
5909599     ALPHARETTA                   GA       30004    PUD        7.625        6.750    $   2,370.22      360         1-Jan-31
5909704     MARIETTA                     GA       30067    SFD        8.000        6.750    $   5,870.12      360         1-Dec-30
5909954     MARIETTA                     GA       30066    PUD        7.750        6.750    $   2,439.38      360         1-Dec-30
5910000     MIAMI                        FL       33129    SFD        8.000        6.750    $   3,500.06      360         1-Dec-30
5953970     FARGO                        ND       58103    SFD        7.500        6.750    $   3,740.80      360         1-Mar-31
5953984     SAUSALITO                    CA       94965    LCO        7.500        6.750    $   2,622.05      360         1-Mar-31
5954123     SCOTTSDALE                   AZ       85282    SFD        7.500        6.750    $   3,111.85      360         1-Mar-31
5954728     WASHINGTON                   DC       20007    SFD        7.625        6.750    $   2,512.67      360         1-Feb-31
5954926     LAGUNA BEACH                 CA       92651    SFD        7.875        6.750    $   2,932.91      360         1-Mar-31
5954944     KLAMATH FALLS                OR       97601    SFD        7.625        6.750    $   2,378.19      360         1-Mar-31
5955187     WINDSOR                      CA       95493    SFD        7.875        6.750    $   2,963.72      360         1-Feb-31
5965924     HARBOR ISLAND                SC       29920    SFD        7.750        6.750    $   2,507.44      360         1-Feb-31
5878651     BOCA RATON                   FL       33428    SFD        8.875        6.750    $   2,800.67      360         1-Dec-30
5890647     ANDOVER                      MA       01810    SFD        8.750        6.750    $   2,795.94      360         1-Dec-30
5896448     NEW HARTFORD                 CT       06057    SFD        8.000        6.750    $   2,130.86      360         1-Jan-31
5906689     RIGBY                        ID       83442    SFD        8.000        6.750    $   2,318.70      360         1-Dec-30
5921513     HAYMARKET                    VA       20169    SFD        7.375        6.750    $   2,211.55      360         1-Jan-31
5937968     ST PAUL                      MN       55104    SFD        7.875        6.750    $   2,993.09      360         1-Jan-31
5960671     SPRINGFIELD                  MO       65809    SFD        7.750        6.750    $   2,335.50      360         1-Mar-31
5960781     SANTO                        TX       76472    SFD        7.750        6.750    $   3,155.08      360         1-Feb-31
5960895     CEDAR RAPIDS                 IA       52411    SFD        7.375        6.750    $   4,482.48      360         1-Mar-31
5961456     NAPERVILLE                   IL       60564    SFD        8.250        6.750    $   3,005.07      360         1-Mar-31
5961549     MILFORD                      MI       48381    SFD        8.000        6.750    $   2,201.30      360         1-Mar-31
5975303     RIDGELAND                    MS       39157    SFD        7.375        6.750    $   3,259.99      360         1-Apr-31
5975379     OLNEY                        MD       20832    SFD        7.375        6.750    $   2,703.99      360         1-Mar-31
5975416     KENSINGTON                   CA       94707    SFD        8.250        6.750    $   3,816.43      360         1-Apr-31
5975435     GRAFORD                      TX       76449    SFD        7.875        6.750    $   3,304.00      360         1-Mar-31
5975505     WOODBINE                     MD       21797    SFD        7.500        6.750    $   2,593.74      360         1-Mar-31
5975524     FAIRFAX STATION              VA       22039    SFD        7.750        6.750    $   2,722.37      360         1-Mar-31
5975579     BURKE                        VA       22015    PUD        7.875        6.750    $   2,992.72      360         1-Jan-31
5975599     SAN ANTONIO                  TX       78209    SFD        8.250        6.750    $   4,071.86      360         1-Jan-31
5975618     SALINE                       MI       48176    SFD        7.625        6.750    $   3,114.29      360         1-Mar-31
5975744     PONTE VERDA                  FL       32082    PUD        7.750        6.750    $   2,758.19      360         1-Mar-31
5976199     CASTRO VALLEY                CA       94552    SFD        7.250        6.750    $   2,012.42      360         1-Mar-31
5976435     SPRINGFIELD                  MO       65809    SFD        7.750        6.750    $   2,865.65      360         1-Mar-31
5976792     MERTON                       WI       53029    SFD        7.750        6.750    $   2,571.92      360         1-Feb-31
5977141     NAPERVILLE                   IL       60564    SFD        8.250        6.750    $   3,756.33      360         1-Apr-31
5977241     ST. LOUIS                    MO       63128    SFD        7.750        6.750    $   3,893.71      360         1-Mar-31
5977335     JACKSONVILLE                 FL       32223    SFD        7.750        6.750    $   2,539.54      360         1-Mar-31
5977351     WHITE HALL                   MI       49461    SFD        7.375        6.750    $   2,900.84      360         1-Mar-31
5977364     VENTNOR CITY                 NJ       08406    SFD        7.750        6.750    $   2,405.36      360         1-Feb-31
5977378     NEW CANAAN                   CT       06840    SFD        7.000        6.733    $   4,989.77      360         1-Mar-31
5977391     LAKE ZURICH                  IL       60047    SFD        8.250        6.750    $   2,918.68      360         1-Mar-31
5979552     DALLAS                       TX       75287    SFD        7.250        6.750    $   2,210.26      360         1-Mar-31
5979581     SKILLMAN                     NJ       08558    SFD        7.750        6.750    $   2,859.92      360         1-Apr-31
5979628     ROCKVILLE CENTRE             NY       11570    SFD        7.250        6.750    $   2,790.10      360         1-Apr-31
5979709     LEBANON                      TN       37090    SFD        7.250        6.750    $   2,933.36      360         1-Mar-31
5979762     WOODBINE                     MD       21797    SFD        7.500        6.750    $   2,377.33      360         1-Mar-31
5979841     LITTLETON                    CO       80127    SFD        7.375        6.750    $   2,688.11      360         1-Mar-31
5980964     DUBUQUE                      IA       52003    SFD        8.125        6.750    $   3,712.49      360         1-Feb-31
5980976     NEW CANAAN                   CT       06940    SFD        7.375        6.750    $   3,177.11      360         1-Apr-31
5981015     HOWELL                       MI       48843    SFD        8.125        6.750    $   3,694.67      360         1-Mar-31
5981120     YORK                         ME       03909    SFD        7.875        6.750    $   2,537.02      360         1-Feb-31
5981142     BISHOPVILLE                  MD       21813    SFD        8.125        6.750    $   2,264.62      360         1-Feb-31
5981160     SAN JOSE                     CA       95128    SFD        8.000        6.750    $   3,610.13      360         1-Jan-31
5981176     BOYDS                        MD       20841    SFD        8.000        6.750    $   2,348.05      360         1-Mar-31
5983833     SHELBY TOWNSHIP              MI       48316    SFD        7.625        6.750    $   2,553.72      360         1-Jan-31
5983841     SMITHTOWN                    NY       11787    SFD        7.875        6.750    $   2,320.23      360         1-Feb-31
5903185     OAKLAND                      CA       94611    SFD        8.125        6.750    $   3,155.61      360         1-Jan-31
5921065     SAN JOSE                     CA       95120    SFD        7.500        6.750    $   4,789.62      360         1-Feb-31
5921401     SAN JOSE                     CA       95125    SFD        8.000        6.750    $   3,962.33      360         1-Dec-30
5921848     REDWOOD CITY                 CA       94065    SFD        7.375        6.750    $   3,591.51      360         1-Feb-31
5958601     MOUNTAIN VIEW                CA       94043    SFD        8.375        6.750    $   4,081.59      360         1-Jan-31
5958932     SEARINGTOWN                  NY       11507    SFD        8.000        6.750    $   2,201.29      360         1-Mar-31
5959033     OAKLAND                      CA       94618    SFD        7.625        6.750    $   2,972.73      360         1-Mar-31
5959055     UPPER SADDLE RIVER           NJ       07458    SFD        7.750        6.750    $   2,435.80      360         1-Mar-31
5959855     ALAMEDA                      CA       94502    SFD        7.875        6.750    $   3,081.54      360         1-Jan-31
5959886     SAN MARCOS                   CA       92069    SFD        7.875        6.750    $   2,133.15      360         1-Jan-31
5960184     MORGAN HILL                  CA       95037    SFD        8.000        6.750    $   4,226.48      360         1-Jan-31
5960308     MISSION VIEJO                CA       92691    SFD        7.500        6.750    $   4,251.22      360         1-Mar-31
5960441     HOLLIS HILLS                 NY       11427    SFD        8.000        6.750    $   2,054.54      360         1-Jan-31
5960695     STATEN ISLAND                NY       10307    SFD        7.875        6.750    $   3,306.32      360         1-Mar-31
5960883     CORTLANDT                    NY       10567    SFD        7.500        6.750    $   2,779.38      360         1-Mar-31
5960898     PARK RIDGE                   IL       60068    SFD        7.500        6.750    $   3,090.53      360         1-Feb-31
5960948     MASSAPEQUA                   NY       11758    SFD        7.250        6.750    $   2,387.62      360         1-Mar-31
5960971     RYE BROOK                    NY       10573    SFD        8.000        6.750    $   3,903.63      360         1-Jan-31
5961155     GLENDALE                     CA       91208    SFD        8.000        6.750    $   2,535.89      360         1-Feb-31
5951821     CLINTON TOWNSHIP             NJ       08801    SFD        7.375        6.750    $   2,831.77      360         1-Apr-31
5902469     AUSTIN                       TX       78746    SFD        8.125        6.750    $   2,788.58      360         1-Dec-30
5903649     NORWALK                      CT       06854    SFD        8.625        6.750    $   1,474.69      360         1-Jan-31
5904459     NAPLES                       FL       34109    LCO        9.125        6.750    $   3,995.76      360         1-Dec-30
5914404     RALEIGH                      NC       27613    PUD        7.750        6.750    $   2,412.88      360         1-Jan-31
5914507     FT LAUDERDALE                FL       33312    SFD        8.250        6.750    $   2,817.26      360         1-Jan-31
5914533     KIRKWOOD                     MO       63122    SFD        8.375        6.750    $   3,277.44      360         1-Jan-31
5914589     OXFORD                       CT       06478    SFD        8.000        6.750    $   2,700.26      360         1-Jan-31
5914607     OAKLAND                      CA       94619    SFD        8.125        6.750    $   2,292.84      360         1-Jan-31
5914738     BOWIE                        MD       20721    SFD        8.375        6.750    $   2,177.61      360         1-Jan-31
5915770     HUNTINGTON BEACH             CA       92649    SFD        7.875        6.750    $   2,797.32      360         1-Jan-31
5916165     HUNTINGTON BEACH             CA       92649    SFD        7.875        6.750    $   2,563.85      360         1-Jan-31
5918946     NEW BERLIN                   WI       53151    SFD        9.125        6.750    $   2,440.90      360         1-Sep-30
5935625     MILPITAS                     CA       95035    SFD        7.625        6.750    $   3,878.71      360         1-Mar-31
5936464     MILL VALLEY                  CA       94941    SFD        7.500        6.750    $   3,408.67      360         1-Feb-31
5936495     DARIEN                       CT       06820    SFD        8.000        6.750    $   2,428.76      360         1-Feb-31
5936552     SAN JOSE                     CA       95111    SFD        7.375        6.750    $   2,438.08      360         1-Feb-31
5936577     CAPITOLA                     CA       95010    SFD        7.125        6.750    $   2,425.39      360         1-Mar-31
5936613     EL DORADO HILLS              CA       95762    SFD        7.875        6.750    $   2,583.06      360         1-Mar-31
5936642     SANTA ROSA                   CA       95403    SFD        7.500        6.750    $   3,258.34      360         1-Mar-31
5936655     DANVILLE                     CA       94526    SFD        8.000        6.750    $   4,035.71      360         1-Feb-31
5936930     MILLBRAE                     CA       94030    SFD        8.375        6.750    $   3,739.56      360         1-Feb-31
5937000     CASTRO VALLEY                CA       94546    SFD        7.250        6.750    $   2,285.29      360         1-Mar-31
5940255     DRAPER                       UT       84020    SFD        8.125        6.750    $   2,613.59      360         1-Feb-31
5940304     SAN DIEGO                    CA       92127    SFD        8.375        6.750    $   3,612.24      360         1-Mar-31
5942742     LIVERMORE                    CA       94550    SFD        7.750        6.750    $   1,977.30      360         1-Mar-31
5943011     WASHINGTON                   DC       20009    SFD        8.000        6.750    $   2,236.51      360         1-Mar-31
5943269     HOUSTON                      TX       77077    SFD        9.375        6.750    $   1,687.62      360         1-Jan-31
5943460     BUFFALO GROVE                IL       60089    SFD        8.125        6.750    $   2,880.89      360         1-Mar-31
5950169     PIGEON FORGE                 TN       37863    SFD        8.000        6.750    $   2,025.20      360         1-Feb-31
5952238     MESA                         AZ       85205    SFD        7.625        6.750    $   1,585.46      360         1-Mar-31
5952323     HICO                         TX       76457    SFD        9.375        6.750    $     922.00      360         1-Feb-31
5952342     OSTEEN                       FL       32764    SFD        8.000        6.750    $   1,016.27      360         1-Feb-31
5954235     POTOMAC                      MD       20854    SFD        7.500        6.750    $   3,419.16      360         1-Mar-31
5954248     BOYDS                        MD       20841    SFD        7.750        6.750    $   2,937.30      360         1-Mar-31
5954295     TUTTLE                       OK       73089    SFD        8.000        6.750    $   1,078.64      360         1-Mar-31
5954799     ASHLAND                      OR       97520    SFD        8.000        6.750    $   3,023.12      360         1-Mar-31
5954866     SOUTH RIDING                 VA       20152    SFD        7.500        6.750    $   2,328.39      360         1-Mar-31
5962994     DANA POINT                   CA       92629    SFD        7.375        6.750    $   1,298.47      360         1-Mar-31
5964133     SANTA CLARA                  CA       95051    PUD        7.375        6.750    $   2,607.99      360         1-Mar-31
5964692     DUNN LORING                  VA       22027    SFD        7.500        6.750    $   3,097.52      360         1-Mar-31
5970431     STAMFORD                     CT       06907    LCO        7.500        6.750    $     489.45      360         1-Apr-31
5972141     HIGHLAND PARK                IL       60035    SFD        7.500        6.750    $   2,181.55      360         1-Apr-31
5972184     GURNEE                       IL       60031    SFD        7.500        6.750    $   2,136.80      360         1-Mar-31
5972243     FAIRFIELD                    IA       52556    SFD        7.250        6.750    $   2,326.23      360         1-Mar-31
5972340     FAYETTEVILLE                 GA       30214    SFD        7.250        6.750    $   1,363.68      360         1-Mar-31
5901447     PALATINE                     IL       60067    SFD        8.125        6.750    $   2,023.22      360         1-Dec-30
5919079     WOODRIDGE                    IL       60517    SFD        7.875        6.750    $   2,320.22      360         1-Feb-31
5949482     CHICAGO                      IL       60607    PUD        7.625        6.750    $   2,406.50      360         1-Feb-31
5876773     BLACK DIAMOND                WA       98010    SFD        8.125        6.750    $   2,604.49      360         1-Nov-30


TABLE (CONTINUED)

(i)           (ix)         (x)    (xi)         (xii)     (xiii)      (xv)       (xvi)
---           ----         ---    ----         -----     ------      ----       -----

              CUT-OFF
MORTGAGE      DATE                            MORTGAGE               MASTER     FIXED
LOAN          PRINCIPAL                      INSURANCE   SERVICE     SERVICE    RETAINED
NUMBER        BALANCE      LTV    SUBSIDY       CODE     FEE         FEE        YIELD
------        -------      ---    -------       ----     ---         ---        -----

5947297      $ 742,822.53  64.78                           0.250      0.017     0.608
5947376      $ 767,964.69  66.96                           0.250      0.017     1.108
5947832      $ 291,563.58  90.00                33         0.250      0.017     1.608
5974903      $ 312,947.29  85.00                01         0.250      0.017     0.483
5974923      $ 374,159.86  37.50                           0.250      0.017     0.483
5977194      $ 351,435.35  80.00                           0.250      0.017     0.108
5977212      $ 455,321.04  80.00                           0.250      0.017     0.483
5978472      $ 358,234.95  44.88                           0.250      0.017     0.733
5978510      $ 499,236.74  73.64                           0.250      0.017     0.358
5978541      $ 404,115.00  69.83                           0.250      0.017     0.608
5978561      $ 421,916.57  65.00                           0.250      0.017     0.858
5978607      $ 384,199.89  79.96                           0.250      0.017     0.858
5978627      $ 419,358.86  79.85                           0.250      0.017     0.358
5979189      $ 550,358.59  80.00                           0.250      0.017     0.358
5980753      $ 427,064.74  80.00                           0.250      0.017     0.608
5980882      $ 723,947.19  63.04                           0.250      0.017     0.608
5985673      $ 648,957.84  66.66                           0.250      0.017     0.358
5892441      $ 317,106.75  95.00                11         0.250      0.017     1.908
5917309      $ 281,316.38  94.95                11         0.800      0.017     0.983
5917365      $ 390,456.41  80.00                           0.250      0.017     0.733
5917397      $ 303,259.26  95.00                33         0.900      0.017     0.858
5917419      $ 389,240.10  90.00                33         0.250      0.017     0.983
5945317      $ 341,562.10  83.13                           0.450      0.017     0.733
5904726      $ 224,566.62  68.18                           0.250      0.017     1.233
5915494      $ 471,847.51  75.00                           0.250      0.017     0.858
5835177      $ 120,515.76  71.00                           0.250      0.017     0.358
5889350      $ 322,770.37  80.00                           0.250      0.017     1.358
5889500      $ 413,624.13  52.87                           0.250      0.017     1.108
5903730      $ 475,821.38  89.99                12         0.250      0.017     0.983
5903824      $ 723,478.02  80.00                           0.250      0.017     1.233
5906602      $ 274,868.94  80.00                           0.250      0.017     1.483
5906733      $ 708,068.79  80.00                           0.250      0.017     1.108
5909545      $ 367,489.44  86.32                11         0.250      0.017     0.983
5909599      $ 333,647.65  95.00                           0.250      0.017     0.608
5909704      $ 796,725.12  72.73                           0.250      0.017     0.983
5909954      $ 339,034.61  80.00                           0.250      0.017     0.733
5910000      $ 475,047.36  90.00                12         0.250      0.017     0.983
5953970      $ 533,801.39  79.26                           0.250      0.017     0.483
5953984      $ 374,043.35  75.00                           0.250      0.017     0.483
5954123      $ 444,052.93  54.41                           0.250      0.017     0.483
5954728      $ 353,962.40  78.89                           0.250      0.017     0.608
5954926      $ 403,659.37  21.63                           0.250      0.017     0.858
5954944      $ 335,265.78  80.00                           0.250      0.017     0.608
5955187      $ 407,613.69  75.00                           0.250      0.017     0.858
5965924      $ 349,002.30  51.85                           0.250      0.017     0.733
5878651      $ 350,793.86  80.00                           0.250      0.017     1.858
5890647      $ 354,150.53  90.00                06         0.250      0.017     1.733
5896448      $ 289,412.62  79.98                           0.250      0.017     0.983
5906689      $ 314,706.41  64.60                           0.250      0.017     0.983
5921513      $ 318,854.08  79.98                           0.250      0.017     0.358
5937968      $ 411,360.79  80.00                           0.250      0.017     0.858
5960671      $ 325,305.29  74.01                           0.250      0.017     0.733
5960781      $ 439,144.58  69.90                           0.250      0.017     0.733
5960895      $ 647,509.38  79.88                           0.250      0.017     0.358
5961456      $ 399,135.89  62.02                           0.250      0.017     1.233
5961549      $ 299,342.15  75.00                           0.250      0.017     0.983
5975303      $ 471,279.48  80.00                           0.250      0.017     0.358
5975379      $ 390,600.80  90.00                12         0.250      0.017     0.358
5975416      $ 507,349.91  65.63                           0.250      0.017     1.233
5975435      $ 454,733.01  80.00                           0.250      0.017     0.858
5975505      $ 370,118.93  79.99                           0.250      0.017     0.483
5975524      $ 379,190.18  80.00                           0.250      0.017     0.733
5975579      $ 411,310.99  79.99                           0.250      0.017     0.858
5975599      $ 540,248.02  80.00                           0.250      0.017     1.233
5975618      $ 439,038.54  71.54                           0.250      0.017     0.608
5975744      $ 384,179.53  46.67                           0.250      0.017     0.733
5976199      $ 294,305.43  56.73                           0.250      0.017     0.233
5976435      $ 399,147.56  80.00                           0.250      0.017     0.733
5976792      $ 357,976.63  79.78                           0.250      0.017     0.733
5977141      $ 499,360.15  67.57                           0.250      0.017     1.233
5977241      $ 542,341.76  86.96                06         0.250      0.017     0.733
5977335      $ 353,724.57  89.74                11         0.250      0.017     0.733
5977351      $ 419,035.33  79.55                           0.250      0.017     0.358
5977364      $ 334,792.87  85.00                12         0.250      0.017     0.733
5977378      $ 747,903.70  57.69                           0.250      0.017     0.000
5977391      $ 387,751.65  66.30                           0.250      0.017     1.233
5979552      $ 323,237.13  80.00                           0.250      0.017     0.233
5979581      $ 398,634.68  80.00                           0.250      0.017     0.733
5979628      $ 408,359.95  73.69                           0.250      0.017     0.233
5979709      $ 428,886.98  79.63                           0.250      0.017     0.233
5979762      $ 339,238.27  79.63                           0.250      0.017     0.483
5979841      $ 388,306.08  77.53                           0.250      0.017     0.358
5980964      $ 498,678.36  80.00                           0.250      0.017     1.108
5980976      $ 459,297.79  20.22                           0.250      0.017     0.358
5981015      $ 496,616.86  80.00                           0.250      0.017     1.108
5981120      $ 348,927.28  79.54                           0.250      0.017     0.858
5981142      $ 304,091.75  78.04                           0.250      0.017     1.108
5981160      $ 490,327.19  80.00                           0.250      0.017     0.983
5981176      $ 318,480.83  80.00                           0.250      0.017     0.983
5983833      $ 359,477.61  80.00                           0.250      0.017     0.608
5983841      $ 319,110.37  78.05                           0.250      0.017     0.858
5903185      $ 423,591.02  59.03                           0.250      0.017     1.108
5921065      $ 682,947.38  66.50                           0.250      0.017     0.483
5921401      $ 537,789.46  67.50                           0.250      0.017     0.983
5921848      $ 518,402.63  58.10                           0.250      0.017     0.358
5958601      $ 535,288.99  64.70                           0.250      0.017     1.358
5958932      $ 299,392.10  54.05                           0.250      0.017     0.983
5959033      $ 418,824.99  56.76                           0.250      0.017     0.608
5959055      $ 339,275.43  45.33                           0.250      0.017     0.733
5959855      $ 423,518.29  77.98                           0.250      0.017     0.858
5959886      $ 293,174.32  89.90                12         0.250      0.017     0.858
5960184      $ 574,041.66  75.00                           0.250      0.017     0.983
5960308      $ 606,637.86  80.00                           0.250      0.017     0.483
5960441      $ 279,048.02  78.87                           0.250      0.017     0.983
5960695      $ 454,549.07  80.00                           0.250      0.017     0.858
5960883      $ 396,609.45  79.50                           0.250      0.017     0.483
5960898      $ 440,675.53  78.79                           0.250      0.017     0.483
5960948      $ 349,175.92  76.09                           0.250      0.017     0.233
5960971      $ 530,191.23  80.00                           0.250      0.017     0.983
5961155      $ 344,663.12  76.80                           0.250      0.017     0.983
5951821      $ 409,374.12  72.95                           0.250      0.017     0.358
5902469      $ 374,067.53  51.80                           0.250      0.017     1.108
5903649      $ 189,032.21  80.00                           0.250      0.017     1.608
5904459      $ 489,501.84  75.00                           0.250      0.017     2.108
5914404      $ 335,595.99  80.00                           0.250      0.017     0.733
5914507      $ 373,787.78  64.66                           0.250      0.017     1.233
5914533      $ 429,841.06  80.00                           0.250      0.017     1.358
5914589      $ 366,748.79  79.83                           0.250      0.017     0.983
5914607      $ 307,776.20  80.00                           0.250      0.017     1.108
5914738      $ 285,597.08  94.74                13         0.250      0.017     1.358
5915770      $ 384,454.92  79.99                           0.250      0.017     0.858
5916165      $ 352,238.99  80.00                           0.250      0.017     0.858
5918946      $ 298,518.68  80.00                           0.250      0.017     2.108
5935625      $ 546,802.54  72.97                           0.250      0.017     0.608
5936464      $ 486,039.20  75.00                           0.250      0.017     0.483
5936495      $ 330,102.72  69.68                           0.250      0.017     0.983
5936552      $ 351,915.66  73.54                           0.250      0.017     0.358
5936577      $ 359,131.19  67.29                           0.250      0.017     0.108
5936613      $ 355,509.65  75.00                           0.250      0.017     0.858
5936642      $ 464,955.98  74.56                           0.250      0.017     0.483
5936655      $ 548,509.01  79.71                           0.250      0.017     0.983
5936930      $ 490,763.90  77.48                           0.250      0.017     1.358
5937000      $ 334,211.26  77.91                           0.250      0.017     0.233
5940255      $ 349,028.52  80.00                           0.250      0.017     1.108
5940304      $ 474,357.63  79.99                           0.250      0.017     1.358
5942742      $ 275,411.82  80.00                           0.250      0.017     0.733
5943011      $ 304,182.37  80.00                           0.250      0.017     0.983
5943269      $ 202,379.63  67.63                           0.250      0.017     2.358
5943460      $ 387,233.40  80.00                           0.250      0.017     1.108
5950169      $ 275,251.76  80.00                           0.250      0.017     0.983
5952238      $ 223,510.52  80.00                           0.250      0.017     0.608
5952323      $ 110,466.90  75.41                           0.250      0.017     2.358
5952342      $ 138,043.56  74.86                           0.250      0.017     0.983
5954235      $ 487,904.45  69.86                           0.250      0.017     0.483
5954248      $ 409,126.24  78.10                           0.250      0.017     0.733
5954295      $ 146,702.10  73.50                           0.250      0.017     0.983
5954799      $ 411,161.31  80.00                           0.250      0.017     0.983
5954866      $ 332,253.94  73.91                           0.250      0.017     0.483
5962994      $ 187,568.20  69.89                           0.250      0.017     0.358
5964133      $ 376,732.72  80.00                           0.250      0.017     0.358
5964692      $ 442,007.52  75.73                           0.250      0.017     0.483
5970431       $ 69,895.78  60.87                           0.250      0.017     0.483
5972141      $ 311,535.45  80.00                           0.250      0.017     0.483
5972184      $ 304,751.12  80.00                           0.250      0.017     0.483
5972243      $ 340,197.10  50.52                           0.250      0.017     0.233
5972340      $ 199,429.32  66.66                           0.250      0.017     0.233
5901447      $ 271,401.39  78.00                           0.250      0.017     1.108
5919079      $ 319,110.41  80.00                           0.250      0.017     0.858
5949482      $ 339,006.25  80.00                           0.250      0.017     0.608
5876773      $ 349,134.79  94.99                12         0.250      0.017     1.108

          $ 63,471,285.34


COUNT:           160
WAC:     7.824931432
WAM:     356.2009123
WALTV:   74.38234635



WFMBS
WFHMI / 2001-16  Exhibit F-2 (continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)       (xvii)                              (xviii)
---       ------                              -------

MORTGAGE                                      NMI
LOAN                                          LOAN
NUMBER    SERVICER                            SELLER
------    --------                            ------

5947297   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5947376   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5947832   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5974903   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5974923   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5977194   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5977212   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5978472   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5978510   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5978541   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5978561   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5978607   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5978627   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5979189   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5980753   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5980882   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5985673   CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5892441   CHEVY CHASE SAVINGS BANK            CHEVY CHASE SAVINGS BANK
5917309   CHEVY CHASE SAVINGS BANK            CHEVY CHASE SAVINGS BANK
5917365   CHEVY CHASE SAVINGS BANK            CHEVY CHASE SAVINGS BANK
5917397   CHEVY CHASE SAVINGS BANK            CHEVY CHASE SAVINGS BANK
5917419   CHEVY CHASE SAVINGS BANK            CHEVY CHASE SAVINGS BANK
5945317   CHEVY CHASE SAVINGS BANK            CHEVY CHASE SAVINGS BANK
5904726   COLONIAL SAVINGS & LOAN             COLONIAL SAVINGS & LOAN
5915494   COLONIAL SAVINGS & LOAN             COLONIAL SAVINGS & LOAN
5835177   CUNA MUTUAL MORTGAGE CORP           CUNA MUTUAL MORTGAGE CORP
5889350   FIRST NATIONWIDE MORTGAGE CO        FIRST NATIONWIDE MORTGAGE CO
5889500   FIRST NATIONWIDE MORTGAGE CO        FIRST NATIONWIDE MORTGAGE CO
5903730   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5903824   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5906602   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5906733   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5909545   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5909599   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5909704   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5909954   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5910000   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5953970   FLEET REAL ESTATE FUNDIN            FLEET REAL ESTATE FUNDIN
5953984   FLEET REAL ESTATE FUNDIN            FLEET REAL ESTATE FUNDIN
5954123   FLEET REAL ESTATE FUNDIN            FLEET REAL ESTATE FUNDIN
5954728   FLEET REAL ESTATE FUNDIN            FLEET REAL ESTATE FUNDIN
5954926   FLEET REAL ESTATE FUNDIN            FLEET REAL ESTATE FUNDIN
5954944   FLEET REAL ESTATE FUNDIN            FLEET REAL ESTATE FUNDIN
5955187   FLEET REAL ESTATE FUNDIN            FLEET REAL ESTATE FUNDIN
5965924   FLEET REAL ESTATE FUNDIN            FLEET REAL ESTATE FUNDIN
5878651   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5890647   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5896448   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5906689   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5921513   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5937968   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5960671   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5960781   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5960895   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5961456   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5961549   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5975303   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5975379   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5975416   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5975435   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5975505   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5975524   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5975579   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5975599   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5975618   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5975744   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5976199   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5976435   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5976792   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5977141   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5977241   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5977335   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5977351   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5977364   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5977378   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5977391   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5979552   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5979581   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5979628   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5979709   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5979762   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5979841   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5980964   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5980976   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5981015   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5981120   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5981142   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5981160   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5981176   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5983833   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5983841   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5903185   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5921065   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5921401   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5921848   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5958601   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5958932   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5959033   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5959055   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5959855   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5959886   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5960184   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5960308   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5960441   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5960695   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5960883   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5960898   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5960948   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5960971   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5961155   HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5951821   HUNTINGTON MORTGAGE COMPANY         HUNTINGTON MORTGAGE COMPANY
5902469   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5903649   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5904459   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5914404   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5914507   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5914533   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5914589   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5914607   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5914738   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5915770   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5916165   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5918946   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5935625   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5936464   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5936495   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5936552   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5936577   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5936613   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5936642   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5936655   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5936930   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5937000   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5940255   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5940304   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5942742   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5943011   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5943269   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5943460   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5950169   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5952238   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5952323   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5952342   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5954235   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5954248   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5954295   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5954799   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5954866   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962994   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964133   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964692   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5970431   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5972141   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5972184   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5972243   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5972340   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5901447   OLD KENT MORTGAGE COMPANY           OLD KENT MORTGAGE COMPANY
5919079   OLD KENT MORTGAGE COMPANY           OLD KENT MORTGAGE COMPANY
5949482   OLD KENT MORTGAGE COMPANY           OLD KENT MORTGAGE COMPANY
5876773   WASHINGTON MUTUAL BANK, F.A.        WASHINGTON MUTUAL BANK, F.A.


COUNT:                                    160
WAC:                              7.824931432
WAM:                              356.2009123
WALTV:                            74.38234635

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)


Loan Information

      Name of Mortgagor:                  ____________________________________

      Servicer
      Loan No.:                           ____________________________________

Custodian/Trust Administrator

      Name:                               ____________________________________

      Address:                            ____________________________________

      Custodian/Trustee
      Mortgage File No.:                  ____________________________________

Seller

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 2001-16

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 2001-16, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of June 28, 2001 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )     Mortgage recorded on _____________________ as instrument no.
        ______________ in the County Recorder's Office of the County of
        ____________________, State of _______________________ in
        book/reel/docket ____________________ of official records at page/image
        ____________.

( )     Deed of Trust recorded on ____________________ as instrument no.
        _________________ in the County Recorder's Office of the County of
        ___________________, State of _________________ in book/reel/docket
        ____________________ of official records at page/image ____________.

( )     Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
        ______________________________ as instrument no. ______________ in the
        County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

        ( )   _____________________________________________

        ( )   _____________________________________________

        ( )   _____________________________________________

        ( )   _____________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

(1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

(4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION



                                By:____________________________________
                                   Name:
                                   Title:

Date: ________________, 20__

                                    EXHIBIT H

            AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.    That the Purchaser's Taxpayer Identification Number is [    ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-16, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.

                                        [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.




Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

            [Letter from Transferor of Class [A-R][A-LR] Certificate]



                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Re:   Wells Fargo Asset Securities Corporation,
      Series 2001-16, Class [A-R][A-LR]

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                  Very truly yours,

                                                    [Transferor]

                                                ----------------------

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-16
                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                      ________________ __, _____

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-16, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of June 28, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-16.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

            Section 3.  Transfer of Class [B-4] [B-5] [B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4] [B-5] [B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4] [B-5] [B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [B-4] [B-5] [B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4] [B-5] [B-6] shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4] [B-5] [B-6] bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:____________________________________



                                       Its:___________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L
                              SERVICING AGREEMENTS


                            WFHM Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

               HSBC Mortgage Corporation (USA) Servicing Agreement

                   HomeSide Lending, Inc. Servicing Agreement

            First Nationwide Mortgage Corporation Servicing Agreement

                  Chevy Chase Bank, F.S.B. Servicing Agreement

                    Fleet Mortgage Corp. Servicing Agreement

                  Old Kent Mortgage Company Servicing Agreement

                 Washington Mutual Bank, FA. Servicing Agreement

            Chase Manhattan Mortgage Corporation Servicing Agreement

              CUNA Mutual Mortgage Corporation Servicing Agreement

                    Colonial Savings F.A. Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            ______________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-16, Class (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trust Administrator and the United States Trust Company of New York, as Trustee.

            _____________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least A-1 by Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by S&P or Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and
(B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02      Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01      Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02   Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03 Purchaser's Election to Commence Foreclosure
Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04      Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01      Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-16." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02      Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03      Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04      Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01      Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02      Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03      Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04      Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,

                  __________________________________
                  __________________________________
                  __________________________________
                  Attention: _______________________


            Section 4.05      Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06      Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07      Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08      Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09      Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                Wells Fargo Bank Minnesota, National Association

                                By:____________________________________
                                   Name:
                                   Title:



                                ________________________________________________



                                By:____________________________________
                                   Name:
                                   Title:

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
               Mortgage Pass-Through Certificates, Series 2001-16
                 Applicable Unscheduled Principal Receipt Period

                                       Full Unscheduled      Partial Unscheduled
Servicer                              Principal Receipts     Principal Receipts
--------                              ------------------     ------------------

WFHM (Type 1)                              Mid-Month              Mid-Month
National City Mortgage Co.                 Mid-Month             Prior Month
HomeSide Lending, Inc.                    Prior Month            Prior Month
HSBC Mortgage Corporation (USA)            Mid-Month             Prior Month
Chevy Chase Bank, F.S.B.                   Mid-Month             Prior Month
Old Kent Mortgage Company                  Mid-Month             Prior Month
Fleet Mortgage Corp.                       Mid-Month             Prior Month
First Nationwide Mortgage Corp.            Mid-Month             Prior Month
Washington Mutual Bank, F.A.               Mid-Month             Prior Month
The Huntington Mortgage Company            Mid-Month             Prior Month
CUNA Mutual Mortgage Corporation           Mid-Month             Prior Month
First Union Mortgage Corporation           Mid-Month             Prior Month
Colonial Savings, F.A.                     Mid-Month             Prior Month
Chase Manhattan Mortgage Corporation       Mid-Month             Prior Month